EXHIBIT 10.33

                       AMENDED & RESTATED

                         SHOWBOAT MARINA

                      PARTNERSHIP AGREEMENT

                       AMENDED & RESTATED

              SHOWBOAT MARINA PARTNERSHIP AGREEMENT

                        TABLE OF CONTENTS

                                                           Page

1.     Definitions                                          2
1.1    Affiliate                                            2
1.2    Agreement                                            2
1.3    Budget                                               2
1.4    Capital Account                                      2
1.5    Capital Budget                                       3
1.6    Capital Contribution                                 3
1.7    Carrying Value                                       3
1.8    Casino Facilities                                    3
1.9    Code                                                 3
1.10   Commission                                           3
1.11   Comparable Companies                                 4
1.12   Development Expenses                                 4
1.13   Distributable Cash                                   4
1.14   Effective Date                                       4
1.16   Ground                                               4
1.17   Indiana Uniform Partnership Act                      4
1.18   Interest                                             5
1.19   Losses                                               5
1.20   Managing Partner                                     5
1.21   Minimum Gain                                         5
1.22   Nonrecourse Deductions                               5
1.23   Opening                                              5
1.24   Operating Budget                                     5
1.25   Partners                                             5
1.26   Partnership                                          5
1.27   Partnership's Auditor                                5
1.28   Percentage Interest                                  5
1.29   Person                                               6
1.30   Project                                              6
1.31   Regulations                                          6
1.32   Vessel                                               6
2.     Formation of the Partnership; Name; Applicable Law;
       Etc.                                                 6
2.1    Formation of Partnership                             6
2.2    Applicable Law                                       6
2.3    The Scope of Partner's Authority                     6
2.4    Business Purposes                                    6
2.5    Term of Partnership                                  7

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2.6    Principal Place of Business                          7
2.7    Property of the Partnership                          7
2.8    Certificate                                          7
2.9    Licensing                                            7
3.     Funding of the Partnership                           8
3.1    The Percentage Interest of Each Partner in the
       Partnership                                          8
3.2    Capital Accounts                                     8
3.3    Return of Capital Contributions                      9
3.4    No Priority                                          9
3.5    Preferential Return                                 10
3.6    Loans                                               10
3.7    (Deleted - no longer used)                          10
3.8    Contributions                                       10
3.9    Failure to Contribute                               11
4.     Allocations and Distributions                       12
4.1    Definitions                                         12
4.2    Allocation of Income, Gain, Loss, Deduction
       (Including Depreciation), and Credit                12
4.3    Distributions and Investment of Cash                16
4.4    Development Fee                                     17
5.     Management of the Partnership                       18
5.1    Managing Partner                                    18
5.2    Restrictions                                        18
5.3    Actions Requiring Unanimous Consent of the Partners 19
5.4    Dealings with Affiliates                            20
5.5    Removal of Managing Partner                         20
5.6    Ground                                              20
5.7    Partnership Debts                                   20
5.8    Delegation of Authority                             21
5.9    Other Ventures                                      21
5.10   Exculpation from Liability; Indemnification         21
5.11   Meetings of Partners                                21
5.12   Reports                                             22
5.13   Partnership Development Financing                   22
5.14   Management Agreement                                24
6.     Put Option                                          24
7.     Transfer of Partner's Interest                      25
7.1    Restrictions on Transfer                            26
7.2    Right of First Refusal                              26
7.3    Continuing Liability                                26
8.     PARTNER DEFAULT                                     27
8.1    Definition of Default                               27
8.2    Defaults                                            27
8.3    Buyout Remedy                                       27
8.4    Injunctive Relief                                   28
9.     Determination of Fair Market Value                  28

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9.1    Fair Market Value                                   28
10.    Force Majeure                                       29
10.1   Force Majeure Defined                               29
10.2   Actions to Resolve Force Majeure Events             29
11.    Termination and Liquidation of Partnership          30
11.1   Termination                                         30
11.2   Winding Up and Liquidation                          30
11.3   Bankruptcy or Insolvency; Involuntary Transfer      31
12.    Disclosure of Other Business Interest Conflicts;
       Business Opportunity                                32
12.1   Other Business Interests                            32
12.2   Competition                                         32
12.3   Business Opportunity                                33
13.    Tax Matters; Books and Records; Accounting          33
13.1   Tax Matters                                         33
13.2   Indemnity Against Breach                            34
13.3   Records                                             34
13.4   Notices                                             35
13.5   Reports to Partners                                 36
14.    Trademarks and Licenses                             36
14.1   Showboat Marks                                      36
14.2   Use of Marks by Partnership                         36
15.    General Provisions                                  36
15.1   Foreign Gaming Licenses                             36
15.2   Entire Agreement                                    36
15.3   Counterparts                                        37
15.4   Captions                                            37
15.5   Amendment                                           37
15.6   Grammatical Changes                                 37
15.7   Successors and Assigns                              37
15.8   Consent of Partners                                 37
15.9   No Waiver                                           37
15.10  Disputes                                            38
15.11  Partial Invalidity                                  38
15.12  Cooperation with Nevada, Louisiana and New Jersey
       Gaming Authorities                                  38
15.13  Administrative/Development/Trademark/License Fees   38
15.14  Applicable Law:  Jurisdiction                       39
15.15  Financing Fees                                      39

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                       AMENDED & RESTATED

              SHOWBOAT MARINA PARTNERSHIP AGREEMENT

This Amended & Restated Showboat Marina Partnership Agreement, dated as of the 1st day of March, 1996, is executed by and between:

          WATERFRONT   ENTERTAINMENT  AND  DEVELOPMENT,
          INC.  ("Waterfront"), an Indiana  corporation
          with  its registered office at 8101 Polo Club
          Drive,  Suite D, Merrillville, Indiana 46410,
          appearing  herein  by  and  through   Michael
          Pannos,   its   President,  duly   authorized
          hereunto:

                               and

          SHOWBOAT    INDIANA    INVESTMENT     LIMITED
          PARTNERSHIP ("Showboat"), a Nevada limited partnership with its registered office at 2800 Fremont Street, Las Vegas, Nevada 89104, appearing herein by and through J. Kell
          Houssels, III, Chairman of the Board of its general partner, Showboat Indiana, Inc., duly authorized hereunto;

                      W I T N E S S E T H:

WHEREAS, Waterfront and Showboat formed the Partnership pursuant to a Partnership Agreement dated January 31, 1994 (the "Original Agreement")to construct, acquire, own, and operate an excursion cruise vessel casino on Lake Michigan from a port in East Chicago, Indiana, including all equipment and other facilities required to own and operate the excursion cruise vessel casino, including, but not limited to, docks, piers, restaurants, entertainment facilities, vehicular parking area(s), waiting areas, administrative offices for, but not limited to, accounting, purchasing, and management information services (including offices for management personnel) and other areas utilized in support of the operations of the excursion cruise vessel, and for the other purposes set forth in the Original Agreement ; and

WHEREAS, since January 31, 1994, Waterfront and Showboat have submitted applications with the Indiana Gaming Commission ("Commission") to operate a licensed excursion cruise vessel casino on Lake Michigan from a port in East Chicago, Indiana; and

WHEREAS, as a part of the applications filed with the Commission, Waterfront and Showboat have continuously evaluated the total costs and expenses of constructing the excursion cruise vessel casino and related facilities and believe that the total costs and expenses have increased to an amount of up to $195 million, which is $105 million higher than originally specified in the Partnership Agreement; and

WHEREAS, following discussions with investment bankers and  other
consultants,   the  parties  have  determined  that   development
financing for the Project may not be obtained by the Partnership at interest rates of 15% per annum or less; and

WHEREAS, under the Original Agreement, either the increase of costs or the inability to obtain development financing at interest rates of 15% or less permits either Partner to terminate the Partnership unless the Partners can mutually agree to appropriate courses of action to resolve the condition; and

WHEREAS, the Partnership has been advised by its financial advisors that it should form a subsidiary partnership to own and operate the Project and to obtain the Development Financing making the Partnership the holder of partnership interests instead of the operator and owner of the Project; and

WHEREAS, the Partners, following good faith discussions, are executing this Amended & Restated Showboat Marina Partnership Agreement to resolve the matters identified in the foregoing Recitals and to make such other changes to the Original Agreement as the Partners deem necessary and advisable.

Now, Therefore, in consideration of the covenants herein contained and intending to be mutually bound thereby, the parties hereto agree as follows:

1.    Definitions

      1.1   Affiliate

            The term "Affiliate" when used with respect to any Person specified herein, shall mean any other Person who (i) controls, is controlled by or is under common control with such specified Person; (ii) is an officer or director of, partner in, shareholder of, or trustee of, or serves in a similar capacity with respect to, a Person specified in clause (i); or (iii) is a twenty-five percent (25%) or more owned subsidiary, spouse, father, mother, son, daughter, brother, sister, uncle, aunt, nephew or niece or any Person described in clauses (i) or
            (ii). The term "control" shall mean and include ownership of a 25% or greater equity interest in such other Person.

      1.2   Agreement

            This  Amended & Restated Showboat Marina  Partnership
            Agreement, as originally executed and as amended, modified, supplemented, or restated, from time to time, as the context may require.

      1.3   Budget

            A   Capital  Budget  or  an  Operating  Budget.   All
            Budgets   shall   set  forth  the   assumptions   and
            qualifications underlying their preparation.

      1.4   Capital Account

            A separate account maintained for each Partner and determined strictly in accordance with the rules set forth in Section 704(b) of the Code, as amended, and
            Section 1.704-1(b)(2)(iv) of the Regulations. In accordance with those sections, a Partner's capital account shall be equal to the amount of money contributed by the Partner and the fair market value of any property contributed by the Partner (net of any liability secured by the property or to which the property is subject), increased by allocations of Net Income to the Partner and decreased by
            (a)  the  amount of money distributed to the Partner,
            (b)   the   fair   market  value  of   any   property
            distributed  to  the

            Partner by the Partnership (net of any liability secured by the property or to which the property is subject), (c) the Partner's share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code and (d) the net losses allocated to the Partner. To the extent that anything contained
            herein     shall      be      inconsistent       with
            Section 1.704-1(b)(2)(iv) of the Regulations, the Regulations shall control.

      1.5   Capital Budget

            A budget setting forth all estimated sources and uses of funds for the initial development, including related road improvements to the Project, renovation, repair or replacement of the Project.

      1.6   Capital Contribution

            The amount of cash and the Carrying Value of any property (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Code Section 752) contributed by a party in exchange for an Interest in the Partnership.

      1.7   Carrying Value

            The  adjusted basis of any assets of the Partnership,
            as   determined  for  federal  income  tax  purposes,
            except:

            (A) The initial Carrying Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

            (B) The Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Section 3.2(c) and (d) of this Agreement if the Partnership has elected to adjust the Partners' Capital Accounts as provided in such Section; and

            (C) If the Carrying Values of the Partnership assets have been determined pursuant to clause (a) or (b) of this section, such Carrying Values shall be adjusted thereafter in the same manner as the assets' adjusted bases for federal income tax purposes, except that the depreciation deductions shall be computed in accordance with this Agreement.

1.8   Casino Facilities

      All  equipment  and other property used in connection  with the ownership and operation of the Vessel and anything used in connection with or in support of the Vessel including, but not limited to, docks, piers, restaurants, entertainment facilities, vehicular parking area(s), working areas, restrooms, administrative offices for, but not limited to, accounting, purchasing, and management information services (including offices for Showboat management personnel).

1.9   Code

      The Internal Revenue Code of 1986, as amended, including the corresponding provisions of any succeeding law.

1.10  Commission

      The Indiana Gaming Commission.

1.11  Comparable Companies

      The following seven (7) companies: Argosy Gaming Co.; Presidents Riverboat Casinos, Inc.; Grand Casinos, Inc.; Aztar Corp.; Caesar's World, Inc.; Bally Manufacturing Corp.; and Showboat, Inc. A substitution may be made only by unanimous agreement of the Partners. The Partners agree that Empress River Casino Corporation ("Empress") shall be a Comparable Company only if, at the time any calculations shall be made using data related to Comparable Companies, the Empress shall have issued to the public any security in an offering registered with the Securities and Exchange Commission. In the event that Empress is included as a Comparable Company, it shall replace Aztar Corp. or, if that company is not then a Comparable Company, it shall replace one of the companies deriving the principal portion of its net revenue from riverboat operations as mutually agreed between the Partners.

1.12  Development Expenses

      All expenses incurred in connection with the development of the Project which were paid by either Partner and not reimbursed by the Partnership. Each partner agrees to prepare a budget reasonably detailing the Development Expenses to be incurred by such Partner. Within thirty
      (30) days of the Effective Date each Partner shall submit to the other Partner, for the other Partner's approval (which approval cannot be unreasonably withheld or delayed) its Development Expenses budget. The other Partner shall have twenty (20) days to review the
      Development Expenses budget. Any dispute regarding the budget shall be resolved by arbitration. The Development Expenses budget may be amended from time to time with both Partners' written consent which neither Partner may unreasonably withhold or delay. Expenses not included in the Development Expenses budget shall not be reimbursed by the Partnership. Each Partner shall provide to the Partnership a monthly detailed accounting, with supporting documentation, of said Development Expenses paid by the Partner.

1.13  Distributable Cash

      All cash receipts of the Partnership, excluding Capital Contributions and the proceeds of any sale or financing, less cash expenditures, including but not limited to, working capital reserves or other amounts as the Partners reasonably determine to be necessary or appropriate for the proper operation of the Partnership business, discharge of current indebtedness, and, where appropriate, its winding up and liquidation.

1.14  Effective Date

      The Effective Date of this Agreement shall be the date upon which Waterfront and Showboat executed the Original
      Agreement.

1.15  Ground

      The site for the Casino Facilities located on land which the Partnership will have acquired by a ground lease, option to purchase, acquisition in fee or other agreement conveying control of the site to the Partnership.

1.16  Indiana Uniform Partnership Act

      The   law   of  the  State  of  Indiana  governing  general
      partnerships codified at IC 23-4-1-1 et seq., as amended.

1.17  Interest

      The entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled pursuant to this Agreement, together with the obligation of such Partner to comply with the terms of this Agreement.

1.18  Losses

      The taxable losses (the excess of allowable deductions over recognizable income items) of the Partnership for a period, or as a result of a transaction, for federal income tax purposes as determined in accordance with Code
      Section 703(a) computed with the adjustments required under this Agreement.

1.19  Managing Partner

      The Managing Partner of the Partnership will be Showboat, subject to removal as provided herein.

1.20  Minimum Gain

      The amount determined strictly in accordance with the principles of Section 1.704-2(b)(2) of the Regulations.

1.21  Nonrecourse Deductions

      The Partnership's deductions characterized as "nonrecourse deduction" under Section 1.704-2(b)(1) of the Treasury
      Regulations.

1.22  Opening

      The date the Project opens to the public for business for gaming activities by paying customers.

1.23  Operating Budget

      A budget setting forth all of the estimated sources and uses of funds for the operation of the Project for a specified period. The Operating Budget shall be reviewed and evaluated quarterly.

1.24  Partners

      The   Partners  of  the  Partnership  are  Waterfront   and
      Showboat.

1.25  Partnership

      This   Showboat  Marina  Partnership,  an  Indiana  general
      partnership, and its successor entities.

1.26  Partnership's Auditor

      The initial independent auditor for the Partnership shall be KPMG Peat Marwick.

1.27  Percentage Interest

      With respect to each Partner, the Interest of such Partner expressed as a percentage of the total of the Interests of all Partners as set forth in Section 3.1 of the Agreement.

1.28  Person

      Any    individual,   partnership,   limited    partnership,
      corporation,   limited  liability  company,  unincorporated
      association, or other entity.

1.29  Project

      The excursion cruise vessel casino development to be acquired, developed in the City of East Chicago, in the
      State of Indiana, and operated on Lake Michigan. Total costs and expenses associated with the Project shall not exceed $195,000,000 or be less than $170,000,000, subject to Section 10.

1.30  Regulations

      The regulations of the United States Treasury Department pertaining to the Code, as amended, and any successor provision(s).

1.31  Vessel

      The excursion cruise vessel casino to be owned and operated by the Partnership on Lake Michigan, Indiana, in conjunction with the Casino Facilities. The gaming area, to be contained in the Vessel, shall be approximately 51,000 square feet.

2.    Continuation of Partnership

2.1   Continuation of Partnership

      The Partners hereby agree to continue the Partnership originally formed on the Effective Date as a general partnership under the Indiana Uniform Partnership Act under the name and style of Showboat Marina Partnership, and on the terms and conditions set forth herein. This Agreement shall amend and restate the Original Agreement in its entirety effective as of the date hereof.

2.2   Applicable Law

      The   rights  and  obligations  of  the  Partners  and  the
      administration and termination of the Partnership shall be governed by the Indiana Uniform Partnership Act and this Agreement.

2.3   The Scope of Partner's Authority

      Except as otherwise expressly provided herein, no Partner shall have any authority to act on behalf of, or in the name of, the Partnership, or to enter into or assume any commitment or obligation or responsibility on behalf of any other Partner or the Partnership.

2.4   Business Purposes

      The purposes of the Partnership are (a) to acquire, design, construct, own and operate the Project, (b) to acquire, lease, sell, or otherwise dispose of other properties used or useful in connection with the foregoing, (c) to carry on any other activities necessary or incidental to the foregoing, and (d) to engage in any other business if such business is approved and agreed upon unanimously by the Partners prior to entering into such business.

2.5   Term of Partnership

      (a) Initial Term. The Partnership is constituted for an initial term ending December 31, 2023, and shall be continued for successive 1-year terms thereafter until terminated as provided in section "b" below, by operation of law or as otherwise provided in this Agreement.

      (b) Termination by Partner. If a Partner desires that the Partnership terminate upon the expiration of the initial term of the Partnership or any renewal term thereafter, such Partner shall give written notice to the other Partner of its intention to cause such termination at least 90 days prior to the end of the initial term or any renewal term thereafter, and the Partnership shall terminate at the end of the initial term or such renewal term, as the case may be, and shall thereafter be liquidated in accordance with the provisions of Section 11 hereof.

2.6   Principal Place of Business

      The principal business establishment of the Partnership shall be located in East Chicago, Indiana and shall be mutually chosen by the Partners. The Managing Partner may, in its sole discretion, change the location of the principal place of business of the Partnership, and, if it does so, it shall promptly notify Waterfront of such new location within five (5) days of such change. Notwithstanding the foregoing, in the event the Managing Partner desires to change the location of the principal business establishment of the Partnership to a location outside of East Chicago, the Managing Partner shall obtain the consent to such change from Waterfront, whose consent may not be unreasonably withheld or delayed.

2.7   Property of the Partnership

      All personal property and real property owned or leased by the Partnership shall be deemed to be owned or leased by the Partnership and none of the Partners shall have any right, title, or interest therein; provided, however, that a Partner may be a lessor or sublessor of property which is leased to the Partnership. To the extent permitted by law, title to all property owned by the Partnership shall be held by the Partnership in its name.

2.8   Certificate

      Upon the execution of the Original Agreement, the Managing Partner shall perform all acts necessary to assure the prompt filing of such certificate of fictitious or assumed business name as is required by Indiana law, and shall perform all other acts required by Indiana law or any other law to perfect and maintain the Partnership as a Partnership under the laws of the State of Indiana.

2.9   Licensing

      Each Partner covenants to use its best efforts to diligently obtain all state and local licenses, including gaming licenses, necessary to conduct gaming operations in the Project. The Partners agree to provide each other with copies of all applications, reports, letters and other documents filed or provided to the state or local licensing authorities. In the event that either Partner as a result of a communication or action by the Commission or on the basis of consultations with its gaming counsel and/or other professional advisors, reasonably believes in good faith, with the concurrence of the other Partner's board of directors, that the Commission is likely to:
      (i) fail to license and/or approve the Partnership or its Affiliates to own and operate any gaming related businesses; (ii) grant required gaming licensing and/or
      approval   only  upon  terms
      and conditions which are unacceptable to Showboat and Waterfront; (iii) significantly delay the licensing and/or approval contemplated under this Agreement; or (iv) revoke any existing license or casino operating contract of the Partnership or its Affiliates, due to concerns of any aspect of the suitability of a particular shareholder or owner of an interest in a Partner or its Affiliate, then the Partner shall divest itself of its interest in the Affiliate or cause such shareholder or owner of an interest in the Partner or the Affiliate to divest itself of such interest. If, however, the events described in subparagraphs (i) through (iv) arise from concerns with respect to the suitability of a particular Partner ("Selling Party") then the Selling Party's entire interest in the Partnership may be purchased by the other Partner at a purchase price equal to the greater of the then fair market value of the Selling Party's Partnership Interest or the unreturned Capital Contributions and unreimbursed Development Expenses of the Selling Party. The fair market value shall be determined in accordance with
      Section 9.1.

3.    Funding of the Partnership

3.1   The Percentage Interest of Each Partner in the Partnership

      The Percentage Interests of the Partners shall be:

                    Waterfront       45%
                    Showboat         55%
                                    100%

3.2   Capital Accounts

      (a) A separate Capital Account shall be maintained by the Partnership for each Partner in accordance with
            Section   704(b)   of   the  Code   and   Regulations
            Section 1.704-1(b)(2)(iv). Each Partner's capital account shall be (i) credited for each contribution of capital (at net fair market value) and allocations to the Partner of Partnership Income and Gain, and (ii) debited for each allocation of Partnership Loss and Deduction (including Depreciation), all as set forth in Section 4 hereof, and by the amount of money and other property (at net fair market value) distributed to the Partner by the Partnership.

      (b) If the Partnership at any time distributes any of its assets in kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined in this Agreement) of the profits or losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

      (c) In the event the Partnership makes an election under Code Section 754, the amounts of any adjustment to the basis (or Carrying Value) of assets of the Partnership made pursuant to Code Section 743 shall be reflected in the Capital Accounts of the Partners, and the amounts of any adjustments to the basis (or Carrying Value) of assets of the Partnership made pursuant to Code Section 734 as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partner's capital accounts) shall be reflected in the Capital Accounts of the Partner in the manner prescribed in regulations promulgated under Code
            Section 704(b).

      (d) If elected by the Partnership, upon the occurrence of any of the following events, the Capital Account balance of each Partner shall be adjusted to reflect the Partner's allocable share (as determined under this Agreement) of the profits and losses that would be realized by the Partnership if it sold all of its property at its fair market value on the day of the adjustment: (i) any increase in any new or existing Partner's Interest resulting from the contribution of cash or property by such Partner to the Partnership; (ii) any reduction in any Partner's Interest resulting from a distribution of such Partner in redemption of all or a portion of such Partner's Interest in the Partnership; and
            (iii)   whenever   else  allowed   under   applicable
            Regulations.

      (e) In the event of a permitted transfer of an Interest of a Partner pursuant to the terms of this Agreement, the Capital Account of the Transferor Partner shall become the Capital Account of the transferee Partner to the extent it relates to the transferred interest.

      (f)   The  provisions  of  this  section  relating  to  the
            maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. If it is determined that it is a burden to modify the manner in which Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liability secured by property contributed to or distributed by the Partnership or which are assumed by the Partnership or any of the Partners) in order to comply with such Regulation, after obtaining advice from the Partnership's Auditor the Partners may make such modification provided that there is no material effect upon the amounts otherwise distributable to any Partner upon dissolution of the Partnership.

3.3   Return of Capital Contributions

      Except as may otherwise be provided herein, no Partner shall be entitled to demand or receive the return of any Capital Contribution made by such Partner. No Partner shall be entitled to demand and receive property other than cash in return for such Partner's Capital Contribution. Notwithstanding the foregoing:

      (a) at such time as the Partnership and its Partners are licensed by the Commission, one-half (1/2) of Waterfront's Capital Contribution and unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in Section 3.5, shall be returned to Waterfront by the Partnership; and

      (b) within six months after the Opening, the Partnership shall return to Waterfront its remaining unpaid Capital Contribution and unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in Section 3.5.

      If the Partnership has insufficient funds to return such amounts, Showboat shall make an immediate cash Capital Contribution or loan to the Partnership in an amount sufficient for the Partnership to discharge its obligations to Waterfront.

3.4   No Priority

      Unless otherwise agreed or as provided in this Agreement, no Partner shall have any priority over any other Partner with respect to distributions or the return of Capital
      Contributions.

3.5   Preferential Return

      Each Partner shall be entitled to a preferential, cumulative, but not compounded, annual return of twelve percent (12%) on such Partner's outstanding Capital Contribution and unreimbursed Development Expenses until the Capital Contribution, unreimbursed Development Expenses and interest thereon are paid in full.

3.6   Loans

      The Partners, or any of them, upon prior unanimous consent of the Partners, may lend, or procure the lending of, money or property to or for the Partnership upon such terms and conditions as may be agreed upon at that time. Except as otherwise provided herein, any loans made to the Partnership by the Partners shall be entitled to a cumulative, but not compounded, annual return of twelve percent (12%) on the outstanding loan balance until the loan and such return thereon has been paid in full. Such loans shall not be considered contributions to the capital of the Partnership. Except as otherwise provided herein, the annual return on such loans shall be paid out of
      Distributable Cash or the proceeds of the sale or refinancing of part or all of the assets of the
      Partnership  (in  connection with the  termination  of  the
      Partnership or otherwise) in the same priority as the preferred return on the Partners' outstanding Capital Contributions and unreimbursed Development Expenses is payable pursuant to Sections 4.3.b(iv), 4.3.d(iv) or 11.2(f), as the case may be. The principal amount of any such loans shall be paid out of Distributable Cash or the proceeds of the sale or refinancing of part or all of the assets of the Partnership (in connection with the termination of the Partnership or otherwise) in the same priority as the Partners' outstanding Capital Contributions and unreimbursed Development Expenses is payable pursuant to Sections 4.3.b(v), 4.3.d(v) or 11.2(g), as the case may be.

3.7   (Deleted - no longer used)

3.8   Contributions

      (a) Initial Capital Contribution. Immediately after the Effective Date, the Partners shall contemporaneously each make the following initial Capital Contributions (each Partner's contribution shall be conditioned on the other making its contribution):

            (i)    Waterfront     -    $2,100,000

            (ii)   Showboat       -    $2,600,000

      (b) Additional Capital Contributions. The Partners shall make additional Capital Contributions to the Partnership under the following circumstances, which amounts shall be credited to their respective Capital Accounts:

            (i)    (Deleted - No Longer Used)

            (ii) Showboat - In lieu of an additional Capital Contribution, Showboat shall loan the Partnership a total of $37.4 million. The first $29.525 million of this loan shall bear a preferential return at 12% per annum as provided in Section 3.6 and the remaining $7.875 million shall bear interest as provided in Section 3.9.(a)(iii). Interest on said loan shall be paid in the same manner and priority as provided for the preferred return on loans from Partners pursuant to Section 3.6; or

            (iii) At such other times as the Partners shall unanimously determine that additional funds are needed to carry on the business of the Partnership. In the absence of such agreement, Showboat shall, subject to the limitations in Section 10.2, make such additional Capital Contributions or loans as are needed to carry on the business of the Partnership.

      (c) Additional Capital Contributions pursuant to the first sentence of (iii) above shall be made by the Partners in the following percentages:

                    Waterfront       45%
                    Showboat         55%
                                    100%

3.9   Failure to Contribute

      (a) If either Waterfront or Showboat should fail to make any Capital Contribution or a required loan on or before the date such contribution or loan is due (the "Defaulting Partner"), such failure shall constitute a default under this Agreement and the other Partner (the "Non-Defaulting Partner") may, at any time thereafter while the contribution remains unpaid, serve written notice ("Notice of Demand") upon the Defaulting Partner requiring it to make the Capital Contribution or loan, together with all costs and expenses that may have been incurred by the Partnership by reason of the nonpayment. The Notice of Demand shall specify a date (which shall be not less than ten (10) days after the date of the notice) on which, and the place at which, the contribution or loan and such costs and expenses are to be paid. In the event of the nonpayment of the additional Capital Contribution or loan on such date and at such place, the Non-Defaulting Partner shall have the right:

            (i) To buy the Defaulting Partner's Interest for an amount equal to the fair market value of the Defaulting Partner's Interest, computed as set forth in Section 9.1 (and for purposes of such computation, the valuation date shall be the end of the month next preceding the month in which such contribution or loan should have been made, as set forth in the notice contemplated by this Section), such amount to be payable in cash at a closing to be held in East Chicago, Indiana on a date set by the Non-Defaulting Partner not later than ninety (90) days after the Non-Defaulting Partner gives written notice of such election to the Defaulting Partner, which notice must be given thirty (30) days after the expiration of the period specified in the Notice of Demand, provided, however, that the closing may be extended for a reasonable period of time in the event the procedures set forth in Section 9 have not been completed within said 90-day period;

            (ii)   To   sue   the  Defaulting  Partner   or   any
                   guarantor to cause such Capital Contribution or loan to be made or to sue for damages for the failure to do so; or

            (iii) To advance to the Partnership an amount equal to the Defaulting Partner's required additional Capital Contribution or loan, and the amount so advanced, together with any corresponding Capital Contribution made by the Non-Defaulting Partner for its own account shall be considered loans to the Partnership and shall be repaid by the Partnership to such Non-Defaulting Partner with interest thereon at an annual rate four
                   (4) percentage points above the rate shown in the Wall Street Journal (or its successor publication) from time to time as the prime rate for money center banks but with a floor of twelve percent (12%) per annum, which rate shall be determined on the first day of each month and shall be applied to the loan balance for the month. However, in no event shall the interest rate exceed the maximum lawful rate. Such interest shall be payable quarterly.

      (b) A Non-Defaulting Partner entitled to the remedies set out in subsections (ii) and (iii) above may pursue both simultaneously.

4.    Allocations and Distributions

4.1   Definitions

      As used herein, the terms "Income," "Gain," "Loss," "Deduction," and "Credit" shall have the same meanings as are generally used and understood in the context of subchapter K of the Code, and the term "Depreciation" shall have the same meaning as is generally used and understood in the context of Sections 167 and 168 of the Code.

4.2   Allocation  of  Income,  Gain, Loss,  Deduction  (Including
      Depreciation), and Credit

      (a) General. Each item of Partnership Income, Gain, Loss, Deduction (including Depreciation), and Credit, as determined for federal income tax purposes, shall be allocated between the Partners and shall be credited to (in the case of Income, Gain, and Credit) or charged against (in the case of Loss or Deduction (including Depreciation)), their respective capital accounts in proportion to their Percentage Interests in the Partnership.

      (b)   Compliance  with  Section 704(c)  of  the  Code.   In
            accordance with Section 704(c) of the Code and applicable Regulations, items of Income, Gain, Loss and Deduction (including Depreciation) with respect to any property contributed to the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the fair market value ascribed to that property under this Agreement. In addition, in the event the value of any Partnership asset is required to be adjusted pursuant to the provisions of Section 704(b) and the Regulations thereunder, subsequent allocations of items of Income, Gain, Loss and Deduction (including Depreciation) for tax purposes with respect to such assets shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted value, in the same manner as under Section 704(c) of the Code and the applicable Regulations.

      (c) Special Allocations. Notwithstanding the provisions of Section 4.2(a) above, the following allocations of Profits and Losses shall be made:

            (i) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event that there is a net decrease in the Partnership Minimum Gain during any taxable year, each Partner shall be allocated items of income and gain for such year, and, if necessary, subsequent years, in an amount equal to such Partner's share of the net decrease in such Partnership Minimum Gain during such year in accordance with Section 1.704-2(g) of the Regulations. Any such allocation for a given year shall consist first of gains from the disposition of property subject to Partner non-recourse debt and then, if necessary, a pro rata portion of the Partnership's other items of income and gain for such year. If there is insufficient income and gain in a year to make the allocations specified in this section for all Partners for such year, the income and gain shall be allocated among the Partners in proportion to the respective amounts they would have been allocated had there been an unlimited amount of income and gain for such year. This section is intended to comply with the Minimum Gain Chargeback requirement of Section 1.704-2(f) of the Regulations and shall be interpreted consistent with that section.

            (ii) Partnership Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, in the event there is a net decrease in the Minimum Gain attributable to a Partner non-recourse debt during any taxable year, each Partner with a share of such Minimum Gain shall be allocated income and gain for the year (and, if necessary, subsequent years) in accordance with Section 1.704-2(i) of the Regulations. Any such allocation for a given year shall consist first of gains from the disposition of property subject to Partner non-recourse debt, and then, if necessary, a pro rata portion of the Partnership's other items of income and gain. If there is insufficient income and gain in a year to make the allocations specified in this section for all such Partners for such year, the income and gain shall be allocated among such Partners in proportion to their respective amounts they would have been allocated had there been an unlimited amount of income and gain for such year. This section is intended to
                   comply  with  the Chargeback   requirement  of
                   Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistent with that section.

            (iii) Qualified Income Offset. Any Partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations, which adjustment, allocation or distribution creates or increases a deficit balance in that Partner's Capital Account, shall be allocated items of "book" income and gain in an amount and manner sufficient to eliminate or to reduce the deficit balance in that Partner's Capital Account so created or increased as quickly as possible in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations and its requirements for a "qualified income offset."

                   For purposes of this section, Capital Accounts shall be adjusted as provided for in Sections 1.704-1(b)(2)(ii)(d), 1.704-2(g)(1)
                   and 1.704-2(i)(5) of the Regulations. The Partners intend that the provisions set forth in this section will constitute a "qualified income offset" as described in the Regulations. Regulations shall control in the case of any conflict between those Regulations and this subjection.

            (iv) Allocation of Net Income. The net income of the Partnership shall be allocated as follows: (i) to each Partner with a negative Capital Account, pro rata in an amount equal to (or in proportion to if less than) the amount of the negative Capital Account of each such party; and thereafter (ii) to the Partners in accordance with their Percentage Interests.

            (v)    Allocation  of  Net  Losses  and  Non-Recourse
                   Deductions.

                    (a)   Net   losses  shall  be  allocated   as
                          follows:

                          A.    To  the  Partners  with  positive
                                Capital  Accounts, in  accordance
                                with  the ratio of their positive
                                Capital  Account balances,  until
                                no   Partner   has   a   positive
                                Capital Account; and thereafter,

                          B.    To  the  Partners, in  accordance
                                with    the   ratio   of    their
                                Percentage Interests.

                    (b)   After  the  allocations of net  losses,
                          non-recourse   deductions   shall    be
                          allocated   in  accordance   with   the
                          Partner's Percentage Interests.

                    (c) After the allocations of net losses and non-recourse deductions, Partner non-course deductions shall be allocated between the Partners as required in Section 1.704-2(i)(1) of the Regulations, in accordance with the manner in which the Partner or Partners bear the economic risk of loss for the Partner non-recourse debt corresponding to the Partner non-recourse deductions, and if more than one Partner bears such economic risk of loss for a Partner non-recourse debt, the corresponding Partner non-course deductions must be allocated among such Partners in accordance with the ratios in which the Partners share the economic risk of loss for the party non-recourse debt.

            (vi)   Tax  Allocations.  To the extent permitted  by
                   Section 1.704-1(b)(4)(i) of the Regulations, all items of income, gain, loss and deductions for federal and state income tax purposes shall be allocated in accordance with corresponding "book" items in accordance with the principles of Section 704(c) of the Code and Section 1.704-1(b)(4)(i) of the Regulations. Where any provision depends on the Capital Account of any Partner, that Capital Account shall be determined after the operation of all preceding provisions for the year.

            (vii) Varying Interest. Where any Partner's interest, or proportion thereof, is acquired or transferred during a taxable year, the Partnership may choose to implement the provisions of Section 706(d) of the Code in allocating among the varying interests. The methods, hereinabove set forth, by which net income, net losses and distributions are allocated and distributed are hereby expressly consented to by the Partners as an express condition of becoming a Partner.

      (d) Determination of Profits and Losses. For purposes of this Agreement, profits and losses shall be determined in accordance with the accounting method utilized by the Partnership for federal income tax purposes, with the following adjustments:

            (i)    Items  of  gain, loss and deduction  shall  be
                   computed based upon the Carrying Value of each of the Partnerships' assets rather than upon each such asset's adjusted basis for federal income tax purposes.

            (ii)   Any   tax   exempt  income  received  by   the
                   Partnership shall be included as an item of gross income.

            (iii) The difference between the adjusted basis of any assets for federal income tax purposes and the Carrying Value of any assets of the Partnership contributed or deemed contributed to the Partnership shall not be taken into account.

            (iv) Any expenditures of the Partnership described in Section 705(a)(2)(B) (including any expenditures treated as being described in
                   Section 705(a)(2)(B) pursuant to the regulation promulgated under Section 704(b) of the Code) shall be treated as a deductible expense.

      (e) Recapture. In making the allocation of Gain or Profit among the Partners, the ordinary income portion, if any, of such Gain or Profit caused by the recapture of cost recovery or any other deductions shall be allocated among those Partners who were previously allocated the cost recovery or any other deductions in proportion to the amount of such deductions previously allocated to them. It is intended that the Partners, as between themselves, shall bear the burden of recapture caused by cost recovery or other deductions which were previously allocated to them, in proportion to the amount of such deductions which had been allocated to them, notwithstanding that a Partner's share of Profits, Losses or Liabilities may increase or decrease from time to time. Nothing in this Section 4.3(e), however, shall cause the Partners to be allocated more or less Gain or Profit than would otherwise be allocated to them pursuant to this Section 4.

      (f) Allocation Savings Provision. The allocation method set forth in this Section 4 is intended to allocate Profits and Losses to the Partners for federal income tax purposes in accordance with their economic interests in the Partnership while complying with the requirements of Section 704(b) of the Code and the Regulations promulgated thereunder. If in the opinion of the Managing Partner, the allocation of Profits or Losses pursuant to the preceding provisions of this Section 4 shall not
            (1) satisfy the requirements of Section 704(b) of the Code or the Regulations thereunder, (2) comply with any other provisions of the Code or Regulations, or (3) properly take into account any expenditure made by the Partnership or transfer of an interest in the Partnership, then withstanding anything to the contrary contained in the preceding provisions of this Section 4, Profits and Losses shall be allocated in such a manner so as to reflect properly (1), (2) or (3) as the case may be. The Managing Partner shall have the right to amend this Agreement with the consent of Waterfront (whose consent shall not be unreasonably withheld or delayed) to reflect any such change in the method of allocating Profits and Losses.

4.3   Distributions and Investment of Cash

      (a)   (Deleted - No longer used)

      (b)   Distributable   Cash   from   operations   shall   be
            distributed not less frequently than quarterly.   All
            such distributions shall be made to the Partners as follows:

            (i)    first,  payment of the Development Fee if  not
                   previously  paid pursuant to this Section  4.3
                   or pursuant to Section 4.4, below;

            (ii) second, return of Waterfront's Capital Contribution plus unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in
                   Section 3.5, if not previously paid pursuant to this Section 4.3 or pursuant to Section
                   3.3 above;

            (iii) third, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each partner, including, without limitation, any income realized pursuant to
                   Section 4.2(c)(iii) hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

            (iv)   fourth,   any  accrued  and  unpaid  preferred
                   return  on  each Partner's outstanding Capital
                   Contribution  and expenses pursuant to Section
                   3.5 above;

            (v) fifth, to the extent not previously repaid, one-fifth (1/5th) (calculated on an annualized basis together with all prior distributions to such Partner in that calendar year) of each Partner's outstanding Capital Contributions, loans and unreimbursed Development Expenses shall be repaid to the Partners annually beginning one year after the Opening; subject, however, to the limitation that (a) no more than 80% of the Distributable Cash available for disbursement pursuant to the provisions of this subsection shall be distributed pursuant hereto, provided, however, the Partners may mutually agree to repay more than one-fifth (1/5) of each Partner's outstanding Capital Contributions, loans and unreimbursed Development Expenses and (b) the balance of such Distributable Cash shall be available for distribution pursuant to subsection 4.3.b(v) below; and

            (vi)   the  balance,  if  any,  to  the  Partners  in
                   proportion  to   their  respective  Percentage
                   Interests.

      (c) All distributions of cash, except for payment of the Development Fee, reimbursement of Development
            Expenses,   payment  of  any  preferred   return   on
            Partners' Capital Contributions or Development Expenses and repayment to Partners of loans and interest thereon, shall be charged to the Partners' respective Capital Accounts.

      (d)   All  proceeds of the sale or refinancing of  part  or
            all of the assets of the Partnership, net of transaction costs, repayment of debt and reasonable reserves, shall be distributed in the following manner to the Partners:

            (i)    first,  payment of the Development Fee if  not
                   previously paid  pursuant to this Section  4.3
                   or pursuant to Section 4.4, below;

            (ii) second, return of Waterfront's Capital Contribution plus unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in
                   Section 3.5, if not previously paid pursuant to this Section 4.3 or pursuant to Section
                   3.3 above;

            (iii) third, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each partner, including, without limitation, any income realized pursuant to
                   Section 4.2(c)(iii) hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

            (iv)   fourth,   any  accrued  and  unpaid  preferred
                    return  on each Partner's outstanding Capital
                    Contribution and expenses pursuant to Section
                    3.5 above;

            (v) fifth, to the extent not previously repaid, one-fifth (1/5) (calculated on an annualized basis together with all other distributions to such Partner in that calendar year) of each Partner's outstanding Capital Contributions, loans and unreimbursed Development Expenses shall be repaid to the Partners annually (beginning one year after the Opening); subject, however, to the limitation that (a) no more than eighty percent (80%) of the proceeds available for distribution pursuant to the provisions of this subsection shall be distributed pursuant hereto, provided, however, the Partners may mutually agree to repay more than one-fifth (1/5) of each Partner's outstanding Capital Contributions, loans and unreimbursed Development Expenses and (b) the balance of such proceeds shall be available for distribution pursuant to subsection 4.3.d(v) below;

            (vi)   the  balance,  if  any,  to  the  Partners  in
                   proportion  to  their   respective  Percentage
                   Interests.

      (e)   All  liquidating  distributions  shall  be  made   in
            accordance  with  the  provisions  of  Section   11.2
            hereof.

      (f) All cash distributions, except for repayment to Partners of loans and interest thereon, shall be made to the Partners simultaneously.

4.4   Development Fee

      At such time as the Partnership (a) gains control of the Ground pursuant to Sections 1.14 and 5.6 and (b) has been licensed to operate a gaming facility by the Commission, each Partner shall become entitled to a development fee of no less than $1,000,000. One-half of the development fee shall be paid to each Partner at the time that the conditions specified in the preceding sentence have been met. The balance of the development fee shall be payable in six (6)
      equal monthly installments commencing one (1) month after the payment specified in the preceding sentence, with the balance, if any, payable upon the Opening. If the Partnership has insufficient funds to make such payments, Showboat shall make an immediate Cash Capital Contribution or loan to the Partnership to allow such payments.

5.    Management of the Partnership

5.1   Managing Partner

      The management of the Partnership shall be vested in the Managing Partner. The Managing Partner shall represent and act for and on behalf of the Partnership in any matter or thing whatsoever, being hereby expressly authorized and empowered in its sole and unlimited discretion to conduct, manage and transact the business, affairs, and concerns of the Partnership in accordance with a Budget preapproved by the Partners, except for those matters described in
      Sections 5.2 and 5.3 that require the consent of Waterfront. The Budget shall contain provisions for economic incentives as specified by the certificate of suitablility issued to the Partnership by the Indiana Gaming Commission or the riverboat owner's license, if one is issued . The Managing Partner shall submit a proposed initial Capital Budget and a pro-forma five (5) year projection ("Projection") of operations to Waterfront within thirty (30) days after the Effective Date and a proposed Operating and Capital Budget to Waterfront at least thirty days prior to the commencement of each calendar year. Waterfront agrees to review the proposed Budget and to present objections or comments to Showboat within thirty (30) days of receipt of the Budget. Showboat agrees to review any such communications from Waterfront within ten (10) business days of the receipt of such comments. Waterfront and Showboat shall then promptly meet in person or by telephone at a time and location mutually convenient and acceptable to Mr. Michael Pannos on behalf of Waterfront and Mr. J. Kell Houssels on behalf of Showboat to approve or appropriately revise and approve the Budget. Waterfront and Showboat may freely substitute their representatives for this purpose upon reasonable notice. A dispute over a Budget not resolved within sixty (60) days of original receipt of such Budget shall be resolved by arbitration. The Managing Partner shall continue to operate under a prior approved Operating Budget if one exists, and has authority to make all payments for taxes, utilities, insurance and other amounts to third parties outside of its control necessary for the uninterrupted operation of the Project.

      Managing  Partner  shall designate  the  placement  of  all gaming equipment and ancillary furnishings and the configuration of ancillary areas within the vessel. Once operating, the Managing Partner shall have exclusive control and responsibility for the operation of the Casino Facilities.

5.2   Restrictions

      The Managing Partner may not do any of the following without the concurrence of Waterfront which concurrence cannot be unreasonably withheld or delayed:

      (a) Except as otherwise expressly provided for herein, construct, improve, buy, own, sell, convey, exchange, assign, rent, or lease any property (real, personal or mixed), or any interest therein totaling, during any one calendar year, more than $500,000 unless in an approved Capital Budget;

      (b) Borrow money, issue evidence of indebtedness, secure any such indebtedness by mortgage, deed of trust, pledge, or other lien, or execute agreements, notes, mortgages, deeds of trust, assignments, security agreements, financing statements or other documents relating thereto which involve a credit facility to carry out the same totaling, during any one calendar year, more than $500,000 unless consented to by the other Partner;

      (c) Make or revoke any election permitted the Partnership by any taxing authority (including, without limitation, those within the contemplation of Code Subtitle A, Chapter 1, Subchapter K), and to act as the tax matters partner for purposes of Code Subtitle F, Chapter 63, Subchapter C;

      (d) Abandon any of the assets of the Partnership in excess of $50,000;

      (e) Perform any act in violation of the terms and conditions of this Agreement, the Indiana Uniform
            Partnership Act, or any other applicable law or regulation;

      (f) Make, execute, or deliver any general assignment for the benefit of creditors or any bond, confession of judgment, guaranty, indemnity bond or surety bond;

      (g) Initiate or settle any litigation by or against the Partnership for more than $100,000 or settle any proceeding before any governmental or regulatory body for more than $100,000;

      (h)   Vote any shares of stock owned by the Partnership.

      (i) Disburse funds that exceed an approved Operating Budget by more than five percent (5%) without prior concurrence of Waterfront. Any such variance in excess of five percent (5%) shall be promptly reported to Waterfront with reasonable explanations.

      (j)   Sell, lease or otherwise dispose of the Vessel.

5.3   Actions Requiring Unanimous Consent of the Partners

      (a) So long as Waterfront retains a Partnership Interest in excess of twenty percent (20%), the following actions or decisions shall require the unanimous consent of the Partners which consent shall not be unreasonably withheld or delayed;

            (i) sale of all or substantially all of the assets of the Partnership;

            (ii)   approval  of  the  initial  development  plan,
                   initial     Capital   Budget   and   pro-forma
                   Operating Budget for the Project;

            (iii) approval of the annual Operating Budget and annual Capital Budget, and any amendments thereto;

            (iv)   amendments to the Partnership Agreement;

            (v)    material   changes  in  the  nature   of   the
                   business of the Partnership;

            (vi) application for additional gaming licenses by the Partnership;

            (vii)  a   change  in  the  economic  incentives   as
                   described  in  Section 5.1 of this  Agreement;
                   or

            (viii) a change in the Partnership auditor.

      (b) Notwithstanding subsection 5.3(a)(iv) above, the Partners agree that any amendment to the Partnership Agreement which would materially impair the rights of Waterfront contained herein shall require the consent of Waterfront.

5.4   Dealings with Affiliates

      All fees paid or goods or services purchased from a Partner or its Affiliate shall be at "arms length" on terms no less favorable to the Partnership than are commercially available to the Partnership from other customarily available sources. All such transactions shall require the consent of the unaffiliated or unrelated Partner, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, consent to a specific transaction shall not be required if the transaction is expressly included within and identified in an approved Operating Budget or Capital Budget.

5.5   Removal of Managing Partner

      A Managing Partner may be removed by the other Partner in the event that the Managing Partner shall ultimately be proven, by an unappealable order or judgment of a court of competent jurisdiction, to have engaged in criminal acts or acts of fraud or willful misconduct with respect to the business of the Partnership. If a Partner is removed as the Managing Partner pursuant to this section, such removal shall have no effect on such Partner's Partnership Interest.

5.6   Ground

      Waterfront shall be responsible for locating the Ground, subject to the approval of Showboat, for the Project and negotiating a site control agreement, such as a ground lease with the City of East Chicago, or other appropriate party with respect to the Ground, allowing the Partnership to develop, construct and operate the Project. Showboat shall assist Waterfront in locating the Ground and negotiating the site control agreement. Wherever possible, Waterfront shall consult with Showboat with respect to all aspects of negotiating the site control agreement and any other actions taken by Waterfront in connection with the development and operation of the Project. The site control agreement shall be subject to the prior written consent of Showboat, which consent shall not be unreasonably withheld. Waterfront shall use its best efforts to obtain the longest possible term for the site control agreement.

5.7   Partnership Debts

      The Partnership shall be primarily liable to creditors of the Partnership for all Partnership debts. Each Partner shall be proportionately liable to such creditors on the basis of such Partner's Percentage Interest. Each Partner agrees to indemnify the other Partner to the extent such other Partner may pay to a creditor of the Partnership any amounts in excess of such Partner's proportionate share of a Partnership debt. Notwithstanding anything in this Section to the contrary, the Partners are responsible for their respective obligations under Section 11.

5.8   Delegation of Authority

      The Partners may delegate all or any of their powers, rights, and obligations hereunder, and the person so delegated may appoint, employ, contract, or otherwise deal with any person, including any other Partner(s), for the transaction of the business of the Partnership, which person, under the supervision of the Partners, may perform any acts or services for the Partnership as the Partners may approve in writing.

5.9   Other Ventures

      Nothing contained herein shall be construed to prevent any of the Partners from engaging in any other business venture. Except as expressly provided herein, neither the Partnership nor any other Partner shall have any rights in and to any such ventures or the profits, losses, or cash flow derived therefrom.

5.10  Exculpation from Liability; Indemnification

      (a) No Partner shall be liable to the Partnership or to any other Partner because any taxing authority contests, disallows, or adjusts any item of income, gain, loss, deduction, credit, or tax preference in the Partnership income tax returns.

      (b) The Managing Partner shall not be liable to the Partnership or any of the other Partners for, and the Managing Partner shall be indemnified and held harmless by the Partnership from and against, any and all claims, demands, liabilities, costs, expenses (including attorney's fees and court costs), and damages of any nature whatsoever arising out of or incidental to the Managing Partner's management of the Partnership's affairs, except where such claim is based upon the criminal acts, fraud or willful misconduct of the Managing Partner, or by the breach by the Managing Partner of any provision of this Agreement. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies, and recourse of the Managing Partner, whether available pursuant to this Agreement or at law.

      (c) The Partners shall not be liable to the Partnership or to any of the other Partners for, and the Partners shall be indemnified and held harmless by the Partnership from and against, any and all claims, demands, liabilities, costs, expenses (including attorney's fees and court costs), and damages of any nature whatsoever arising out of or incidental to the Partners' management of the Partnership's affairs, except where such claim is based upon the criminal acts, fraud or willful misconduct of the Partners, or by the breach by the Partners of any provision of this Agreement. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies, and recourse of the Partners, whether available pursuant to this Agreement or at law.

5.11  Meetings of Partners

      The  Partners shall meet in person or by telephone at least
      once   each  month  to  discuss  the  operations   of   the
      Partnership.   The Managing Partner shall distribute  daily
      reports of operations to the Partners.

5.2   Reports

      Deleted - not used.

5.13  Partnership Development Financing

      (a) Showboat shall obtain on behalf of the Partnership and with the assistance of Waterfront, third-party debt financing in an amount reasonably required for the development of the Project and operating cash flow deficits for a period of up to one year after Opening in accord with the initial Capital Budget and the Projection (collectively "Development Financing"). The Development Financing shall be nonrecourse to Waterfront and may be secured by the Partnership's assets or cash flows only. Any financing obtained by Showboat shall not require the Partnership to issue warrants, participation of equity or cash flow or other equity "kickers" except as may be specifically agreed to by all Partners. Subject to Force Majeure, if Showboat is unable to obtain the Development Financing, or if it elects not to pursue the Development Financing, it shall make an additional Capital Contribution or loan to fund such necessary amounts. Showboat shall, on or before one hundred twenty (120) days after the issuance of a certificate of suitability to the Partnership or such later date as the Securities and Exchange Commission has permitted for the effectiveness of the Registration Statement for the proposed debt financing if such financing is raised in a public offering required to be registered under the Securities Act of 1933 (the "Funding Date") and further subject to market conditions, (i) obtain the Development Financing, (ii) make such capital contribution in lieu thereof, or (iii) obtain an unconditional letter of credit, a guaranty of timely and sufficient financing from a reputable financial institution with sufficient assets, a bridge loan in the amount of the Development Financing or other similar instrument demonstrating the clear availability of the funds equal to the Development Financing from a reputable financial institution with sufficient assets, all in a time frame consistent with that set forth in the Capital Budget. Showboat shall use its best efforts to timely and in good faith complete all financing arrangements by such Funding Date. The failure of Showboat to timely provide the Development Financing or, in the alternative, to make a sufficient Capital Contribution or loan, shall constitute a breach of this Agreement and a failure of Showboat to make the Capital Contribution or loan shall entitle Waterfront to the remedies resulting therefrom in
            Section 3.9 of this Agreement.

      (b) The Partnership will form another Indiana general partnership called Showboat Marina Casino Partnership ("Casino") and a finance corporation (the "Financing Corporation" and together with Casino, the "Issuers") to serve as joint issuers of a portion of the Development Financing. The Issuers shall be formed by Showboat pursuant to organizational documents in form and substance acceptable to both Partners. The only other partner of Casino shall be an Indiana general partnership formed for that purpose called Showboat Marina Investment Partnership ("Investment"). Investment shall be formed by the Partners and the equity interests in Investment shall be owned by the Partners in the same percentages as the Percentage Interests of the Partners in this Partnership. The Partnership shall hold a ninety-nine percent (99%) interest in Casino and Investment shall hold a one percent (1%) interest in Casino. The Partnership shall be the managing partner of Casino.

      (c) The Partnership shall enter into a management agreements (the "Management Agreement") with Casino providing, among other things, for the payment of a management fee to the Partnership of at least two percent (2%) of net revenue (as defined in the Management Agreement)of the Project and five percent (5%) of earnings before interest expense, taxes, depreciation and amortization of the Project. The Management Agreement shall further provide
            that  all  costs,   expenses,   funding,   operating
            deficits, operating capital and other liabilities incurred due to the operation of the Project shall be the sole and exclusive obligation of Project.

      (d) Showboat, Inc., the parent of Showboat, has agreed that, if the proceeds of the Development Financing and the Capital Contributions or loans are insufficient to meet the costs of developing, constructing and opening the Project, Showboat, Inc. will provide additional funds up to a maximum of
            $30.0 million to complete the Project, subject to the debt covenants in Showboat Inc.'s indentures for its 9 1/4% First Mortgage Bonds, its 13% Senior Subordinated Notes, and in connection with the Development Financing (the "Completion Guaranty"). Showboat shall cause Showboat, Inc. to (i) provide the Completion Guaranty in form and substance acceptable to Showboat, Inc. and the initial purchasers of the Development Financing, (ii) to perform all of its obligations under the Completion Guaranty, and (iii) agree not to enter into additional covenants which would materially further limit its ability to comply with the Completion Guaranty.

            Moreover, the Partners recognize and acknowledge that, (i) in the current interest rate climate for debt transactions for gaming operations, equity or cash flow participation is commonly sought by prospective bond purchasers; and (ii) the Partners are currently discussing a possible debt transaction that may include a cash flow participation in the net income from operations of the Partnership in favor of bondholders. The Partners agree that neither shall unreasonably withhold consent to cash flow participation as long as such participation is similar to participation rights required by debt transactions completed within six months of the Development Financing. Any such cash flow participation shall be in the nature of that currently being discussed by the Partners with Donaldson, Lufkin & Jenrette Securities Corporation as underwriters of the Development Financing.

      (e) The Partners anticipate that, in connection with the Development Financing, Showboat, Inc. will agree to provide to the Issuers a written standby equity commitment (the "Standby Equity Commitment"), which will provide that if the cash flow (as defined therein) of the Issuers is less than $35.0 million for any of the first three full fiscal four-quarter periods after Opening, Showboat, Inc. will contribute to the Issuers cash in an amount equal to the difference between $35.0 million and the amount of such cash flow, subject to limits of $15.0 million in any one such period and $30.0 million in the aggregate. Any payments made by Showboat, Inc. to the Issuers pursuant to the Standby Equity Commitment shall be treated as a loan to the Partnership for purposes of this Agreement. Showboat shall be entitled to receive a fee from Waterfront (the "Guaranty Fee") in the amount of $5.2 million for agreeing to provide the Standby Equity Commitment. The Guaranty Fee shall be due upon issuance of the Standby Equity Commitment, but shall be treated as a loan from Showboat to the
            Partnership under Section 3.6. Upon issuance of the Standby Equity Commitment, the Partnership shall book a receivable from Waterfront in an amount equal to $5.2 million (the "Waterfront Receivable"). The Partnership shall pay the Guaranty Fee only from Distributable Cash or, should the Put Option described in Article 6 be exercised at a time at which the Waterfront Receivable has not been paid in full, such remaining portion of the Waterfront Receivable shall be due and payable from the Put Option proceeds. At such time as the Partnership pays the Guaranty Fee from Distributable Cash pursuant to Sections 4.3(b)(v), 4.3(d)(v) or 11.2(g), the Waterfront Receivable will be reduced dollar for dollar, with an offsetting reduction in Waterfront's Capital Account. In accordance with
            Section  4.2(c)(iii)
            hereof, Waterfront shall be allocated items of gross income by the Partnership to the extent such reduction in their Capital Account causes or increases a deficit balance in such Capital Account. In addition to any amounts otherwise distributable to Waterfront pursuant to Sections 4.3(b)(iii), 4.3(d)(iii) or 11.2(e) to the extent it is determined that the payment of the Guaranty Fee to Showboat results in income to Waterfront other than as income allocated to Waterfront by the Partnership, such income shall be taken into account in determining the distribution to be made to Waterfront pursuant to such sections.

      (f) The Partners expect that Showboat, Inc. will be required to provide support to assist the Partnership in obtaining a bond as directed by the Commission for certain economic development obligations to the City of East Chicago. Showboat, Inc. has agreed to provide the support for such a bond, if required to do so by the Commission, and Showboat shall cause Showboat, Inc. to provide this support, if so required. Neither Showboat nor Showboat, Inc. shall be entitled to any fee or other compensation from the Partnership or the Issuers for agreeing to provide or providing such support.

5.14  Management Agreement

      Subject to the provision of Section 6, in the event that the Project is sold by the Partnership, a provision in the sale contract shall require that the purchaser enter into a management agreement with Showboat, Inc. for the balance of the term of the site control agreement for the Ground substantially in the form of the Management Agreement.

6.    Put Option

      Upon the third anniversary of the commencement of the Opening and ending sixty (60) days thereafter, Waterfront may elect to require Showboat to purchase all or a portion of Waterfront's Partnership interest (the "Disposition Portion") either by (i) a series of three (3) payments as described below or (ii) by distributing the entire Partnership Distributable Cash, cash from sales or refinancings and liquidating distributions to Waterfront for a period of four (4) years on account of Showboat's acquisition of Waterfront's Disposition Portion. Showboat shall have a period of sixty (60) days to elect option (i) or (ii).

      If Showboat elects option (i) above, Showboat shall immediately purchase, at a minimum, one-third (1/3) of Waterfront's Disposition Portion. The remaining portion of Waterfront's Disposition Portion shall be purchased by Showboat in no more than two (2) additional installments, on the fifth anniversary and the seventh anniversary of the Opening. At the fifth anniversary Showboat shall purchase, at a minimum, one-half (1/2) of Waterfront's remaining Disposition Portion not purchased on the third anniversary. Any remaining Disposition Portion shall subsequently be purchased by Showboat on the seventh anniversary of the Opening.

      The purchase price of Waterfront's Disposition Portion under either option shall be calculated by multiplying the percentage Disposition Portion being purchased by Showboat by the equity market value of the Project ("Fair Value"). The Fair Value shall be determined by multiplying the
      Project's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the most recent four (4) calendar quarters for which quarterly financial statements have been prepared immediately preceding the respective
      anniversary   dates  under
      option (i) and immediately preceding the date of election under option (ii) by the average of the ratios of the sum of the market value of equity plus long-term debt divided by EBITDA of the seven (7) Comparable Companies for the same period, provided, however, the EBITDA multiplier shall not be less than five (5) nor more than ten (10). Attached hereto and incorporated herein by reference as Exhibit B is a calculation format of the Fair Value of Waterfront's Disposition Portion.

      The Partnership may not incur additional indebtedness to fund the purchase price of Waterfront's Disposition Portion unless (i) Waterfront's entire Partnership interest is purchased or (ii) Showboat obtains Waterfront's written consent, which may be granted or withheld in Waterfront's discretion. The purchase price may be paid in cash or with registered shares of common stock of Showboat, Inc., Showboat's parent corporation.

      In the event Showboat elects option (ii) above, sums distributed to Waterfront in excess of amounts otherwise distributable to it shall be deemed a payment on account of the purchase price of Waterfront's Disposition Portion. Upon the seventh anniversary of the Opening all of Disposition Portion must be purchased. Waterfront's Percentage Interest in the Disposition Portion shall pass to Showboat upon full payment therefore.

      The  Partners  agree  that, notwithstanding  the  foregoing provisions of this Section, if Showboat, in its sole discretion, determines within ten (10) days after Waterfront's election that it is unwilling for any reason to pay the Fair Value for Waterfront's Disposition Portion as determined by the formula set forth in this Section, then the Partnership shall retain reputable investment bankers who shall market the Partnership or its assets for sale to the highest reputable bidder, but free and clear of the Management Agreement described in Section 5.14. Waterfront and Showboat shall be permitted to submit bids for the purchase of the Partnership or its assets in such event.

7.    Transfer of Partner's Interest

7.1   Restrictions on Transfer

      Except as may otherwise be expressly provided herein, no Partner shall sell, assign, pledge, encumber, hypothecate, or otherwise transfer or dispose of all or any part of its Interest or share of its Interest, as amended, without the written consent of the other Partner. No transfer of an Interest shall be made except in accordance with 68 IAC 5-2 and other applicable regulations of the Commission. Any sale or other transfer or attempted transfer in violation of this Agreement shall be null and void and of no force and effect. Further, no partner shall be admitted to the Partnership without the unanimous consent of the Partners. Each Partner acknowledges the reasonableness of the restrictions on transfers imposed by this Agreement in view of the relationship of the Partners. Any transfer, with consent, must be of all of such Partner's Interest, unless Waterfront and Showboat otherwise agree. This prohibition shall include the direct disposition of an Interest, as well as any voluntary transfer (by sale, contract for sale, assignment, pledge, hypothecation or otherwise) of a controlling interest in the stock of a Partner, or the merger or other consolidation of a Partner with or into another Person, but in such event, the consent of Waterfront and Showboat shall not be unreasonably withheld or delayed.

      Notwithstanding the foregoing, Waterfront's shareholders may transfer portions of their equity interests, or Waterfront may issue new shares to new shareholders so long as Michael Pannos and Thomas Cappas remain officers, directors and collectively, including immediate family holdings, at least 25% shareholders of Waterfront. At all times stated herein Waterfront shall have not more than 35 shareholders each of whom shall be individuals and a majority of whom shall be residents of the State of Indiana.

7.2   Right of First Refusal

      In the event that a Partner ("Transferring Partner") intends to make a voluntary transfer of part or all of its Interest to a third party, it shall first offer such
      Interest to the other Partner ("Remaining Partner"), who shall have a right of first refusal with respect to the acquisition of such Interest. In the event that the Transferring Partner receives a bona fide offer to purchase acceptable to such Partner, then the Remaining Partner shall have a right of first refusal to purchase such Interest at the same price and under the same terms and conditions as are contained in such written offer, provided that if the transfer of such Interest is made pursuant to Section 15.1 of this Agreement, the purchase price shall be that which is set forth in Section 15.1 of this Agreement. Upon receipt of any such acceptable offer, the Transferring Partner shall certify a complete, true and correct copy of such offer to the Remaining Partner. The Remaining Partner shall have a period of thirty (30) days from the date of receipt of such written offer to elect whether or not it intends to accept or reject such offer. If the Remaining Partner desires to purchase the interest from the Transferring Partner upon the same terms and conditions as are set forth in such acceptable offer (or at a price specified in Section 15.1 of this Agreement, if applicable), then the Remaining Partner shall notify the Transferring Partner within ten
      (10) days of the receipt of such written offer and shall accompany such notice with an earnest money deposit equivalent to any earnest money deposit that was made with the original offer. If the Remaining Partner fails to notify the Transferring Partner within such ten (10) day period, such failure to so notify shall be deemed a rejection of such offer. Rejection of such offer shall not terminate this right of first refusal as to any other or subsequent sales of the Interest. In the event of the exercise of the right of first refusal, the Remaining Partner shall consummate the sale and purchase of the Interest in accordance with, and within the time limitations set forth in, the terms and conditions of such offer to purchase as originally submitted (except with respect to price if the transfer is made pursuant to
      Section 15.1 of this Agreement). In the event that such offer should include as a part of the consideration to be paid any particular or unique property, or the exchange of any other property, the Remaining Partner shall not be required to deliver to the Transferring Partner such property, but may satisfy such obligations by the payment to the Transferring Partner of cash in an amount equivalent in value to such other property. The Transferring Partner may not combine the sale of an interest with the sale of any other asset. A transfer shall include a sale or a contract for sale of all or part of an Interest as well as the sale, contract for sale or assignment of a controlling interest in the Stock of a Partner or a merger or other consolidation of a Partner with or into another Person.

7.3   Continuing Liability

      Unless otherwise agreed, in the event a Partner sells, exchanges, assigns or otherwise transfers its Interest (including any transfer in accordance with Section 8 of this Agreement), such Partner shall remain liable for all obligations and liabilities incurred by such Partner as a Partner prior to the effective date of such transfer (including any tax liability of such Partner), but shall be free of any obligations or liabilities incurred on account of the activities of the Partnership after such date.

8.    Partner default

8.1   Definition of Default

      The occurrence of any one or more of the following events which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default," as the case may be) as to the Partner failing in the performance or effecting the breach act.

8.2   Defaults

      (a)   A  Partner fails in a material way to properly  staff
            and   timely   perform  its  duties  and  obligations
            hereunder.

      (b) A Partner fails to perform or materially comply with any of the covenants, agreements, terms or conditions contained in the Agreement applicable to it, provided that the remedy of a nondefaulting Partner for a Partner's failure to make a Capital Contribution or a required loan is treated exclusively in Section 3.9 of this Agreement.

8.3   Buyout Remedy

      Ten (10) days after notice of the occurrence of a default where such default is not cured, an Event of Default shall be deemed to exist. Upon the occurrence of an Event of Default, the Partner not in default ("Offering Partner") shall have ten (10) days to provide a notice ("Offering Notice") to the other Partner (the "Non-Offering Partner"), propose a price per one percent (1%) Partnership Interest (the "Offering Price") at which the Offering Partner is ready, willing and able either to (i) sell to the Non-Offering Partner all of the Offering Partner's Interest, or (ii) purchase from the Non-Offering Partner all of its Interest. The Offering Notice shall be presented in the alternative as described in the previous sentence. The Non-Offering Partner shall have a period of thirty (30) days after delivery of the Offering Notice in which to elect, by timely written notice to the Offering Partner, either to (i) purchase the Interest of the
      Offering Partner at the Offering Price, or (ii) sell all of its Interest to the Offering Partner at the Offering Price. During such 30-day period and an additional 30-day period, the Non-Offering Partner may not make any offer of its own pursuant to this section.

      If the Non-Offering Partner fails to elect either alternative within such 30-day period, then the Offering Partner may, within 15 days thereafter, elect one of the alternatives. If the Offering Partner fails to select an alternative within that 15-day period, the Offer shall lapse.

      If one of the alternatives is elected by Waterfront or Showboat in accordance with the terms of this section, payment for the affected Interest shall be made in cash at a closing to be held in East Chicago, Indiana on a date set by the party electing one of the alternatives not later than ninety (90) days after such election.

8.4   Injunctive Relief

      If a Partner violates any provision of Sections 5.4, 5.5, 7 or 12 of this Agreement, the other Partner shall also be entitled to remedies in equity.

9.    Determination of Fair Market Value

9.1   Fair Market Value

      If  Waterfront  and  Showboat cannot agree  within  fifteen
      (15) days following the commencement of circumstances calling for a determination of the fair market value of a Partnership Interest ("Valuation Interest"), they shall thereupon attempt in good faith, to agree upon a single appraiser to appraise the Valuation Interest. If they cannot agree upon a single appraiser within fifteen (15) days, either of them (the "Electing Partner") may give the other (the "Other Partner") a written notice calling for appointment of an appraisal panel (the "Appraisal Panel"), and such notice shall designate a disinterested person who is familiar with the gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "First Appraiser") to serve on the Appraisal Panel.

      Upon receipt of such notice, the Other Partner shall have seven (7) days in which to designate a disinterested person who is familiar with gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "Second Appraiser") to serve on the Appraisal Panel by serving notice of such designation on the Electing Partner. If the Second Appraiser is not so appointed and designated within or by the time so specified, then the First Appraiser shall be the sole appraiser to determine the fair market value of the
      Valuation Interest. Upon the designation, if any, of the Second Appraiser, the First Appraiser and the Second Appraiser shall themselves appoint a third disinterested person who is familiar with gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "Third Appraiser") within seven
      (7) days. If the First Appraiser and the Second Appraiser are unable to agree upon such appointment within seven (7) days, then the Electing Partner shall request such appointment by the president and executive committee of the Indiana Chapter of the American Institute of Real Estate Appraisers. In the event of failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in the stead thereof, which appointment shall be made in the same manner as provided in this Section 9 for the appointment of such appraiser so failing, refusing or being unable to act.

      The one or three appraisers appointed as the Appraisal Panel shall each determine the fair market value of the Valuation Interest, taking into account appropriate indicators of the fair market value thereof in a cash sale between a willing buyer and seller not under undue duress and shall report their findings to the Partners in writing. In the case of a three appraiser Appraisal Panel, if one or more appraisers fail to deliver their reports within sixty (60) days after the appointment of the Third Appraiser, a new appraiser shall be appointed in the stead thereof, which appointment shall be made in the same manner as provided in this Section 9 for the appointment of such appraiser failing to deliver his report. The fair market value of the Valuation Interest shall be equal to the mean of the two closest appraised values reported by the Appraisal Panel; provided that if such values are equally distributed, the fair market value of the Valuation Interest shall be equal to the mean of the three appraised values reported by the Appraisal Panel. Such determination shall be conclusive and shall be binding upon the Partners.

      Except as otherwise provided herein, a Partner shall pay the fees and expenses of the appraiser it appointed, and the fees and expenses of the third appraiser, and all other expenses, if any, shall be borne equally by both parties.

      To be qualified to be selected or designated as an appraiser for purposes of this Section 9, an appraiser must demonstrate (a) current good standing as a licensed appraiser, and (b) past appraising experience of at least five years, which experience shall include the appraisal of casino gaming operations.

10.   Force Majeure

10.1  Force Majeure Defined

      The  following  events  are beyond the  control  of  either
      Partner (a "Force Majeure Event"):

      (a) The unavailability of financing in the marketplace except at rates in excess of twenty percent (20%), inclusive of any cash flow participation, per annum; provided that an obligation to repurchase or prepay at a premium any Development Financing using a specified percentage of cash flow shall not be deemed "cash flow participation" for purposes of this subsection.

      (b)   The   passage  of  material  new  legislation   which
            reduces the projected internal rate of return to Showboat for the Project by more than thirty percent
            (30%) compared to the Projection.

      (c)   An  increase  in the cost of the Project beyond  $200
            million,  with  the understanding  that  the  current
            Capital    Budget   is   $195   million,    including
            contingencies.

      (d) The receipt of material new conditions imposed by the City of East Chicago or the Indiana Gaming Commission or any other governmental entity which reduces the projected internal rate of return to Showboat by more than thirty percent (30%) compared to the Projection.

      (e) A delay in the opening of the Project for more than one hundred eighty (180) days after the opening date is established by the Partners or a closure of the Project after Opening for more than one hundred eighty (180) days.

      (f) Any other event which materially alters the assumptions and underlying facts upon which this Agreement is based and which is reasonably expected by both Partners to reduce the projected internal rate of return to Showboat by more than thirty percent (30%) compared to the Projection.

10.2  Actions to Resolve Force Majeure Events

      In the event of a Force Majeure Event the Partners agree to first meet in good faith effort to mutually agree on appropriate courses of action to be taken in connection with a Force Majeure Event, including the economic effect
      thereof.   In the event that the Partners fail to agree
      on a course of action then either Partner may terminate this Agreement on thirty (30) days written notice to the other Partner. Provided, however, if the Force Majeure Event can be cured by the contribution of additional capital, Showboat shall contribute such capital only in the event that the contribution shall not be more than thirty-five percent (35%) of the initial Capital Budget. If amounts beyond that limitation are required to cure the Force Majeure Event and Showboat does not provide such additional capital, then Waterfront shall be entitled to contribute additional capital. If neither Partner contributes the additional capital, then Showboat may locate additional capital from qualifying third parties. If Showboat is unable to do so, Waterfront may then attempt to locate additional capital from qualifying third parties.

11.   Termination and Liquidation of Partnership

11.1  Termination

      In addition to the provisions for termination of the Partnership set forth elsewhere in this Agreement, the Partnership will also terminate upon the sale, assignment or other disposition of all or substantially all of the tangible assets of the Partnership unless Waterfront and Showboat agree in writing to the contrary. No termination of the Partnership shall relieve or release any Partner from its obligation to reimburse the other Partners as a result of such termination if such termination has been caused by a breach of any duty or obligation owed by such Partner.

11.2  Winding Up and Liquidation

      Upon the termination of the Partnership, the Managing Partner shall act as liquidator of the Partnership in disposing of and distributing the Partnership's assets. Unless otherwise agreed upon, the property of the Partnership shall be sold as soon as practicable following termination of the Partnership, and any Partner or former Partner may purchase property of the Partnership on terms mutually agreed upon.

      After the disposition of Partnership property and the appropriate allocation of all items of Income, Gain, Loss, Deductions (including Depreciation), and Credit in accordance with the provisions of Section 4 hereof, the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

      (a) First, to the payment and discharge of all the Partnership's debts and liabilities to creditors other than Partners;

      (b) Second, to the payment and discharge of all the Partnership's debts and liabilities to Partners (other than for the Development Fee, any unreimbursed Development Expenses, and accrued and unpaid preferred return pursuant to Section 3.5 and any loans made by a Partner pursuant to Section 3.6);

      (c) Third, to the payment of the Development Fee if not previously paid pursuant to this Agreement;

      (d) Fourth, to the return of Waterfront's Capital Contribution plus unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in Section 3.5, if not previously paid pursuant to this Agreement;

      (e) Fifth, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each Partner, including, without limitation, any income realized pursuant to Section 4.2(c)(iii) hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

      (f)   Sixth,  to  the  payment of any  accrued  and  unpaid
            preferred return on each Partner's outstanding Capital Contribution, loans and unreimbursed Development Expenses pursuant to Section 3.5 above;

      (g)   Seventh, to the extent not previously repaid, to  the
            repayment  of  each Partner's entire  unpaid  Capital
            Contribution,  loans  and  unreimbursed   Development
            Expenses;

      (h)   Eighth,  the  balance, if any,  to  the  Partners  in
            proportion  to  their  respective  positive   Capital
            Account balances.

            Upon complete liquidation, dissolution and winding up, the Partners shall cease to be Partners of the Partnership.

11.3  Bankruptcy or Insolvency; Involuntary Transfer

      (a) Subject to the rights and powers of a trustee and court in bankruptcy under the Bankruptcy Code of 1978 or any similar, succeeding law, if:

            (i) any Partner files a petition in bankruptcy or a petition to take advantage of any insolvency law, makes an assignment for the benefit of creditors, consents to or acquiesces in the appointment of a receiver, liquidator, or trustee of the whole or any substantial portion of such Partner's properties or assets, or files a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy laws or any other applicable laws; or

            (ii) a court of competent jurisdiction shall enter an order, judgment, or decree appointing a receiver, liquidator, or trustee of any Partner of the whole or any substantial portion of the property or assets of such Partner or approving a petition filed against such Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy laws or any other applicable laws, and such order, judgment or decree is not vacated, set aside or stayed within two (2) months from the date of entry thereof;

                   then the other Partner shall have the right, but not the obligation, to purchase the entire Interest of such bankrupt or insolvent Partner. In the absence of such an election, the business of the Partnership shall be continued in the name of the Partnership, in which case there shall be compliance with all of the terms and conditions of this Agreement.

      (b) If a Partner suffers an Involuntary Transfer of part or all of its Interest, the transferee shall not be a partner hereunder and shall take such Interest or part thereof subject to an option in favor of the remaining Partner to acquire such Interest or part
            thereof.   Until  the
            closing of a sale upon such election by the remaining Partner, the transferee shall be entitled to any cash distributions, but shall not be entitled to any vote, consent or similar rights, if any. An "Involuntary Transfer" shall mean a transfer due to dissolution of a Partner or a transfer without the choice of a Partner, including but not limited to a transfer to a judgment creditor, lienholder or the holder of a security interest or encumbrance, or a transfer ordered by a court.

      (c) If the other Partner elects to purchase the Interest of such bankrupt or insolvent Partner or the Interest from a transferee after an involuntary transfer, such remaining Partner shall inform the bankrupt or insolvent Partner or transferee of such election within thirty (30) days after receipt of notice of institution of bankruptcy proceedings, assignment for the benefit of creditors, or appointment of receiver, liquidator or trustee or transfer. In such event, the entire Interest shall be purchased at a price equal to eighty percent (80%) of the fair market value of such Interest as determined in accordance with Section 9 of this Agreement, payable in cash at a closing set by the purchasing Partner within ninety (90) days after the determination of such value.

12.   Disclosure  of Other Business Interest Conflicts;  Business
      Opportunity

12.1  Other Business Interests

      (a)   No  Partner  shall be required to devote  its  entire
            time   or   attention   to  the   business   of   the
            Partnership.

      (b) All of the Partners understand that the Partners and the stockholders of corporate Partners may be interested, directly or indirectly, individually, or through one or more Affiliates, in various other businesses outside of Cook County, Illinois and the State of Indiana, and non-gaming businesses in East Chicago or elsewhere, not included in this Partnership ("Unrelated Businesses"). The Partners hereby agree that the creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to its right (or the right of its Affiliates) to have
            Unrelated Businesses and to receive and enjoy profits or compensation therefrom.

12.2  Competition

      Waterfront agrees that Showboat and its Affiliates ("Showboat Parties") are pursuing gaming opportunities throughout the United States and other jurisdictions and may be pursuing gaming opportunities in Cook County, Illinois. Waterfront acknowledges that the Showboat Parties may pursue such opportunities, including opportunities in Cook County, Illinois. Neither the Showboat Parties nor Waterfront shall engage in other gaming activities in Indiana. If Showboat or Waterfront or any of their Affiliates commence gaming operations in Cook County, Illinois, the other Partner may purchase fifteen percent (15%) of the first Partner's or its Affiliates' interest in such gaming venture at the first Partner's or its Affiliates' purchase price at any time within one (1) year of the opening of such operation(s). In the event that the Showboat Parties or Waterfront or their Affiliates enter into a gaming opportunity in Cook County, Illinois such Partner shall covenant that key customers of the Project shall not be solicited by such Partner to become customers of the gaming venture in Cook County nor may such Partner assign management talent from the Project to the Cook County gaming venture without the consent of the other Partner, which consent shall not be unreasonably withheld or delayed.

      The Partners acknowledge that Showboat and/or its Affiliates operate other casinos and may in the future operate additional casinos in different areas of the world, including, without limitation, casinos in the state of Illinois and that marketing efforts may cross over in the same market and with respect to the same potential customer base. Showboat, in the course of its Affiliates managing the Vessel, may refer customers of the Vessel and other parties to other facilities operated by Affiliates of Showboat to utilize gaming, entertainment and other amenities, without payment of any fees to the Partnership or the Partners. The Partnership and the Partners acknowledge and agree that Showboat or its Affiliates may distribute promotional materials for Showboat or its
      Affiliates and facilities, including casinos, at the Riverboat. However, if such facility to which a customer of the Project would be referred or which is promoted is
      within   a   county  identified  below,  the   consent   of
      Waterfront shall be required, which consent may be withheld in Waterfront's sole discretion.


     Michigan Counties          Illinois Counties
     Berrien                    Cook
     Van Buren                  DuPage
     Allegan                    Grundy
     Cass                       Lake
     St. Joseph                 Will
     Branch                     Kentall
                                Kankakee

12.3  Business Opportunity

      In the event that a Partner or any of its Affiliates has the opportunity to acquire an interest in any Unrelated Business (a "Business Opportunity"), whether individually or as a member of a partnership or joint venture or other entity or as a shareholder of a corporation, such Partner or its Affiliate shall not be required to offer such Business Opportunity to the Partnership or to the other Partners except as expressly required hereunder, and the failure of such Partner or its Affiliate to do so shall not constitute a breach of such Partner's fiduciary duty to the Partnership or to the other Partners.

13.   Tax Matters; Books and Records; Accounting

13.1  Tax Matters

      If unanimously approved by the Partners, the Partnership shall file an election under Section 754 of the Code in accordance with applicable regulations, to cause the basis of the Partnership's property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code.

      No election shall be made by the Partnership or by any of the Partners to be excluded from the application of the provisions of Subchapter K of the Code or any similar provisions of the state tax laws.

      The  Managing  Partner is designated as  the  "Tax  Matters
      Partner."

13.2  Indemnity Against Breach

      Each  Partner  agrees that it will indemnify and  hold  the
      Partnership and the other Partners harmless from and against any and all losses, costs, liabilities and expenses, including, but not limited to, attorneys' fees of every kind and description, absolute and contingent, which result from any breach of this Agreement by such indemnifying Partner.

      Except as may otherwise be decided pursuant to Section 13.1, in the event any claim or liability (which if proved would constitute, or create a liability subject to indemnification under this Section 13.2) is made or asserted against the Partnership or a Partner (collectively the "Accused party") it shall notify the Partner which the Accused party believes should indemnify the Accused party pursuant to the provisions of this
      Section 13.2 (the "Notified Partner") in writing that such claim or demand has been made. Upon receipt of such notice, the Notified Partner (a) shall be entitled to participate at its own expense in the defense of such suit brought to enforce any claim, or (b) in the event the Notified Partner and the Accused party agree that the Notified Partner would be wholly liable for, and is financially able to satisfy, such claim, the Notified Partner may elect to assume the defense thereof, in which event it shall not be liable for attorneys' fees and court costs thereafter incurred by the Accused party in defense of such action, or (c) the Notified Partner and the Accused party may agree to conduct a defense jointly and to share expenses in any manner in which they agree.

      Payment of sums finally determined to be due hereunder shall be made upon demand to the Partner or Partnership to whom a right of indemnity has accrued under this Section
      13.2. The Partner entitled to payment shall also be entitled to receive reasonable attorneys' fees for collection of such payment if not paid within thirty (30) days after demand is made, if such Partner or the Partnership prevails in any claims against another Partner for any such payment hereunder.

13.3  Records

      Accurate, current, and complete books, shall be maintained on a calendar year and accrual basis in accordance with generally accepted accounting principles consistently applied and for tax purposes the Partnership's tax year will be the tax year of the Managing Partner in accordance with the federal tax laws. The Partnership shall keep any and all other records necessary, convenient, or incidental to recording the business and affairs of the Partnership. The Managing Partner shall provide monthly, quarterly and annual unaudited income statements, balance sheets and changes in cash position to Waterfront not later than twenty-eight (28) days after each calendar month, forty-five (45) days after each calendar quarter and sixty (60)
      days after each calendar year. Waterfront shall keep monthly statements confidential at its board level.

      The   Managing   Partner  shall  select  the  Partnership's
      Auditor and shall determine all matters regarding methods of depreciation and accounting and shall make all tax elections and decisions relating to taxes.

      The Partnership's Auditor shall audit the books and records of the Partnership annually and render an opinion on the financial statements of the Partnership as of the end of each calendar year. Copies of the financial statements certified by the Partnership's Auditor shall be provided to the Partners within ninety (90) days following the end of each calendar year. Waterfront may designate an additional reputable accounting firm ("Special Auditor") to conduct an audit of the operations of the Partnership at Waterfront's expense; provided, however, that if the additional audit by the Special Auditor shall reveal a discrepancy in gross revenues, net income or cash to be distributed to the Partners of more than three percent (3%), Showboat shall bear the costs of such audit.

      The Partners and their representatives shall have the right to inspect the books and records of the Partnership at any time during normal business hours.

13.4  Notices

      Any notice which may be or is required to be given hereunder shall be deemed given 3 days after such notice has been deposited, by registered or certified mail, in the United States mail, addressed to the Partnership or the Partners at the addresses set forth after their respective names below, or at such different addresses as to the Partnership or any Partner as it shall have theretofore advised the other parties in writing:


          Partnership:      Showboat Indiana, Inc.
                            2800 Fremont Street
                            Las Vegas, Nevada  89104

          with a copy to:   Waterfront Entertainment and
                            Development, Inc.
                            8101 Polo Club Drive, Suite D
                            Merrillville, Indiana  46410

          Waterfront:       Waterfront Entertainment &
                            Development, Inc.
                            8101 Polo Club Drive, Suite D
                            Merrillville, Indiana  46410

          with a copy to:   Phillip L. Bayt, Esq.
                            Ice Miller Donadio & Ryan
                            One American Square
                            Indianapolis, Indiana  46282

          Showboat:         Showboat Indiana, Inc.
                            2800 Fremont Street
                            Las Vegas, Nevada  89104

          with a copy to:   John N. Brewer, Esq.
                            Kummer Kaempfer Bonner &
                            Renshaw
                            Seventh Floor
                            3800 Howard Hughes Parkway
                            Las Vegas, Nevada  89109

13.5  Reports to Partners

      The Partners agree that the Managing Partner will provide all of the information necessary for the preparation of a U.S. Partnership Return of Income (Form 1065) for the Partnership accounts within two (2) months after the close of each calendar year. The Managing Partner agrees to provide each of the Partners with all information necessary for their timely preparation of the required U.S. Income tax returns.

14.   Trademarks and Licenses

14.1  Showboat Marks

      Showboat, Inc., the parent corporation of Showboat, is the owner of the marks and trade names listed on Exhibit C (collectively "Showboat Marks"). Showboat, Inc. has reserved to itself certain rights, most particularly those rights concerned with the exploitation of the Showboat Marks. Showboat, Inc. believes that the Showboat Marks have and will increasingly become a popular and valuable asset in various fields of use not only throughout the United States but also in foreign countries.

14.2  Use of Marks by Partnership

      Showboat shall cause Showboat, Inc. to grant to the Partnership the non-exclusive license to use the Showboat Marks in connection with the Project at no cost to the Partnership only for such period of time that Showboat is the Managing Partner (the "Use Period"), provided that such use is in accord with reasonable criteria established by Showboat, Inc. Upon termination of the Use Period all uses of the Showboat Marks shall cease and the Partnership shall remove from the vessel and the Casino Facilities any furnishings, personal property, fixtures and other items which contain any of the Showboat Marks.

15.   General Provisions

15.1  Foreign Gaming Licenses

      If Showboat determines, at its sole discretion, that any of its gaming licenses in other jurisdictions may be adversely affected or in jeopardy because of its status as a Partner, Showboat shall have the option at any such time to sell its Interest, subject to the right of first refusal granted to Waterfront. If this occurs prior to or within the first six (6) months after Opening and Waterfront elects its right of first refusal, Showboat shall receive as sole compensation for Waterfront's purchase of its Interest, the Capital Contribution Showboat has made to the Partnership plus interest thereon at the Federal funds rate for the period during which its Capital Contribution was made to the Partnership. If this occurs after the first six (6) months after Opening and Waterfront elects its right of first refusal, Showboat shall receive as sole compensation for Waterfront's purchase of its interest the fair market value of such interest determined in accordance with Section 9, payable within ninety (90) days after the determination of the fair market value. In case of a sale by Showboat of its Interest under this Section, the Management Agreement shall terminate upon the consummation of such sale.

15.2  Entire Agreement

      This Agreement constitutes the entire understanding of the Partners with respect to the subject matter hereof, and there are no understandings, representations, or warranties of any kind between the Partners except as expressly set forth herein and as set forth in that certain agreement of even date among Showboat, Waterfront and Showboat, Inc.

15.3  Counterparts

      This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

15.4  Captions

      The   captions  in  this  Agreement  are  solely  for   the
      convenience of the parties and do not constitute a part of this Agreement.

15.5  Amendment

      All  additions, changes, corrections or amendments  to  the
      terms,   responsibilities,  obligations,   and   conditions
      contained herein must and will be in writing signed by all the Partners before they become effective.

15.6  Grammatical Changes

      Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter gender as the circumstances require.

15.7  Successors and Assigns

      Subject to the restrictions on transfer expressly set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon, the successors and assigns of the parties hereto.

15.8  Consent of Partners

      Whenever consent of the Partners is required for any action, such consent shall be by a written instrument signed by the Partners, sent to the Partners in the manner provided for notices or by facsimile transmission and deposited in the regular mail prior to the action requiring the consent being made.

15.9  No Waiver

      (a) The failure of any Partner or the Partnership to insist, in any one or more instances, upon observance and performance of any provision of this Agreement shall not be construed as a waiver of such provision or the relinquishment of any other right granted herein or of the right to require future observance and performance of any such provision or right.

      (b) The waiver by any Partner or the Partnership of any breach of any provision herein contained shall not be deemed to be a waiver of such provision on account of any other breach of the same or any other provision of this Agreement.

      (c) No provision of this Agreement shall be deemed to have been waived, unless such waiver be in writing and signed by the person sought to be charged with a waiver of such provision.

15.10 Disputes

      In the event any dispute should arise between the parties hereto where the parties cannot agree on a matter requiring unanimity, to enforce any provision hereof, for damages by reason of any alleged breach hereunder, for a declaration of such party's rights or obligations hereunder, or for any other remedy, such dispute shall be settled by arbitration by a single arbitrator pursuant to the rules of the American Arbitration Association. Such arbitration shall be conducted in East Chicago, Indiana in accordance with the rules then in effect by the American Arbitration Association, provided that the parties shall be entitled to afford themselves of the discovery allowed under the then current rules of Federal Civil Procedures for the Northern District of Indiana. The decision of the arbitrator shall be final and may be entered as a judgment by a court of competent jurisdiction for any matter in controversy below $1,000,000. The decision of the arbitrator where the matter in controversy is in excess of that amount shall be appealable to a circuit or superior court in Lake County, Indiana for a mistake of law or fact. The prevailing party (as determined by the arbitrator) shall be entitled to recover such amounts, if any, as the arbitrator may adjudge to be reasonable attorneys' fees for the prevailing party; and such amount shall be included in any judgment rendered in such action or proceeding.

15.11 Partial Invalidity

      If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.12 Cooperation with Gaming Authorities

      The Partners shall use their best efforts to cause its officers, directors, employees and stockholders to provide the Nevada Gaming Authorities, the New Jersey Casino Control Commission or such other gaming authority having jurisdiction over Showboat or its affiliates with such documents and information necessary for Showboat to (i) obtain the approval of the Nevada Gaming Authorities or the New Jersey Casino Control Commission to conduct gaming operations in the state of Indiana, and (ii) maintain Showboat's and Showboat's Affiliates gaming licenses.

15.13 Administrative/Development/Trademark/License Fees

      Showboat is a subsidiary of Showboat, Inc. Showboat, Inc. through another subsidiary ("Related Subsidiary") provides development, management, administrative, trademark and licensing services (the "Services") to its operating subsidiaries for a fee. The Partners agree that Showboat may enter into agreements for such Services for the benefit of the Project. Provided, however, the fees earned by the Related Subsidiary for Services rendered to the Partnership shall be paid only from Partnership distributions to Showboat unless otherwise consented to in writing by Waterfront.

15.14 Applicable Law:  Jurisdiction

      (a) The laws of the State of Indiana shall govern the validity, performance, and enforcement of the terms and conditions of this Agreement and any other obligation secured hereby.

      (b) The Partners agree that any proceedings with respect to the performance or enforcement of this Agreement shall be brought in the state of Indiana.

15.15 Financing Fees

      The Partners agree that, except with respect to the Development Financing, neither Partner nor any of their affiliates, shareholders, parents, or other related entities will seek fees from the Partnership or any other related person or entity for arranging financing, extending guaranties or otherwise lending comfort, security or credit support for Partnership financing or for bringing other assets to the Partnership other than as specified herein. This Section 15.15 shall not prohibit the Partnership from paying fees to third parties unrelated to the Partners.

IN WITNESS WHEREOF, the parties have executed this Agreement in multiple originals as of the date first hereinabove written.

                              WATERFRONT    ENTERTAINMENT     AND
                              DEVELOPMENT, INC.

                              By:________________________________
                                   MICHAEL PANNOS, PRESIDENT


                              SHOWBOAT INDIANA INVESTMENT LIMITED
                              PARTNERSHIP,   a   Nevada   Limited
                              Partnership


                              By:   Showboat Indiana,  Inc.,  its
                              General Partner


                              By:________________________________
                              J.  KELL HOUSSELS, III,CHAIRMAN  OF
                              THE BOARD

                    AGREEMENT OF PARTNERSHIP



                               OF



             SHOWBOAT MARINA INVESTMENT PARTNERSHIP

                 AN INDIANA GENERAL PARTNERSHIP

                    AGREEMENT OF PARTNERSHIP

                               OF

             SHOWBOAT MARINA INVESTMENT PARTNERSHIP
                 AN INDIANA GENERAL PARTNERSHIP

                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE I. DEFINITIONS                                        1
           Affiliate                                          1
           Cash Available for Distribution                    2
           Code                                               2
           Depreciation                                       2
           Gross Asset Value                                  2
           Gross Revenue                                      2
           Interest or Partnership Interest                   3
           Majority Interest                                  3
           Net Profits or Net Losses                          3
           Nonrecourse Debt or Partner Nonrecourse Debt       3
           Original Capital Contribution                      3
           Partner                                            3
           Partnership                                        3
           Partnership Property                               4
           Project                                            4
           Regulations                                        4
           Showboat Marina                                    4
           Unrecovered Capital Contribution                   4

ARTICLE II.  FORMATION AND ORGANIZATION MATTERS               4
           Agreement of General Partnership                   4
           Fictitious Business Name Statement                 4
           Name                                               5
           Purpose                                            5
           Term                                               5
           Principal Place of Business                        5

           Title to Property                                  5

ARTICLE III. CAPITAL CONTRIBUTIONS                            6
           Showboat Indiana                                   6
           Waterfront                                         6
           No Interest on Capital Contributions               6
           Withdrawal of Capital Contributions                6
           Additional Capital Contributions                   6
           Failure to Contribute                              7
           Adjustment of Capital Contributions                8
           Put Option                                         8

ARTICLE IV.  CAPITAL ACCOUNTS                                 9
           Increases                                          9
           Decreases                                          10
           Other Adjustments                                  10
           General Provisions                                 10

ARTICLE V.   LOANS                                            11
           Partner's Loans to the Partnership                 11
           Other Loans to the Partnership                     11
           Showboat Indiana Advances and Affiliate Loans      12
           Loans from the Partnership                         12

ARTICLE VI.  ALLOCATIONS OF PROFITS AND LOSSES                12
           Determination of Net Profits and Net Losses        12
           Net Profits                                        13
           Net Losses                                         13
           Special Allocations                                13
           Curative Allocations                               14
           Other Allocation Rules                             14
           Tax Allocations Code Section 704(c)                15
           Certain Elections                                  16

ARTICLE VII.  DISTRIBUTIONS                                   16
           Operating Distributions                            16
           Distributions Upon Dissolution or Liquidation      17
           Restoration of Capital Account                     17
           Method of Distribution                             18
           Distributions to Owners of Record                  18

ARTICLE VIII. BOOKS AND RECORDS, ACCOUNTING, AND TAXES        18
           Fiscal Year of Partnership                         18
           Books and Records                                  18
           Tax Returns and Reports to Partners                19
           Gross Value Adjustment of Partnership Assets       19

ARTICLE IX.  POWERS AND OBLIGATIONS OF PARTNERS               19
           Authority of Showboat Indiana                      19
           Duties of Showboat Indiana                         20
           Partnership Meetings                               21
           Activities of Partners                             21
           Liability of the Partners                          22
           Indemnification of the Partners                    22
           Representations                                    22
           Right to Rely Upon the Authority
             of Showboat Indiana                              23

ARTICLE X.   BANK ACCOUNTS                                    23
           Bank Accounts                                      23
           Expenses of the Partnership                        23

ARTICLE XI.  TRANSFER OF A PARTNERSHIP INTEREST               23
           Transfer of a Partner's Interest                   23
           Right of First Refusal                             24
           Continuing Liability                               24
           Effectiveness of Substitution                      25
           Further Limitations of Transfers                   26
           Payment to Withdrawing Partner                     26

ARTICLE XII.  DISSOLUTION OF PARTNERSHIP                      26
           Events of Dissolution                              26
           Winding-Up of Partnership Business                 27
           Distribution of Partnership Property
             Upon Dissolution                                 27
           Assets Other Than Cash                             27
           Capital Account Adjustments                        28

ARTICLE XIII. NOTICES                                         28

ARTICLE XIV. DISCLOSURE OF OTHER BUSINESS
  INTEREST CONFLICTS; BUSINESS OPPORTUNITY                    28
           Other Business Interests                           28
             Competition                                      28
             Business Opportunity                             29

ARTICLE XV.  MISCELLANEOUS PROVISIONS                         30
           Limited Power of Attorney
           Amendment                                          31
           Binding Effect; Further Instruments                33
           Headings                                           33
           Gender and Number                                  33
           Severability                                       33
           Waiver of Action for Partition                     33

           Governing Law                                      33
           Arbitration; Attorneys' Fees and Costs             33
           Integration                                        34
           Counterparts                                       34
           Exhibits                                           34

                    AGREEMENT OF PARTNERSHIP
                               OF
             SHOWBOAT MARINA INVESTMENT PARTNERSHIP
                 AN INDIANA GENERAL PARTNERSHIP


     THIS AGREEMENT OF PARTNERSHIP of SHOWBOAT MARINA INVESTMENT PARTNERSHIP, an Indiana general partnership (this "Agreement"), is made as of this 1st day of March, 1996, by and between SHOWBOAT INDIANA INVESTMENT LIMITED PARTNERSHIP, a Nevada limited partnership ("Showboat Indiana"), and WATERFRONT ENTERTAINMENT AND DEVELOPMENT, INC., an Indiana corporation ("Waterfront").


                            RECITALS

     A. The parties hereto have joined together for the purpose of forming a general partnership pursuant to the Uniform Partnership Act under the laws of the state of Indiana, upon the terms and conditions and for the purposes hereinafter set forth.

     B. The parties desire to form a general partnership on the terms and conditions set forth herein, for the purpose of holding a one percent (1%) partnership interest in the Showboat Marina
Casino Partnership, an Indiana general partnership.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intention of being bound by this Agreement, the parties stipulate and agree as follows:

                   ARTICLE I.     DEFINITIONS

     For purposes of this Agreement, and in addition to terms defined elsewhere herein, the following terms shall have the following meanings:

1.01 AFFILIATE

           The term Affiliate shall refer to (i) any person ("first person") directly or indirectly controlling, controlled by, or under common control with a second person, or owning or controlling 10% or more of the outstanding securities of that second person; (ii) any officer, director, partner or member of the immediate family of that first person; and (iii) if that second person is an officer, director or partner, any company for which that second person acts in that capacity. "Person" includes any individual, partnership, corporation, limited liability company, association or other legal entity. The term "control" (including the terms "controlled by" and

"under  common  control  with") means the possession,  direct  or indirect,  of the power to direct or cause the direction  of  the
management  and  policies  of  a  person,  whether  through   the
ownership of voting securities, by contract, or otherwise.

1.02 CASH AVAILABLE FOR DISTRIBUTION

     The Cash Available for Distribution shall mean Gross Revenue less cash expenditures (including but not limited to, debt service and operating expenses) and amounts set aside for reserves, but not including any amount which, if distributed, would cause a default of any covenant contained in any financing agreement between the Partnership and a third party lender.

1.03 CODE

     The Internal Revenue Code of 1986, as amended, codified as Title 26 of the U.S. Code.

1.04 DEPRECIATION

     For each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by Showboat Indiana.

1.05 GROSS ASSET VALUE

     With respect to any asset, the asset's adjusted basis for federal income tax purposes, except that the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset, as determined by the contributing Partner and the Partnership. The Gross Asset Value of any Partnership assets distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

1.06 GROSS REVENUE

     All of the revenue generated by the Partnership Property and miscellaneous sources, including, without limitation, all cash receipts from operation of the Partnership Property and cash proceeds from (a) any loan secured by the Partnership Property,
(b) a sale or refinancing of all or part of the Partnership Property remaining after retirement of debt secured by such Partnership Property and all expenses relating to the transaction and retention of reasonable reserves, and (c) net condemnation proceeds.

1.07 INTEREST OR PARTNERSHIP INTEREST

     The proportionate interest of a Partner in the profits, losses, and capital of the Partnership, set forth as such Partner's "Percentage Interest" on Exhibit A hereto.

1.08 MAJORITY INTEREST

     Any combination of Partnership Interests that, in the aggregate, constitutes more than fifty percent (50%) of all Partnership Interests.

1.09 NET PROFITS OR NET LOSSES

     The net income or loss of the Partnership, as determined by the auditors or accountants employed by the Partnership, in accordance with Section 703 of the Code, applied consistently with prior periods.

1.10 NONRECOURSE DEBT OR PARTNER NONRECOURSE DEBT

     Any debt or liability of the Partnership as to which no Partner has any liability for repayment beyond its investment in the Partnership.

1.11 ORIGINAL CAPITAL CONTRIBUTION

     The amount contributed by a Partner to the capital of the Partnership upon its formation or upon the Partner's admission thereto.

1.12 OPENING

     The date the Project opens to the public for business for gaming activities by paying customers.

1.13 PARENT AGREEMENT

The Amended & Restated Showboat Marina Partnership Agreement between Showboat Indiana and Waterfront dated as of March 1, 1996.

1.14 PARTNER

     Initially,  Showboat Indiana and Waterfront, and thereafter, any  person or entity which holds a Partnership Interest  and  is
admitted  as  a  substitute  Partner  in  accordance  with   this
Agreement.

1.15 PARTNERSHIP

     Showboat Marina Investment Partnership, an Indiana general partnership.

1.16 PARTNERSHIP PROPERTY

     The Partnership's interest in such property, whether real or personal, as may from time to time belong to the Partnership.

1.17 PROJECT

     The  excursion  cruise  vessel  casino  development  to   be
acquired  and  developed by Showboat Marina in the City  of  East
Chicago, Indiana, and operated on Lake Michigan.

1.18 REGULATIONS

     The regulations promulgated by the U.S. Treasury Department under the Code.

1.19 SHOWBOAT MARINA

     Showboat Marina Casino Partnership, an Indiana general partnership.

1.20 UNRECOVERED CAPITAL CONTRIBUTION

     The Original Capital Contribution made by a Partner to the Partnership reduced by any distributions to said Partner, which constitute a return of capital, thereby decreasing such Partner's
Capital Account.

1.21 Undefined Terms

     Capitalized terms used but not defined herein that are defined in the Parent Agreement shall have the meaning ascribed thereto in the Parent Agreement.

        ARTICLE II.    FORMATION AND ORGANIZATION MATTERS

2.01 AGREEMENT OF GENERAL PARTNERSHIP

     Showboat Indiana and Waterfront agree to associate themselves together as a general partnership pursuant to the provisions of the Indiana Uniform Partnership Act (IC 23-4-1-1 et seq.), as amended from time to time, and upon the terms and conditions set forth in this Agreement.

2.02 FICTITIOUS BUSINESS NAME STATEMENT

     Showboat Indiana shall execute and promptly cause to be filed in the applicable Indiana counties, a certificate of assumed or fictitious business name, or such other document that may be required, with respect to the name of the Partnership and with respect to any other assumed or fictitious business names used by the Partnership in carrying out its purpose.

2.03 NAME

     The  name  of  the  Partnership  shall  be  Showboat  Marina
Investment Partnership.

2.04 PURPOSE

     The purposes of the Partnership are (a) to hold a one percent (1%) interest in Showboat Marina to be purchased at a price of $390,000, (b) to carry on any other activities necessary or incidental to the foregoing, and (c) to engage in any other business if such business is approved and agreed upon unanimously by the Partners prior to entering into such business.

2.05 TERM

     The term of the Partnership shall commence upon the execution of this Agreement and shall continue until the earlier of either (i) December 31, 2023; or (ii) the sale of all or substantially all of the Partnership Property (the "Initial Term"); unless the life of the Partnership shall be terminated or extended pursuant to law or any provision of this Agreement. The term of the Partnership shall be continued automatically for successive one-year terms (each, a "Renewal Term") after December 31, 2023 until terminated as provided herein. If Showboat Indiana desires that the Partnership terminate upon the expiration of the Initial Term of the Partnership or any Renewal Term thereafter, Showboat Indiana shall give written notice to Waterfront of its intention to cause such termination at least ninety (90) days prior to the end of the Initial Term or any Renewal Term thereafter. The Partnership shall terminate thereafter at the end of the Initial Term or such Renewal Term, as the case may be, and shall thereafter be liquidated in accordance with the provisions hereof.

2.06 PRINCIPAL PLACE OF BUSINESS

     The  location  of  the principal place of  business  of  the
Partnership  shall  be:  2001 E. Columbus  Drive,  East  Chicago,
Indiana   46312, or at such other place as Showboat  Indiana  may
from time to time determine.

2.07 TITLE TO PROPERTY

     Legal title to all Partnership Property shall be taken and at all times held in the name of the Partnership.

2.08 LICENSING

     Each Partner covenants to use its best efforts to diligently obtain all state and local licenses, including gaming licenses, necessary to conduct gaming operations in the Project. The Partners agree to provide each other with copies of all applications, reports, letters and other documents filed or provided to the state or local licensing authorities. In the event that either Partner as a result of a communication or action by the Commission or on the basis of consultations with its gaming counsel and/or other professional advisors, reasonably believes in good faith, with the concurrence of the other Partner's board of directors, that the Commission is likely to: (i) fail to license and/or approve the Partnership or its Affiliates to own and operate any gaming related businesses;
(ii) grant required gaming licensing and/or approval only upon terms and conditions which are unacceptable to Showboat Indiana and Waterfront; (iii) significantly delay the licensing and/or approval contemplated under this Agreement; or (iv) revoke any existing license or casino operating contract of the Partnership or its Affiliates, due to concerns of any aspect of the suitability of a particular shareholder or owner of an interest in a Partner or its Affiliate, then the Partner shall divest itself of its interest in the Affiliate or cause such shareholder or owner of an interest in the Partner or the Affiliate to divest itself of such interest. If, however, the events described in subparagraphs (i) through (iv) arise from concerns with respect to the suitability of a particular Partner ("Selling Party") then the Selling Party's entire Interest in the Partnership may be purchased by the other Partner at a purchase price equal to the greater of the then fair market value of the Selling Party's Partnership Interest.

              ARTICLE III.   CAPITAL CONTRIBUTIONS

3.01 SHOWBOAT INDIANA

     Showboat Indiana shall contribute Fifty-Five Dollars ($55.00) to the capital of the Partnership, whether such funds shall be contributed as debt or equity, as Showboat Indiana shall determine, in its sole and absolute discretion. The Interest of Showboat Indiana in the Partnership shall be fifty-five percent (55%).

3.02 WATERFRONT

     Waterfront shall contribute Forty-Five Dollars ($45.00) to the capital of the Partnership. The Interest of Waterfront in the Partnership shall be forty-five percent (45%).

3.03 NO INTEREST ON CAPITAL CONTRIBUTIONS

     All contributions to the capital of the Partnership shall be made in cash. Capital contributions to the Partnership shall not bear interest.

3.04 WITHDRAWAL OF CAPITAL CONTRIBUTIONS

     Except as expressly provided in this Agreement, no part of the contributions of any Partner to the capital of the Partnership may be withdrawn by such Partner without the prior written consent of Showboat Indiana. The Partners shall not have the right to receive property, other than cash, in return for their capital contributions, but this shall not be construed to limit the Partners' rights to receive their respective Interest in any property distributions made pursuant to this Agreement.

3.05 ADDITIONAL CAPITAL CONTRIBUTIONS

     At such time or times as the Partners shall unanimously determine that additional capital ("Additional Capital Contribution") is required by the Partnership, such Additional Capital Contribution shall be made by the Partners in proportion to the Partners' Interests in the

Partnership. If any Partner shall fail to make any Additional Capital Contribution, then Showboat Indiana shall have the right to acquire, on behalf of the Partnership, such additional capital as may be required, from whatever sources, in whatever amounts, and upon whatever terms and conditions Showboat Indiana deems necessary and appropriate, in its business judgment, to meet the ongoing needs of the Partnership. To obtain the required capital on behalf of the Partnership, the Partners shall each be entitled to the remedies set forth below.

3.06 FAILURE TO CONTRIBUTE

     If either Waterfront or Showboat Indiana should fail to make any Capital Contribution or a required loan on or before the date such contribution or loan is due (the "Defaulting Partner"), such failure shall constitute a default under this Agreement and the other Partner (the "Non-Defaulting Partner") may, at any time thereafter while the contribution remains unpaid, serve written notice ("Notice of Demand") upon the Defaulting Partner requiring it to make the Capital Contribution or loan, together with all costs and expenses that may have been incurred by the Partnership by reason of the nonpayment. The Notice of Demand shall specify a date (which shall be not less than ten (10) days after the date of the notice) on which, and the place at which, the contribution or loan and such costs and expenses are to be paid. In the event of the nonpayment of the additional Capital Contribution or loan on such date and at such place, the Non-Defaulting Partner shall have the right:

          (a) To buy the Defaulting Partner's Interest for an amount equal to the fair market value of the Defaulting Partner's Interest, computed as set forth in Section 9.1 of the ParentAgreement (and for purposes of such computation, the valuation date shall be the end of the month next preceding the month in which such contribution or loan should have been made, as set forth in the notice contemplated by this Section), such amount to be payable in cash at a closing to be held in East Chicago, Indiana on a date set by the Non-Defaulting Partner which is not later than ninety (90) days after the Non-Defaulting Partner gives written notice of such election to the Defaulting Partner Suchnotice must be given no later than thirty (30) days after the expiration of the period specified in the Notice of Demand, provided, however, that the closing may be extended for a reasonable period of time in the event the procedures set forth in Section 9 of the Parent Agreement have not been completed within said 90-day period;

          (b) To sue the Defaulting Partner or any guarantor to cause such Capital Contribution or loan to be made or to sue for damages for the failure to do so; or

          (c) To advance to the Partnership an amount equal to the Defaulting Partner's required additional Capital Contribution or loan, and the amount so advanced, together with any corresponding Capital Contribution made by the Non-Defaulting Partner for its own account shall be considered loans to the Partnership and shall be repaid by the Partnership to such Non-Defaulting Partner with interest thereon at an annual rate four (4) percentage points above the rate shown in THE WALL STREET JOURNAL (or its successor publication) from time to time as the prime rate for money center banks but with a floor of twelve percent (12%) per annum, which rate shall be determined on the first day of each month and shall be applied to the loan balance for the month. However, in no event shall the interest rate exceed the maximum lawful rate. Such interest shall be payable quarterly.

3.07 ADJUSTMENT OF CAPITAL CONTRIBUTIONS

     As of any date, a Partner's capital contribution shall be deemed to be adjusted as follows:

          (a) Increased by the amount of any Partnership liabilities which, in connection with distributions pursuant to Section 7.01 or Section 7.02 hereof, are assumed by such Partner or are secured by any Partnership Property distributed to such Partner; and

          (b)   Reduced by the amount of cash and the Gross Asset
     Value of any Partnership Property distributed to such Partner pursuant to Section 7.01 or Section 7.02 hereof; and

          (c) Reduced by the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

3.08 PUT OPTION

     Upon the third anniversary of the commencement of the Opening and ending sixty (60) days thereafter, Waterfront may elect to require Showboat Indiana to purchase all or a portion of Waterfront's Partnership Interest (the "Disposition Portion") either by (i) a series of three (3) payments as described below, or (ii) by distributing the entire Partnership Distributable Cash, cash from sales or refinancing and liquidating distributions to Waterfront for a period of four (4) years on account of Showboat Indiana's acquisition of Waterfront's Disposition Portion. Showboat Indiana shall have a period of sixty (60) days to elect option (i) or (ii).

     If Showboat Indiana elects option (i) above, Showboat Indiana shall immediately purchase, at a minimum, one-third (1/3) of Waterfront's Disposition Portion. The remaining portion of Waterfront's Disposition Portion shall be purchased by Showboat Indiana in no more than two (2) additional installments, on the fifth anniversary and the seventh anniversary of the Opening. At the fifth anniversary Showboat Indiana shall purchase, at a minimum, one-half (1/2) of Waterfront's remaining Disposition Portion not purchased on the third anniversary. Any remaining Disposition Portion shall be purchased by Showboat Indiana on the seventh (7th) anniversary of the Opening.

     The purchase price of Waterfront's Disposition Portion shall be calculated by multiplying (i)the percentage Partnership Interest represented by the Disposition Portion to be purchased by Showboat Indiana, by (ii) one percent (1%) of the Fair Value of the Project determined in accordance with the formula specified in Article 6 of the Parent Agreement.

     The Partnership may not incur additional indebtedness to fund the purchase price for Waterfront's Disposition Portion unless (i) Waterfront's entire Partnership interest is purchased or (ii) Showboat Indiana obtains Waterfront's written consent, which may be granted or withheld in

Waterfront's discretion. The purchase price may be paid in cash or with registered shares of common stock of Showboat, Inc., Showboat Indiana's parent corporation.

     In the event Showboat Indiana elects option (ii) above, (a) sums distributed to Waterfront in excess of amounts otherwise distributable to it shall be deemed a payment on account of the purchase price of Waterfront's Disposition Portion, and (b) upon the seventh (7th) anniversary of the Opening all of Disposition Portion must be purchased. Waterfront's Percentage Interest in the Disposition Portion shall pass to Showboat Indiana upon full payment therefor.

     The Partners agree that, notwithstanding the foregoing provisions of this Section, if Showboat Indiana, in its sole discretion, determines within ten (10) days after Waterfront's election that it is unwilling for any reason to pay the purchase price prescribed in this Section for Waterfront's Disposition Portion as determined by the formula referred to in this Section, then the Partnership shall retain reputable investment bankers who shall market the Partnership or its assets for sale to the highest reputable bidder. Waterfront and Showboat Indiana shall be permitted to submit bids for the purchase of the Partnership or its assets in such event.

                 ARTICLE IV.    CAPITAL ACCOUNTS

     There shall be established and maintained on the books of the Partnership a separate capital account ("Capital Account") for each Partner. The Partnership shall maintain such Capital Accounts in accordance with the capital account maintenance rules of Regulations Section 1.704-1(b)(2)(iv), as such rules may be amended from time to time. Unless otherwise required by such rules, the Capital Account of each Partner shall be maintained for such Partner in accordance with the following provisions:

4.01 INCREASES

     Each Partner's Capital Account shall be increased by:

          (a)  The amount of the Partner's cash or, to the extent
     permitted  by  the terms of any Development Financing,   in-
     kind capital contributions to the Partnership; and

          (b) The fair market value of any property contributed by the Partner to the Partnership (net of liabilities secured by any such contributed property that the Partnership is considered to assume or take subject to for purposes of Section 752 of the Code); and

          (c) The amount of Net Profits (or items thereof) allocated to the Partner pursuant to Article VI.; and

          (d) Any other increases required by the Regulations. If Section 704(c) of the Code applies to property contributed by a Partner to the Partnership, then the Partners' Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

4.02 DECREASES

     Each Partner's Capital Account shall be decreased by:

          (a) The amount of Net Losses allocated to the Partner pursuant to Article VI.; and

          (b) All amounts paid or distributed to the Partner pursuant to Article VII., other than amounts required to be treated as a payment for property or services under the Code; and

          (c) The fair market value of any property distributed in kind to the Partner (net of any liabilities secured by such distributed property that such Partner is considered to assume or take subject to for purposes of Section 752 of the
     Code); and

          (d)  Any other decreases required by the Regulations.

4.03 OTHER ADJUSTMENTS

          (a) Before decreasing a Partner's Capital Account (as described above) with respect to the distribution of any property to such Partner, all Partners' Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in the Partners' Capital Accounts) would be allocated among the Partners if there were a taxable disposition of such property by the Partnership on the date of distribution, in accordance with Regulations Section 1.704-1(b)(2)(iv)(e).

          (b) Partners' Capital Accounts shall be adjusted in accordance with, and upon the occurrence of an event as permitted by Regulations Section 1.704-1(b)(2)(iv)(f), or upon the receipt of additional Capital Contributions pursuant to Section 3.06(b), hereof, to reflect a revaluation of the Partnership's assets on the Partnership's books. Such adjustments to the Partners' Capital Accounts shall be made in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

4.04 GENERAL PROVISIONS

          (a) COMPLIANCE WITH REGULATIONS - All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations. In the event Showboat Indiana shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or Showboat Indiana) are computed in order to comply with such Regulations, Showboat Indiana may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Partner pursuant to Section 7.01(a) and
     Section 7.02 hereof upon the dissolution of the Partnership.

          (b) DETERMINATION OF LIABILITIES - In determining the amount of any liability for purposes of Sections 4.01(b) and 4.02(c) above, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and any Regulations promulgated thereunder.

          (c) FEDERAL INCOME TAX ELECTIONS - Showboat Indiana may , on behalf of the Partnership, make all elections for federal income tax purposes, including but not limited to an election, pursuant to Code Section 754, to adjust the basis of the Partnership's assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made, upon the adjustment to the basis of the Partnership's assets, the Capital Accounts of all Partners shall be adjusted in accordance with the requirements of Regulation
     Section 1.704-1(b)(2)(iv)(m).

          (d) TRANSFER OF PARTNERSHIP INTEREST - In the event any Interest in the Partnership is transferred to a transferee who is entitled to be admitted to the Partnership as a substitute Partner in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                      ARTICLE V.     LOANS

5.01 PARTNER'S LOANS TO THE PARTNERSHIP

     No Partner shall lend or advance money to or for the Partnership's benefit without the prior written consent of Showboat Indiana. If any Partner shall make loans or lend money to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be an increase in the Partner's Capital Contribution or Interest, nor shall it entitle such Partner to any increase in his share of the distributions of the Partnership, nor subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such Partner, at such rates and on such terms as shall be reasonably determined by Showboat Indiana.

5.02 OTHER LOANS TO THE PARTNERSHIP

     If Showboat Indiana determines that funds are reasonably necessary for maintaining and protecting the assets of the Partnership, conducting its business, or making capital improvements (or similar expenditures), Showboat Indiana is authorized (but not obligated) to borrow the needed funds on the Partnership's behalf on commercially reasonable terms existing at the time of the borrowing, and all or any portion of the Partnership Property may be pledged or conveyed as security for the indebtedness. In order for the Partnership to acquire its interest in Showboat Marina, a loan or advance will be obtained from Showboat Marina Partnership.

5.03 SHOWBOAT INDIANA ADVANCES AND AFFILIATE LOANS

     From time to time, Showboat Indiana may advance to the Partnership such funds as shall be required for the business expenses or other obligations of the Partnership. Such loan or advance shall become an obligation and liability of the Partnership, shall be evidenced in writing by a promissory note (whether secured by Partnership Property or unsecured) or other document of indebtedness and shall bear interest and otherwise be subject to the terms and conditions as shall be provided in such note or document; provided, however, any interest paid to Showboat Indiana on any such loans or advances shall not exceed the interest that would be charged by independent commercial lending institutions or private lenders for similar loans for the same purpose and in the same locality as the Partnership Property. Showboat Indiana shall not require a prepayment charge or penalty on any such loan. Showboat Indiana shall not provide permanent financing for the Partnership.

5.04 LOANS FROM THE PARTNERSHIP

     No loans shall be made from the Partnership to any Partner.

        ARTICLE VI.    ALLOCATIONS OF PROFITS AND LOSSES

6.01 DETERMINATION OF NET PROFITS AND NET LOSSES

     The amount of Net Profits or Net Losses available for allocation for each fiscal year or other period, shall be an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss) with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing net profits or net losses pursuant to this Section 6.01, shall be added to such taxable income or loss; and

          (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing net profits or losses pursuant to this Section
     6.01  shall be subtracted from such taxable income or  loss;
     and

          (c) In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to Section 8.04, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

          (d) Gain or loss resulting from any disposition of any Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership Property disposed of, notwithstanding that the adjusted tax basis of such Partnership Property differs from its Gross Asset Value; and

          (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed in accordance with Section 1.04.

     Notwithstanding any other provision of this Section 6.01, any items which are specially allocated pursuant to Sections 6.04 or 6.05 hereof shall not be taken into account in computing Net
Profits or Net Losses.

6.02 NET PROFITS

     After giving effect to any special allocations set forth in Sections 6.04 and 6.05 hereof, Net Profits for any fiscal year shall be allocated to the Partners in proportion to their respective Partnership Interests.

6.03 NET LOSSES

     After giving effect to the special allocations set forth  in
Section 6.04 and 6.05 hereof, Net Losses for any fiscal year shall be allocated to the Partners in proportion to their respective Partnership Interests; provided however that no Net Loss may be allocated to a partner with a negative Capital Account unless all Partners have a negative Capital Account.

6.04 SPECIAL ALLOCATIONS

          (a) MINIMUM GAIN CHARGEBACK - Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Section 6.04, if there is a net decrease in Partnership Minimum Gain, as defined in the Regulations, during any Partnership fiscal year, each Partner who would otherwise have an Adjusted Capital Account Deficit (as defined below) at the end of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i). This
     Section is intended to comply with the minimum gain chargeback requirement Regulations Section 1.704-2(i)(4), and shall be interpreted consistently therewith.

          (b) QUALIFIED INCOME OFFSET - In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6); items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.04(b) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations have been made as if this Section were not in this Agreement.

          (c) NON-RECOURSE DEDUCTIONS - Non-recourse deductions for any fiscal year or other period shall be allocated fifty-five percent (55%) to Showboat Indiana and forty-five percent (45%) to Waterfront.

          (d) CODE SECTION 754 ADJUSTMENTS - To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss ( if theadjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in the manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

          (e) ADJUSTED CAPITAL ACCOUNT DEFICIT - The Adjusted Capital Account Deficit with respect to any Partner shall be the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

               1. Credit to such Capital Account any amounts which such Partner is obligated to restore (pursuant to any provision of this agreement, pursuant to the terms of such Partner's promissory note, if any, or otherwise) or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations
                    Section 1.704-2(g)(1) and 1.704-2(i)(5); and

               2.   Debit  to  such  capital  account  the  items
                    described  in  Regulations  Sections   1.704-
                    1(b)(2)(ii)(d)(4), (5) and (6); and

               3. The foregoing provisions regarding the determination of the amount of an Adjusted Capital Account Deficit are intended to comply with the provisions of Regulations
                    Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith

6.05 CURATIVE ALLOCATIONS

     The allocations set forth in Sections 6.04 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). Notwithstanding any other provisions of this Agreement (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

6.06 OTHER ALLOCATION RULES

          (a) Generally, all Net Profits and Net Losses allocated to Showboat Indiana and Waterfront pursuant to Sections 6.01 through 6.04 hereof, are in turn allocated among the Partners in proportion to the Interest held. In the event the Partners are admitted to the Partnership on different dates during any fiscal year, the Net Profits (or Net Losses) allocated to the Partners for each such fiscal year shall be allocated among the Partners in proportion to the Interest each holds from time to time during such fiscal year in accordance with any convention permitted by law and selected by Showboat Indiana.

          (b) For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses and any other such items shall be determined on a daily, monthly or other basis, as determined by Showboat Indiana using any permissible method under Code
     Section 706 and the Regulations thereunder.

          (c) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocation not otherwise provided for shall be divided among the Partners in the same proportion as they share Net Profits or Net Losses, as the case may be, for the year.

          (d) The Partners are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their share of Partnership income and loss for income tax purposes.

          (e) Solely for the purpose of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the interests in the Partnership profits are in proportion to the Interests held by the Partners.

          (f) To the extent permitted by Regulations Section 1.704-2(h)(3), Showboat Indiana shall endeavor to treat distributions of Cash Available for Distribution, whether from operations or from the sale or refinancing of Partnership Property as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt unless such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.

6.07 TAX ALLOCATIONS CODE SECTION 704(C)

     In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Partnership asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the regulations thereunder. Any elections or other decisions relating to such allocations shall be made by Showboat Indiana in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 6.07 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any person's capital account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

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6.08 CERTAIN ELECTIONS

     Where a distribution of property is made in the manner provided in Code Section 734 or where a transfer of a Partnership Interest permitted by this Agreement is made in the manner provided in Code Section 743, Showboat Indiana shall have the sole and absolute discretion to file or not to file on behalf of the Partnership, upon any Partner's written request, an election under Code Section 754 in accordance with the procedures set forth in the applicable Regulations. Except insofar as an election pursuant to Code Section 754 has been made with respect to the Interest of any Partner, the determination of profits, losses, distributions, and Capital Accounts shall be made as provided for in this Agreement. With respect to any Partner whose Interest has been affected by an election pursuant to Code
Section 754, appropriate adjustments shall be made with respect to the determination of profits, losses, distributions, and Capital Accounts. Each Partner agrees to promptly provide Showboat Indiana with all information necessary to give effect to such election.

                  ARTICLE VII.   DISTRIBUTIONS

7.01 OPERATING DISTRIBUTIONS

     Showboat Indiana shall distribute all Cash Available for Distribution from time to time (but not less frequently than quarterly) as Showboat Indiana may determine; provided, however, that the aggregate amount of each such distribution shall be that amount which Showboat Indiana reasonably determines is not required to be retained by the Partnership to meet the reasonably foreseeable cash requirements and needs of the business and activities of the Partnership and to establish an adequate reserve for the payment of Partnership liabilities and contingencies. All proceeds from the sale or refinancing of part or all of the assets of the Partnership, net of transaction costs, repayment of debt and reasonable reserves shall be distributed to the Partners as promptly as practicable upon receipt thereof. All distributions made pursuant to this Section
7.01 shall be made in cash and shall be divided among the Partners as follows:

          (a)   first, to return Waterfront's Unrecovered Capital
     Contribution  if  not  previously  paid  pursuant  to   this
     Agreement ;

          (b) second, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each Partner, including, without limitation, any income realized pursuant to Section 6.05 hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

          (c) third, to the extent not previously repaid, one-fifth (1/5th) (calculated on an annualized basis together with all prior distributions to such Partner in that calendar year) of each Partner's Unrecovered Capital Contribution and loans , such distribution to be made annually beginning one year after the Opening; subject, however, to the limitation that (a) no more than 80% of the Distributable Cash available for disbursement pursuant to the Provisions of this subsection shall be distributed pursuant hereto, provided, however, the

     Partners may mutually agree to repay more than one-fifth (1/5) of each Partner's Unrecovered Capital Contribution and loans and (b) the balance of such Distributable Cash shall be available for distribution pursuant to subsection 7.01(d) below; and

          (d) fourth, the balance, if any, to the Partners in proportion to each Partner's respective Interest in effect at the time the distribution is made.

7.02 DISTRIBUTIONS UPON DISSOLUTION OR LIQUIDATION

     Upon dissolution or liquidation of the Partnership, cash and any other assets being distributed in-kind shall be distributed in the following order of priority:

          (a) first, to the payment and discharge of all the Partnership's debts and liabilities to creditors other than Partners;

          (b) second, to the payment and discharge of all the Partnership's debts and liabilities to Partners (other than for any loans made by a Partner to the Partnership and any interest thereon); and

          (c)   third,  to the return of Waterfront's Unrecovered
     Capital Contribution plus unreimbursed Development Expenses if not previously paid pursuant to this Agreement;

          (d) fourth, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each Partner, including, without limitation, any income realized pursuant to Section 6.05 hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

          (e) fifth, to the extent not previously repaid, to the repayment of each Partner's entire Unrecovered Capital
     Contribution and loans;

          (f) fifth, the balance, if any, to the Partners in proportion to their respective positive Capital Account balances.

7.03 RESTORATION OF CAPITAL ACCOUNT

     Distributions made to a Partner pursuant to Section 7.01  or
Section  7.02  shall  not  be made in  violation  of  Regulations
Section 1.704-1(b)(2)(ii)(b)(3). If the Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).

7.04 METHOD OF DISTRIBUTION

     In the discretion of Showboat Indiana, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 7.02 may be:

          (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of Showboat Indiana, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

          (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

7.05 DISTRIBUTIONS TO OWNERS OF RECORD

     Distributions shall be made only to persons who, according to the books and records of the Partnership, are the owners of record on a date to be determined by Showboat Indiana with respect to each distribution. Neither Showboat Indiana nor the Partnership shall incur any liability for making distributions in accordance with the preceding sentence.

     ARTICLE VIII.  BOOKS AND RECORDS, ACCOUNTING, AND TAXES

8.01 FISCAL YEAR OF PARTNERSHIP

     The fiscal year of the Partnership shall be the calendar year for accounting purposes and June 30 or such other date which is the same date as the majority partner for income tax reporting purposes.

8.02 BOOKS AND RECORDS

     The Partnership shall maintain full and accurate books and records at its principal place of business, as required under the Indiana Uniform Partnership Act, and all Partners shall have the right to inspect and copy, at the Partner's expense, such books and records during ordinary business hours. Showboat Indiana shall maintain such books and records under the accrual method of accounting and shall have the authority to determine the necessary federal, state and local tax return elections as Showboat Indiana deems advisable and in the best interests of the Partnership. The books shall be closed at the end of each fiscal year.

8.03 TAX RETURNS AND REPORTS TO PARTNERS

     The Partnership shall make a reasonable effort to deliver to each Partner by March 15th of each year, or as soon thereafter as reasonably possible, a copy of each Partner's Internal Revenue Service Form 1065, Schedule K-l, or such successor form, to be filed with the Partner's own tax return. A copy of the income tax returns of the Partnership shall be available to any Partner. The Partnership shall provide the Partners with quarterly unaudited financial statements and annual unaudited financial statements of the Partnership.

8.04 GROSS VALUE ADJUSTMENT OF PARTNERSHIP ASSETS

     (a) The Gross Asset Values of all Partnership Assets shall be adjusted to equal their respective gross fair market values, as determined by Showboat Indiana, as of the following times:

          1. The acquisition of an additional interest in the Partnership (other than pursuant to Section 5.03 hereof) by any new or existing Partner in exchange for more than a de minimus capital contribution;

          2. The distribution by the Partnership to a Partner of more than a de minimus amount of Partnership property as consideration for an interest in the Partnership if Showboat Indiana reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

          3. The liquidation of the Partnership within the meaning of Regulations Section 1.704-
               1(b)(2)(ii)(g).

     (b) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 6.05(d) (Code Section 734(b) or Code Section 743(b) adjustments) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section to the extent Showboat Indiana determines that an adjustment pursuant to Section 8.04(a) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section.

        ARTICLE IX.    POWERS AND OBLIGATIONS OF PARTNERS

9.01 AUTHORITY OF SHOWBOAT INDIANA

     Showboat Indiana shall have full, exclusive, and complete authority to direct and manage the affairs of the Partnership with all rights and powers generally conferred by law together with those that are necessary or appropriate for the overall management and control of the Partnership's business, as required under the Indiana Uniform Partnership Act.

9.02 DUTIES OF SHOWBOAT INDIANA

     Showboat Indiana will use its best efforts to carry out the purpose, business, and objectives of the Partnership and will devote such time to Partnership business as is reasonably required. Showboat Indiana will use its best efforts to assure the efficient management and operation of the Partnership and will fully discharge its fiduciary duties to the Partnership and the Partners. Without limiting the generality of the foregoing, and in addition to all other duties imposed by law or this Agreement, Showboat Indiana is obligated to:

          (a) Subject to the provisions hereof, act in a fiduciary manner regarding the Partnership, the Partners and the Partnership Property;

          (b) File and publish all certificates, statements, or other documents required by law for the formation and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions; provided, however, that performance will be excused whenever the remaining Partners refuse to cooperate and their cooperation is required in order to perform these duties;

          (c)    Furnish  the  Partners  with  the  reports   and
     information specified in this Agreement;

          (d) Maintain complete books of account and records regarding Partnership operations and business affairs;

          (e) Keep all books and records of the Partnership available for inspection and audit by the Partners or their representatives;

          (f) Use best efforts to maintain the status of the Partnership as a "partnership" for federal income tax purposes;

          (g) File all federal, state, or local tax returns and reports and make all other filings which are required by law or governmental agencies;

          (h) Use reasonable efforts to operate the business of the Partnership;

          (i) Cause the Partnership at all times to maintain insurance (including liability insurance) in the amounts and against the risks as are generally maintained for comparable property and business;

          (j) Invest the funds of the Partnership (including reserves) that are not distributed to the Partners and temporarily are not, in Showboat Indiana's opinion, required for the conduct of the Partnership's business in
     (a) governmentally-insured, interest-bearing savings accounts, (b) short-term governmental obligations, or (c) certificates of deposit of a commercial bank or savings and loan association having at least $10,000,000 of assets;

          (k) Act as the "tax matters Partner" of the Partnership pursuant to Code Section 6231(a)(7) and cause the Partnership to make such timely federal, state and local income tax elections as may be in the best interests of the Partnership;

          (l) Subject to the restrictions and conditions set forth in Article XI, admit transferees of Partnership
     Interests as substitute Partners;

          (m)   Make  all  decisions concerning  the  operational
     aspects  of  the  Partnership and execute  and  deliver  all
     contracts,   deeds,  and  other  instruments  in  connection
     therewith;

          (n) Borrow money on behalf of the Partnership and execute and deliver in the name of the Partnership notes evidencing the same and mortgages, deeds of trust, and any other security instruments securing the same. The signature of Showboat Indiana shall be sufficient to bind the Partnership and all the Partners as to the execution of any documents concerning the Partnership's acquisition, development, rental and/or sale of any or all the Partnership Property or the execution of any mortgages, deeds of trust, or any other security instruments securing any borrowing by the Partnership;

          (o) Pay from Partnership assets all expenses of organizing and conducting the business of the Partnership, including, without limitation, legal and accounting fees;

          (p) Execute any and all instruments and take any and all other action necessary or desirable to carry out the purposes and business of the Partnership;

          (q) Employ, at the expense of the Partnership, such consultants, accountants, attorneys, brokers, escrow agents, property managers and other professionals as Showboat Indiana shall deem necessary or desirable, some of whom may also be employed by Showboat Indiana itself; and

          (r) Assume the overall duties imposed on a partner by the Indiana Uniform Partnership Act.

9.03 PARTNERSHIP MEETINGS

     The Partnership may, in Showboat Indiana's discretion, hold annual meetings for any reason. Partnership meetings may be held when and where designated by Showboat Indiana.

9.04 ACTIVITIES OF PARTNERS

     It is expressly understood that any Partner, any Affiliate or any stockholder of any Partner may engage in any business, investment, or profession, and neither the Partnership nor any other Partner shall have any rights in and to said business, profession or investment, or in the income or profits derived therefrom by reason of this Agreement. The fact that a Partner, or a person or an entity that is an Affiliate of or related to such Partner, is directly or indirectly interested in or connected with any person, firm, or corporation employed by the Partnership to render services or perform a service or to sell or to buy merchandise or other property shall not prohibit Showboat Indiana from employing or contracting with such person, firm, or corporation or from dealing with him or it, and neither the Partnership nor the Partners shall have any rights in or to any income or profits derived therefrom. Showboat Indiana is not obligated to devote its full time to the affairs of the Partnership. Showboat Indiana may become involved in other businesses and ventures. It is likely that Showboat Indiana and its Affiliates will participate in other partnerships which may be in direct competition with the Partnership. Neither the Partnership nor any Partner shall have any right or interest in any business, profession, investment, or business opportunity that Showboat Indiana or its Affiliate is en gaged in, practices, or pursues.

     Neither Showboat Indiana nor any Affiliate shall be obligated to present any particular investment opportunity to the Partnership, even if the opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and Showboat Indiana shall have the right to take for its own account or to recommend to others any investment opportunity.

9.05 LIABILITY OF THE PARTNERS

     The Partners and any of them shall not be liable in damages or otherwise to the Partnership or the other Partners, or any of them, for any loss suffered by it or them, or any of them, in connection with the activities of the Partnership.

     The Partners shall not be personally liable for the return of any capital of any remaining Partner, or for the return of any other contribution to the Partnership made by any Partner, other than loans made pursuant to this Agreement.

9.06 INDEMNIFICATION OF THE PARTNERS

     The Partnership shall indemnify and hold harmless the Partners and any of them from and against any and all loss, liability, claim, damage, and the like, including reasonable attorneys' fees, suffered by a Partner solely by virtue of its acting as a Partner in this Partnership in connection with any activity of the Partnership. The provisions of this Section to hold the Partners harmless and indemnify the Partners, shall be enforceable only against and out of the assets of the Partnership and not against or out of the assets of the Partners, or any of them, individually.

9.07 REPRESENTATIONS

     Each of the Partners acknowledges and agrees (i) that no representation or promise not expressly contained in this Agreement has been made by any other Partner or by any of such Partner's agents, employees, or representatives; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, other than such as is set forth expressly in this Agreement;
(iii) that each Partner has had the opportunity to be represented by counsel of said Partner's choice in this matter, including the negotiations and transactions that preceded the execution of this Agreement; and (iv) that each Partner, or counsel representing such Partner, has read this Agreement and each Partner agrees to be bound by the terms contained herein.

9.08 RIGHT TO RELY UPON THE AUTHORITY OF SHOWBOAT INDIANA

     No person dealing with Showboat Indiana shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any property or interest owned by the Partnership shall be required to determine the sole and exclusive authority of a Partner to sign and deliver on behalf of the Partnership any such instrument of transfer or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice affecting the same.

                  ARTICLE X.     BANK ACCOUNTS

10.01     BANK ACCOUNTS

     All funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be determined by Showboat Indiana. All withdrawals therefrom shall be made upon checks signed on behalf of the Partnership by such individuals as may be designated from time to time by Showboat Indiana. Showboat Indiana shall not make deposits in or issue any checks against the Partnership bank account without full, proper, and complete supporting records.

10.02     EXPENSES OF THE PARTNERSHIP

     All operating and administrative expenses of the Partnership shall be billed directly to the Partnership, in the name of the Partnership, and shall be paid by the Partnership from funds received by it.

        ARTICLE XI.    TRANSFER OF A PARTNERSHIP INTEREST

11.01     TRANSFER OF A PARTNER'S INTEREST

     Except as may otherwise be expressly provided herein, no Partner shall sell, assign, pledge, encumber, hypothecate, or otherwise transfer or dispose of all or any part of its Interest or share of its Interest, as amended, without the written consent of the other Partner. Any sale or other transfer or attempted transfer in violation of this Agreement shall be null and void and of no force and effect. Further, no partner shall be admitted to the Parthership without the unanimous consent of the Partners. Each Partner acknowledges the reasonableness of the restrictions on transfers imposed by this Agreement in view of the relationship of the Partners. Any transfer, with consent, must be of all of such Partner's Interest, unless Waterfront and Showboat Indiana otherwise agree. This prohibition shall include the direct disposition of an Interest, as well as any voluntary transfer (by sale, contract for sale, assignment, pledge, hypothecation or otherwise) of a controlling interest in the stock of a Partner, or the merger or other consolidation of a Partner with or into another Person, but in such event, the consent of Waterfront and Showboat Indiana shall not be unreasonably withheld or delayed.

     Notwithstanding the foregoing, Waterfront's shareholders may transfer portions of their equity interests, or Waterfront may issue new shares to new shareholders so long as Michael Pannos and Thomas Cappas remain officers, directors and collectively, including immediate family holdings, at least 25% shareholders of Waterfront. At all times stated herein Waterfront shall have not more than 35 shareholders each of whom shall be individuals and a majority of whom shall be residents of the State of Indiana.

11.02     RIGHT OF FIRST REFUSAL

     In the event that a Partner ("Transferring Partner") intends to make a voluntary transfer of part or all of its Interest to a third party, it shall first offer such Interest to the other Partner ("Remaining Partner"), who shall have a right of first refusal with respect to the acquisition of such Interest. In the event that the Transferring Partner receives a bona fide offer to purchase acceptable to such Partner, then the Remaining Partner shall have a right of first refusal to purchase such Interest at the same price and under the same terms and conditions as are contained in such written offer. Upon receipt of any such acceptable offer, the Transferring Partner shall certify a complete, true and correct copy of such offer to the Remaining Partner. The Remaining Partner shall have a period of thirty
(30) days from the date of receipt of such written offer to elect whether or not it intends to accept or reject such offer. If the Remaining Partner desires to purchase the interest from the Transferring Partner upon the same terms and conditions as are set forth in such acceptable offer, then the Remaining Partner shall notify the Transferring Partner within ten (10) days of the receipt of such written offer and shall accompany such notice with an earnest money deposit equivalent to any earnest money deposit that was made with the original offer. If the Remaining Partner fails to notify the Transferring Partner within such ten
(10) day period, such failure to so notify shall be deemed a rejection of such offer. Rejection of such offer shall not terminate this right of first refusal as to any other or subsequent sales of the Interest. In the event of the exercise of the right of first refusal, the Remaining Partner shall consummate the sale and purchase of the Interest in accordance with, and within the time limitations set forth in, the terms and conditions of such offer to purchase as originally submitted. In the event that such offer should include as a part of the consideration to be paid any particular or unique property, or the exchange of any other property, the Remaining Partner shall not be required to deliver to the Transferring Partner such property, but may satisfy such obligations by the payment to the Transferring Partner of cash in an amount equivalent in value to such other property. The Transferring Partner may not combine the sale of an interest with the sale of any other asset. A transfer shall include a sale or a contract for sale of all or part of an Interest as well as the sale, contract for sale or assignment of a controlling interest in the Stock of a Partner or a merger or other consolidation of a Partner with or into another Person.

11.03     CONTINUING LIABILITY

     Unless otherwise agreed, in the event a Partner sells, exchanges, assigns or otherwise transfers its Interest, such Partner shall remain liable for all obligations and liabilities incurred by such Partner as a Partner prior to the effective date of such transfer (including any tax liability of such Partner), but shall be free of any obligations or liabilities incurred on account of the activities of the Partnership after such date.

11.04     EFFECTIVENESS OF SUBSTITUTION

     The failure to obtain the requisite approvals and consents of the Partners to the substitution of an assignee as a Partner of the Partnership shall not, except to the extent that approval by the Indiana Gaming Commission is required, affect the validity or effectiveness of any such instrument as an assignment to an assignee of the right to receive that share of the profits or other compensation by way of income, or the return of contributions, to which his assignor would otherwise be entitled and which were assigned, provided a duly executed and acknowledged written instrument of assignment in proper form and substance, the terms of which are not in contravention of any of the provisions of this Agreement, is filed with the Partnership. However, an assignee of a Partner who has not obtained the requisite approvals and consents has no right to require any information or account of the Partnership transactions or to inspect the Partnership books, or to vote on any matters as to which a Partner would be entitled to vote. Such an assignee of a Partner is only entitled to receive the share of the profits or other compensation by way of income, or the return of capital contributions, to which the assignor would otherwise be entitled. In the event of the admission of a Partner, a permitted withdrawal of a Partner, or transfer by a Partner, this Agreement promptly will be amended as necessary to reflect any changes in the profit and loss allocations of Partners, to reflect the capital contributions of the newly admitted Partner or the withdrawal of capital by any withdrawing Partner, and to set forth any new provisions or to amend any existing provisions of this Agreement that may be necessary or desirable in light of the admission of a Partner or Transfer by a Partner. In the event such an amendment of this Agreement is required, such newly admitted Partner or withdrawing Partner shall bear all costs associated with such amendment.

11.05     DEATH OR LEGAL INCOMPETENCY OF A PARTNER

     Upon the death or legal incompetency of an individual Partner, his or her personal representative shall have all the rights of a Partner for the purpose of settling or managing the Partner's estate, and such power as the decedent or incompetent possessed to designate a successor as a transferee of his interest in the Partnership, and to join with such transferee in making an application to substitute such transferee as a Partner. The estate of a deceased Partner shall be liable for the decedent's liabilities as a Partner. Upon the bankruptcy, insolvency, dissolution, or other cessation of the existence, as a legal entity, of a non-individual Partner, the authorized representative of such entity shall have the rights of a Partner for the purpose of effecting the orderly disposition of the Interest of said Partner.

11.06     TRANSFER OF ALLOCATIONS

     In  the  event  of the Transfer of all or any  part  of  the
Interest of any Partner, for the fiscal year during which the Transfer occurs, the share of Net Profit or Net Loss or any item of income, gain, loss, deduction, or credit of the Partnership allocable to the Interest transferred shall be allocated between the transferor and the transferee in accordance with the provisions of Code Sections 706(c) and 706(d).

11.07      FURTHER LIMITATIONS OF TRANSFERS

     Notwithstanding any other provision of this Agreement, Transfers of Interests shall be made only in accordance with 68 IAC 5-2, as amended, and no Transfer shall be permitted if: (i) the proposed Transfer or the proposed transferee will or could
(a) impair the ability of the Partnership to be taxed as a Partnership under the federal income tax laws, or (b) cause any certificate of suitability, gaming license or similar authorization or license to be denied to the Partnership or, if held by the Partnership, to be suspended, revoked or not renewed;
(ii) the Transfer will, or could, cause the Partnership's tax year to close, or the Partnership to terminate, for federal income tax purposes, or impair the validity of the Partnership under Indiana law; or (iii) such Transfer would cause the Partnership to be in default under any agreement relating to any of its indebtedness. Any purported Transfer in violation of the terms of this Section 11.05 shall be null and void and of no force and effect.

11.08     PAYMENT TO WITHDRAWING PARTNER

     The Partnership shall pay to a withdrawing Partner all amounts then accrued and owing to it, together with an amount equal to the then present fair market value of the withdrawing Partner's interest in income, gains, losses, deductions, credits, distributions, and capital determined by agreement of the withdrawing Partner and any remaining Partners. If there are no remaining Partners or if they cannot agree within thirty (30) days following the effective date of termination of the Partner, the purchase price to be paid by the Partnership shall be the fair market value of such interest determined by appraisal. The withdrawing Partner shall appoint an appraiser who is a member of the Appraisal Institute of the American Association of Real Estate Appraisers (an "MAI" appraiser) and the appraiser so appointed shall determine the fair market value of the withdrawing Partner's interest. The appraiser's determination shall be final and binding upon the Partners, the Partnership and their successors in interest. The costs and expenses of all such appraisal shall be borne by the Partnership. The purchase shall be consummated within thirty (30) days following (i) the date of receipt by the Partnership of the appraisal or (ii) the date of agreement in writing by the withdrawing Partner and the
Partnership with respect to the fair market value of the withdrawing Partner's interest in the Partnership.

            ARTICLE XII.   DISSOLUTION OF PARTNERSHIP

12.01     EVENTS OF DISSOLUTION

     The Partnership shall be dissolved and terminated upon the first to occur of the following events:

          (a) Upon the filing by any Partner of a bankruptcy under Chapter 11 of the United States Bankruptcy Code, unless the Partners elect to continue the Partnership;

          (b) Upon retirement or withdrawal by a Partner, unless the Partners elect to continue the Partnership;

          (c)  The expiration of the term of the Partnership;

          (d)  By operation of law;

          (e) Upon the sale by the Partnership of all or substantially all the Partnership Property and the final distribution of the proceeds thereof (whether the same be cash, notes, or other property); or

          (f)  Upon the termination of the Parent Agreement.

          (g)  Upon the written consent of the Partners.

12.02     WINDING-UP OF PARTNERSHIP BUSINESS

          (a) Upon termination of the Partnership upon the occurrence of any of the events described in Section 12.01 above, the Partnership shall be dissolved, and Showboat Indiana shall take full account of the Partnership's assets and liabilities. The receivables of the Partnership shall be collected and its assets liquidated as promptly as is consistent with obtaining the fair value thereof upon dissolution. The Partnership shall engage in no further business thereafter other than as necessary to develop, maintain or market the Partnership Property on an interim basis, collect its receivables, and liquidate its assets.

          (b) Upon completion of winding up the Partnership's affairs and the dissolution of the Partnership, Showboat Indiana shall cause to be prepared, executed, and filed with the Secretary of State of Indiana, a Certificate of Cancellation of Partnership or any certificate required by any amendment of such provision or successor provision.

12.03     DISTRIBUTION OF PARTNERSHIP PROPERTY UPON DISSOLUTION

     Upon dissolution or liquidation of the Partnership, the proceeds realized upon sale and liquidation of the Partnership
Property shall be applied and distributed in accordance with the provisions hereof.

12.04     ASSETS OTHER THAN CASH

     Assets other than cash that are distributed in kind shall be distributed on the basis of (i) in the case of notes receivable, their then fair market value, and (ii) in the case of real estate or in the case of other assets, their then fair market value as determined by an independent appraiser appointed by Showboat Indiana. As necessary, distributions in kind will be made to the Partners as tenants-in-common, or in trust as provided in Section 7.04(a). If Partnership Property should be sold, and a portion of the consideration for such sale should be notes or other evidences of indebtedness, then such notes or other evidences of loans may be sold or hypothecated to realize funds for distribution to the Partners including at a discount from the face value thereof. Sale or hypothecation of evidences of indebtedness constituting substantially all the assets of the Partnership may be accomplished only with the same consent of the Partners as is necessary for the sale of substantially all the Partnership Property. It is agreed that such sale or borrowing on the security of said notes or other evidence of indebtedness affects the basic structure of the Partnership.

12.05     CAPITAL ACCOUNT ADJUSTMENTS

     To the extent not otherwise recognized to the Partnership, the amount by which the fair market value of any property to be distributed in kind to the Partners exceeds (or is less than) the basis of such property shall be allocated as gain (or loss) to the Partners' capital accounts as if such property had been sold. Such property shall then be distributed at its fair market value with appropriate adjustments made to the capital accounts of the Partners receiving it.

                     ARTICLE XIII.  NOTICES

     All notices, demands, and requests required or permitted to be given pursuant to this Agreement shall be in writing. All notices, demands, and requests to be sent to any Partner shall be deemed to have been properly given when the same are deposited in the United States mail, addressed to such Partner, postage prepaid, registered or certified with return receipt requested, or sent by United Parcel Service, Federal Express, or similar next day service, to such Partner's address as set forth herein, or sent by facsimile transmission with written confirmation of receipt to a known and operating facsimile receiving device designated by such Partner. Any such notice shall be deemed received three (3) days after deposit in the United States mail or with United Parcel Service, Federal Express, or similar next day service; or upon dispatch when sent by facsimile transmission. Any Partner may, by notice to Showboat Indiana given in accordance with this Article XIII, change the address to which all future notices to such Partner shall be mailed.

 ARTICLE XIV.   DISCLOSURE OF OTHER BUSINESS INTEREST CONFLICTS;
                      BUSINESS OPPORTUNITY

14.01     OTHER BUSINESS INTERESTS

          (a) No Partner shall be required to devote its entire time or attention to the business of the Partnership.

          (b) All of the Partners understand that the Partners and the stockholders of corporate Partners may be interested, directly or indirectly, individually, or through one or more Affiliates, in various other businesses outside of Cook County, Illinois and the State of Indiana, and non-gaming businesses in East Chicago or elsewhere, not included in this Partnership ("Unrelated Businesses"). The Partners hereby agree that the creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to its right (or the right of its Affiliates) to have Unrelated Businesses and to receive and enjoy profits or compensation therefrom.

14.02     COMPETITION

     Waterfront agrees that Showboat Indiana and its Affiliates ("Showboat Parties") are pursuing gaming opportunities throughout the United States and other jurisdictions and may be pursuing gaming opportunities in Cook County, Illinois. Waterfront acknowledges that the Showboat Parties may pursue such opportunities, including opportunities in Cook County,

Illinois. Neither the Showboat Parties nor Waterfront shall engage in other gaming activities in Indiana. If Showboat Indiana or Waterfront or any of their Affiliates commence gaming operations in Cook County, Illinois, the other Partner may purchase fifteen percent (15%) of the first Partner's or its Affiliates' interest in such gaming venture at the first Partner's or its Affiliates' purchase price at any time within one (1) year of the opening of such operation(s). In the event that the Showboat Parties or Waterfront or their Affiliates enter into a gaming opportunity in Cook County, Illinois such Partner shall covenant that key customers of the Project shall not be solicited by such Partner to become customers of the gaming venture in Cook County nor may such Partner assign management talent from the Project to the Cook County gaming venture without the consent of the other Partner, which consent shall not be unreasonably withheld or delayed.

     The Partners acknowledge that Showboat Indiana and/or its Affiliates operate other casinos and may in the future operate additional casinos in different areas of the world, including, without limitation, casinos in the state of Illinois and that marketing efforts may cross over in the same market and with respect to the same potential customer base. Showboat Indiana, in the course of its Affiliates managing the Vessel, may refer customers of the Vessel and other parties to other facilities operated by Affiliates of Showboat Indiana to utilize gaming, entertainment and other amenities, without payment of any fees to the Partnership or the Partners. The Partnership and the
Partners acknowledge and agree that Showboat Indiana or its Affiliates may distribute promotional materials for Showboat Indiana or its Affiliates and facilities, including casinos, at the Riverboat. However, if such facility to which a customer of the Project would be referred or which is promoted is within a county identified below, the consent of Waterfront shall be required, which consent may be withheld in Waterfront's sole discretion.

          MICHIGAN COUNTIES          ILLINOIS COUNTIES

          Berrien                    Cook
          Van Buren                  DuPage
          Allegan                    Grundy
          Cass                       Lake
          St. Joseph                 Will
          Branch                     Kentall
                                     Kankakee
14.03     BUSINESS OPPORTUNITY

     In the event that a Partner or any of its Affiliates has the opportunity to acquire an interest in any Unrelated Business (a "Business Opportunity"), whether individually or as a member of a partnership or joint venture or other entity or as a shareholder of a corporation, such Partner or its Affiliate shall not be required to offer such Business Opportunity to the Partnership or to the other Partners except as expressly required hereunder, and the failure of such Partner or its Affiliate to do so shall not constitute a breach of such Partner's fiduciary duty to the Partnership or to the other Partners.

             ARTICLE XV.    MISCELLANEOUS PROVISIONS

15.01     AMENDMENT

     An amendment to this Agreement may be made only in writing and signed by both Partners.

15.02     FOREIGN GAMING LICENSES

          If Showboat determines, at its sole discretion, that any of its gaming licenses in other jurisdictions may be adversely affected or in jeopardy because of its status as a Partner, Showboat shall have the option at any such time to sell its Interest, subject to the right of first refusal granted to Waterfront. If this occurs prior to or within the first six (6) months after Opening and Waterfront elects its right of first refusal, Showboat shall receive as sole compensation for Waterfront's purchase of its Interest, the Capital Contribution Showboat has made to the Partnership plus interest thereon at the Federal funds rate for the period during which its Capital Contribution was made to the Partnership. If this occurs after the first six (6) months after Opening and Waterfront elects its right of first refusal, Showboat shall receive as sole compensation for Waterfront's purchase of its interest the fair market value of such interest determined in accordance with Section 9 of the Parent Agreement, payable within ninety (90) days after the determination of the fair market value. In case of a sale by Showboat of its Interest under this Section, the Management Agreement shall terminate upon the consummation of such sale.

15.04     BINDING EFFECT; FURTHER INSTRUMENTS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors, and assigns. The parties hereto agree for themselves and for their heirs, personal representatives, successors, and assigns to execute any and all instruments in writing that may be necessary or proper to carry out the purposes and intent of this Agreement.

15.05     HEADINGS

     The headings of the paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of or intended to govern, limit, or aid in the construction of any term or provision hereof.

15.06     GENDER AND NUMBER

     Whenever required by the context, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and the masculine, feminine, and neuter genders shall each be deemed to include the other.

15.07     SEVERABILITY

     In the event that any provision or any portion of any provision contained in this Agreement is found by a Court of competent jurisdiction to be unenforceable, the remaining provisions, and in the event that a portion of any provision is found to be unenforceable, the remaining portion of such provision, shall nevertheless be carried into effect.

15.08     WAIVER OF ACTION FOR PARTITION

     During the term of the Partnership and during any period of winding up and dissolution of the Partnership, each of the Partners irrevocably waives any right that it may have to maintain any action for partition as to the Partnership Property.

15.09     GOVERNING LAW

     The  Partnership shall be governed and this Agreement  shall be  construed in accordance with the internal laws, and  not  the
law  of  conflicts,  of  the  state  of  Indiana  applicable   to
agreements made and to be performed in such state.

15.10     ARBITRATION; ATTORNEYS' FEES AND COSTS

     In the event any dispute should arise between the parties hereto as to the validity, construction, enforceability, or performance of this Agreement or any of its provisions, such dispute shall be settled by arbitration before an American Arbitration Association panel. Said arbitration shall be conducted at East Chicago, Indiana, or such other location within the state of Indiana as shall be designated by Showboat Indiana, in accordance with the commercial rules then in use by the American Arbitration Association. The decision of the arbitrator shall be final and may be entered as a judgment by a court of competent jurisdiction. The unsuccessful party to such arbitration shall pay to the successful party all reasonable costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party. The successful party shall be determined by the arbitrator.

15.11     INTEGRATION

     This Agreement sets forth the entire agreement among the parties with regard to the subject matter hereof. All agreements, covenants, representations, and warranties, express and implied, oral and written, of the parties with regard to the subject matter hereof are contained herein, in the Exhibits hereto, and in the documents referred to herein or implementing the provisions hereof. No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by either party to the other as to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties as to the subject matter hereof are waived, merged herein, and superseded hereby.

15.12     COUNTERPARTS

     This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all the parties. It shall not be necessary for each party to execute the same counterpart.

15.13     EXHIBITS

     Exhibits referred to in this Agreement are incorporated by reference into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              "SHOWBOAT INDIANA":



                              Showboat Indiana Investment Limited
                              Partnership
                                a Nevada limited partnership

                              By:  Showboat Indiana, Inc.,
                                its general partner

                              By: /s/
                              Its:


                              Waterfront    Entertainment     and
                              Development Company
                                an Indiana corporation

                              By: /s/
                              Its:

                    AGREEMENT OF PARTNERSHIP

                               OF

             SHOWBOAT MARINA INVESTMENT PARTNERSHIP



                            EXHIBIT A

                 SCHEDULE OF PARTNERS' INTERESTS



                 PARTNER               DATE OF         INITIAL       PARTNER'S
            (NAME & ADDRESS)          ADMISSION        CAPITAL       PERCENTAGE
                                                     CONTRIBUTION     INTEREST



     Showboat Indiana Investment     March 1, 1996     $55.00          55%
     Limited Partnership
     Fremont Street
     Las Vegas, Nevada 89109



     Waterfront Entertainment        March 1, 1996     $45.00          45%
     and Development, Inc.
     Polo Club Drive, Suite D
     Merrillville, Indiana 46410

                                                       $100.00         100%




                    AGREEMENT OF PARTNERSHIP


                               OF


               SHOWBOAT MARINA CASINO PARTNERSHIP

                 AN INDIANA GENERAL PARTNERSHIP

                    AGREEMENT OF PARTNERSHIP


                               OF


               SHOWBOAT MARINA CASINO PARTNERSHIP
                 AN INDIANA GENERAL PARTNERSHIP


                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE I.        DEFINITIONS                                 1
     1.01     Affiliate                                       1
     1.02     Cash Available for Distribution                 2
     1.03     Code                                            2
     1.04     Depreciation                                    2
     1.05     Gross Asset Value                               2
     1.06     Gross Revenue                                   2
     1.07     Interest or Partnership Interest                3
     1.08     Majority Interest                               3
     1.09     Net Profits or Net Losses                       3
     1.10     Nonrecourse Debt or Partner Nonrecourse Debt    3
     1.11     Original Capital Contribution                   3
     1.12     Partner                                         3
     1.13     Partnership                                     3
     1.14     Partnership Property                            3
     1.15     Regulations                                     3
     1.16     Unrecovered Capital Contribution                4

ARTICLE II.       FORMATION AND ORGANIZATION MATTERS          4
     2.01     Agreement of General Partnership                4
     2.02     Fictitious Business Name Statement              4
     2.03     Name                                            4
     2.04     Purpose                                         4
     2.05     Term                                            4
     2.06     Principal Place of Business                     5
     2.07     Title to Property                               5
     2.08     Licensing                                       5

ARTICLE III.      CAPITAL CONTRIBUTIONS                       5
     3.01     Showboat Marina                                 5
     3.02     Investment                                      6
     3.03     No Interest on Capital Contributions            6
     3.04     Withdrawal of Capital Contributions             6
     3.05     Additional Capital Contributions                6
     3.06     Adjustment of Capital Contributions             6

ARTICLE IV.       CAPITAL ACCOUNTS                            7
     4.01     Increases                                       7
     4.02     Decreases                                       7
     4.03     Other Adjustments                               8
     4.04     General Provisions                              8

ARTICLE V.        LOANS                                       9
     5.01     Partner's Loans to the Partnership              9
     5.02     Other Loans to the Partnership                  9
     5.03     Showboat Marina Advances and Affiliate Loans    9
     5.04     Loans from the Partnership                      10

ARTICLE VI.       ALLOCATIONS OF PROFITS AND LOSSES           10
     6.01     Determination of Net Profits and Net Losses     10
     6.02     Net Profits                                     10
     6.03     Net Losses                                      11
     6.04     Special Allocations                             11
     6.05     Curative Allocations                            12
     6.06     Other Allocation Rules                          12
     6.07     Tax Allocations Code Section 704(c)             13
     6.08     Certain Elections                               13

ARTICLE VII.      DISTRIBUTIONS                               14
     7.01     Operating Distributions                         14
     7.02     Distributions Upon Dissolution or Liquidation   14
     7.03     Restoration of Capital Account                  15
     7.04     Method of Distribution                          15
     7.05     Distributions to Owners of Record               15

ARTICLE VIII.     BOOKS AND RECORDS, ACCOUNTING, AND TAXES    15
     8.01     Fiscal Year of Partnership                      15
     8.02     Books and Records                               15
     8.03     Tax Returns and Reports to Partners             16
     8.04     Gross Value Adjustment of Partnership Assets    16

ARTICLE IX.       POWERS AND OBLIGATIONS OF PARTNERS          17
     9.01     Authority of Showboat Marina                    17
     9.02     Duties of Showboat Marina                       17
     9.03     Partnership Meetings                            18
     9.04     Activities of Partners                          19
     9.05     Liability of the Partners                       19

     9.06     Indemnification of the Partners                 19
     9.07     Representations                                 19
     9.08     Right to Rely Upon the Authority of Showboat    20
               Marina

ARTICLE X.        BANK ACCOUNTS                               20
     10.01     Bank Accounts                                  20
     10.02     Expenses of the Partnership                    20

ARTICLE XI.       TRANSFER OF A PARTNERSHIP INTEREST          20
     11.01     Transfer of Investment's Interest.             20
     11.02     Transfer of Showboat Marina's Interest         21
     11.03     Effectiveness of Substitution                  22
     11.04     Death or Legal Incompetency of a Partner       23
     11.05     Transfer of Allocations                        23
     11.06     Further Limitations of Transfers               23
     11.07     Payment to Withdrawing Partner                 23
     11.08     Continuing Liability                           24

ARTICLE XII.      DISSOLUTION OF PARTNERSHIP                  24
     12.01     Events of Dissolution                          24
     12.02     Winding-Up of Partnership Business             24
     12.03     Distribution of Partnership Property Upon      25
                Dissolution
     12.04     Assets Other Than Cash                         25
     12.05     Capital Account Adjustments                    25

ARTICLE XIII.     NOTICES                                     25

ARTICLE XIV.      MISCELLANEOUS PROVISIONS                    26
     14.01     Limited Power of Attorney                      26
     14.02     Amendment                                      26
     14.03     Binding Effect; Further Instruments            27
     14.04     Headings                                       27
     14.05     Gender and Number                              27
     14.06     Severability                                   27
     14.07     Waiver of Action for Partition                 27
     14.08     Governing Law                                  27
     14.09     Arbitration; Attorneys' Fees and Costs         28
     14.10     Integration                                    28
     14.11     Counterparts                                   28
     14.12     Exhibits                                       28

                    AGREEMENT OF PARTNERSHIP
                               OF
               SHOWBOAT MARINA CASINO PARTNERSHIP
                 AN INDIANA GENERAL PARTNERSHIP


      THIS AGREEMENT OF PARTNERSHIP of SHOWBOAT MARINA CASINO PARTNERSHIP, AN INDIANA GENERAL PARTNERSHIP (this "Agreement"), is made as of this 1st day of March, 1996, by and between SHOWBOAT MARINA PARTNERSHIP, an Indiana general partnership ("Showboat Marina"), and SHOWBOAT MARINA INVESTMENT PARTNERSHIP, an Indiana general partnership ("Investment").

                            RECITALS

      A. The parties hereto have joined together for the purpose of forming a general partnership pursuant to the Uniform Partnership Act under the laws of the state of Indiana, upon the terms and conditions and for the purposes hereinafter set forth.

      B. The parties desire to form a general partnership on the terms and conditions set forth herein, for the purpose of managing and operating a gaming vessel in East Chicago, Indiana.

      NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intention of being bound by this Agreement, the parties stipulate and agree as follows:

                   ARTICLE I.     DEFINITIONS

      For purposes of this Agreement, and in addition to terms defined elsewhere herein, the following terms shall have the following meanings:

1.01  AFFILIATE

          The term Affiliate shall refer to (i) any person ("first person") directly or indirectly controlling, controlled by, or under common control with a second person, or owning or controlling 10% or more of the outstanding securities of that second person; (ii) any officer, director, partner or member of the immediate family of that first person; and (iii) if that second person is an officer, director or partner, any company for which that second person acts in that capacity. "Person" includes any individual, partnership, corporation, limited liability company, association or other legal entity. The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

1.02  CASH AVAILABLE FOR DISTRIBUTION

      The cash available for distribution shall mean Gross Revenue less cash expenditures (including but not limited to, gaming loss, debt service and operating expenses) and amounts set aside for reserves, but not including any amount which, if distributed, would cause a default of any covenant contained in any indenture or any financing agreement between the Partnership and a third party lender, including, without limitation, the indenture relating to the First Mortgage Notes due 2003 (the "First Mortgage Notes") issued by the Partnership, for so long as such indenture remains in effect..

1.03  CODE

      The Internal Revenue Code of 1986, as amended, codified as Title 26 of the U.S. Code.

1.04  DEPRECIATION

      For each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by Showboat Marina.

1.05  GROSS ASSET VALUE

      With respect to any asset, the asset's adjusted basis for federal income tax purposes, except that the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership. The Gross Asset Value of any Partnership assets distributed to any Partner shall be the fair market value of such asset on the date of distribution.

1.06  GROSS REVENUE

      All of the revenue generated by the Partnership Property and miscellaneous sources, including, without limitation, all cash receipts from operation of the Partnership Property and cash proceeds from (a) any loan secured by the Partnership Property,
(b) a sale or refinancing of all or part of the Partnership Property remaining after retirement of debt secured by such Partnership Property and all expenses relating to the transaction and retention of reasonable reserves, and (c) net condemnation proceeds.

1.07  INTEREST OR PARTNERSHIP INTEREST

      The proportionate interest of a Partner in the profits, losses, and capital of the Partnership, set forth as such Partner's "Percentage Interest" on Exhibit A hereto.

1.08  MAJORITY INTEREST

      Any combination of Partnership Interests that, in the aggregate, constitutes more than fifty percent (50%) of all Partnership Interests.

1.09  NET PROFITS OR NET LOSSES

      The net income or loss of the Partnership, as determined by the auditors or accountants employed by the Partnership, in accordance with Section 703 of the Code, applied consistently with prior periods.

1.10  NONRECOURSE DEBT OR PARTNER NONRECOURSE DEBT

      Any debt or liability of the Partnership as to which no Partner has any liability for repayment, beyond its investment in the Partnership.

1.11  ORIGINAL CAPITAL CONTRIBUTION

      The amount contributed by a Partner to the capital of the Partnership upon its formation or upon the Partner's admission thereto.

1.12  PARTNER

      Initially, Showboat Marina and Investment,  and  thereafter any  person  or  entity who holds a Partnership Interest  and  is
admitted  as  a  substitute  Partner  in  accordance  with   this
Agreement.

1.13  PARTNERSHIP

      Showboat Marina  Casino Partnership,  an  Indiana   general
partnership.

1.14  PARTNERSHIP PROPERTY

      The Partnership's interest in such property, whether real or personal, as may from time to time belong to the Partnership.

1.15  REGULATIONS

      The regulations promulgated by the U.S. Treasury Department under the Code.

1.16  UNRECOVERED CAPITAL CONTRIBUTION

      The Original Capital Contribution made by a Partner to the Partnership reduced by any distributions to said Partner which constitute a return of capital, thereby decreasing such Partner's
Capital Account.

        ARTICLE II.    FORMATION AND ORGANIZATION MATTERS

2.01  AGREEMENT OF GENERAL PARTNERSHIP

      Showboat Marina and Investment agree to associate themselves together as a general partnership pursuant to the provisions of the Indiana Uniform Partnership Act (IC 23-4-1-1 et seq.), as amended from time to time, and upon the terms and conditions set forth in this Agreement.

2.02  FICTITIOUS BUSINESS NAME STATEMENT

      Showboat Marina shall execute and promptly cause to be filed in the applicable Indiana counties, a certificate of assumed or fictitious business name, or such other document that may be required, with respect to the name of the Partnership and with respect to any other assumed or fictitious business names used by the Partnership in carrying out its purpose.

2.03  NAME

      The name of the Partnership shall be Showboat Marina Casino
Partnership.

2.04  PURPOSE

      The purposes of the Partnership are to (a) develop, construct, manage and operate a gaming vessel and related support facilities, (b) acquire, lease, sell, or otherwise dispose of properties used or useful in connection with the foregoing, (c) carry on any other activities necessary or incidental to the foregoing, and (d) engage in any other business if such business is approved and agreed upon unanimously by the Partners prior to entering into such business.

2.05  TERM

      The term of the Partnership shall commence upon the execution of this Agreement and shall continue until the earlier of either (i) December 31, 2023; or (ii) the sale of all or substantially all of the Partnership Property (the "Initial Term"); unless the life of the Partnership shall be terminated or extended pursuant to law or any provision of this Agreement. The term of the Partnership shall be continued automatically for successive one-year terms (each, a "Renewal Term")after December 31, 2023 until terminated as provided herein. If Showboat Marina desires that the Partnership terminate upon the expiration of the Initial Term of the Partnership or any Renewal Term thereafter, Showboat Marina shall give written notice to Investment of its intention to cause such termination at least ninety (90) days prior to the end of the Initial Term or any Renewal Term thereafter. The Partnership shall terminate thereafter at the end of the Initial Term or such Renewal Term, as the case may be, and shall thereafter be liquidated in accordance with the provisions hereof.

2.06  PRINCIPAL PLACE OF BUSINESS

      The location  of  the principal place of  business  of  the
Partnership  shall  be:  2001 E. Columbus  Drive,  East  Chicago,
Indiana   46312,  or at such other place as Showboat  Marina  may
from time to time determine.

2.07  TITLE TO PROPERTY

Legal title to all Partnership Property shall be taken and at all times held in the name of the Partnership.

2.08  LICENSING

      Each Partner covenants to use its best efforts to diligently obtain all state and local licenses, including gaming licenses, necessary to conduct gaming operations in the Project. The Partners agree to provide each other with copies of all applications, reports, letters and other documents filed or provided to the state or local licensing authorities. In the event that either Partner as a result of a communication or action by the Commission or on the basis of consultations with its gaming counsel and/or other professional advisors, reasonably believes in good faith, with the concurrence of the other Partner's board of directors, that the Commission is likely to:
(i) fail to license and/or approve the Partnership or its Affiliates to own and operate any gaming related businesses;
(ii) grant required gaming licensing and/or approval only upon terms and conditions which are unacceptable to the Partners or their respective general partners; (iii) significantly delay the licensing and/or approval contemplated under this Agreement; or
(iv) revoke any existing license or casino operating contract of the Partnership or its Affiliates, due to concerns of any aspect of the suitability of a particular shareholder or owner of an interest in a Partner or its Affiliate, then the Partner shall divest itself of its interest in the Affiliate or cause such shareholder or owner of an interest in the Partner or the Affiliate to divest itself of such interest. If, however, the events described in subparagraphs (i) through (iv) arise from concerns with respect to the suitability of a particular Partner ("Selling Party") then the Selling Party's entire interest in the Partnership may be purchased by the other Partner at a purchase price equal to the greater of the then fair market value of the Selling Party's Partnership Interest.

              ARTICLE III.   CAPITAL CONTRIBUTIONS

3.01  SHOWBOAT MARINA

      Showboat Marina shall contribute cash and net assets valued at Thirty-eight Million Six Hundred Ten Thousand Dollars ($38,610,000.00) to the capital of the Partnership. The Interest of Showboat Marina in the Partnership shall be ninety-nine percent (99%).

3.02  INVESTMENT

      Investment shall contribute Three Hundred  Ninety  Thousand
Dollars  ($390,000)  to  the capital  of  the  Partnership.   The
Interest  of  Investment in the Partnership shall be one  percent
(1%).

3.03  NO INTEREST ON CAPITAL CONTRIBUTIONS

      Capital contributions to the Partnership shall not bear interest.

3.04  WITHDRAWAL OF CAPITAL CONTRIBUTIONS

      Except as expressly provided in this Agreement, no part of the contributions of any Partner to the capital of the Partnership may be withdrawn by such Partner without the prior written consent of Showboat Marina. The Partners shall not have the right to receive property, other than cash, in return for their capital contributions, but this shall not be construed to limit the Partners' rights to receive their respective Interest in any property distributions made pursuant to this Agreement.

3.05  ADDITIONAL CAPITAL CONTRIBUTIONS

      At such time as the partners of Showboat Marina unanimously determine that additional capital ("Additional Capital Contribution") is required by the Partnership, such Additional Capital Contribution shall be made by the Partners in proportion to the Partners' Interests in the Partnership. If any Partner shall fail to make any Additional Capital Contribution, then Showboat Marina shall have the right to acquire, on behalf of the Partnership, such additional capital as may be required, from whatever sources, in whatever amounts, and upon whatever terms and conditions Showboat Marina deems necessary and appropriate, in its business judgment, to meet the ongoing needs of the Partnership.

3.06  ADJUSTMENT OF CAPITAL CONTRIBUTIONS

      As of any date, a Partner's capital contribution shall be deemed to be adjusted as follows:

           (a) Increased by the amount of any Partnership liabilities which, in connection with distributions pursuant to Section 7.01 or Section 7.02 hereof, are assumed by such Partner or are secured by any Partnership Property distributed to such Partner; and

           (b)  Reduced by the amount of cash and the Gross Asset
     Value of any Partnership Property distributed to such Partner pursuant to Section 7.01 or Section 7.02 hereof; and

           (c) Reduced by the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                 ARTICLE IV.    CAPITAL ACCOUNTS

      There shall be established and maintained on the books of the Partnership a separate capital account ("Capital Account") for each Partner. The Partnership shall maintain such Capital Accounts in accordance with the capital account maintenance rules of Regulations Section 1.704-1(b)(2)(iv), as such rules may be amended from time to time. Unless otherwise required by such rules, the Capital Account of each Partner shall be maintained for such Partner in accordance with the following provisions:

4.01  INCREASES

      Each Partner's Capital Account shall be increased by:

           (a) The amount of the Partner's cash or, to the extent permitted by the terms of any Development Financing, in kind capital contributions to the Partnership; and

           (b) The fair market value of any property contributed by the Partner to the Partnership (net of liabilities secured by any such contributed property that the Partnership is considered to assume or take subject to for purposes of Section 752 of the Code); and

           (c) The amount of Net Profits (or items thereof) allocated to the Partner pursuant to Article VI.; and

           (d) Any other increases required by the Regulations. If Section 704(c) of the Code applies to property contributed by a Partner to the Partnership, then the Partners' Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

4.02  DECREASES

      Each Partner's Capital Account shall be decreased by:

           (a) The amount of Net Losses allocated to the Partner pursuant to Article VI.; and

           (b) All amounts paid or distributed to the Partner pursuant to Article VII., other than amounts required to be treated as a payment for property or services under the Code; and

           (c) The fair market value of any property distributed in kind to the Partner (net of any liabilities secured by such distributed property that such Partner is considered to assume or take subject to for purposes of Section 752 of the Code); and

          (d)   Any other decreases required by the Regulations.

4.03  OTHER ADJUSTMENTS

           (a) Before decreasing a Partner's Capital Account (as described above) with respect to the distribution of any property to such Partner, all Partners' Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in the Partners' Capital Accounts) would be allocated among the Partners if there were a taxable disposition of such property by the Partnership on the date of distribution, in accordance with Regulations Section 1.704-1(b)(2)(iv)(e).

           (b) Partners' Capital Accounts shall be adjusted in accordance with, and upon the occurrence of an event as permitted by Regulations Section 1.704-1(b)(2)(iv)(f), or the receipt of Additional Capital Contributions pursuant to
      Section 3.06(b), hereof, to reflect a revaluation of the Partnership's assets on the Partnership's books. Such adjustments to the Partners' Capital Accounts shall be made in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

4.04  GENERAL PROVISIONS

           (a) COMPLIANCE WITH REGULATIONS - All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations. In the event Showboat Marina shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or Showboat Marina) are computed in order to comply with such Regulations, Showboat Marina may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Partner pursuant to Section 7.02 hereof upon the dissolution of the Partnership.

           (b) DETERMINATION OF LIABILITIES - In determining the amount of any liability for purposes of Sections 4.01(b) and 4.02(c) above, there shall be taken into account Code
      Section 752(c) and any other applicable provisions of the Code and any Regulations promulgated thereunder.

           (c) FEDERAL INCOME TAX ELECTIONS - Showboat Marina may on behalf of the Partnership, make all elections for federal income tax purposes, including but not limited to an election, pursuant to Code Section 754, to adjust the basis of the Partnership's assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made, upon the adjustment to the basis of the Partnership's assets, the Capital Accounts of all Partners shall be adjusted in accordance with the requirements of Regulation Section 1.704-1(b)(2)(iv)(m).

           (d) TRANSFER OF PARTNERSHIP INTEREST - In the event any Interest in the Partnership is transferred to a transferee who is entitled to be admitted to the Partnership as a substitute Partner in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                      ARTICLE V.     LOANS

5.01  PARTNER'S LOANS TO THE PARTNERSHIP

      No Partner shall lend or advance money to or for the Partnership's benefit without the prior written consent of Showboat Marina. If any Partner shall make loans or lend money to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be an increase in the Partner's Capital Contribution or Interest, nor shall it entitle such Partner to any increase in his share of the distributions of the Partnership, nor subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such Partner, at such rates and on such terms as shall be reasonably determined by Showboat Marina.

5.02  OTHER LOANS TO THE PARTNERSHIP

      If Showboat Marina determines that funds are reasonably necessary for maintaining and protecting the assets of the Partnership, conducting its business, or making capital improvements (or similar expenditures), Showboat Marina is authorized (but not obligated) to borrow the needed funds on the Partnership's behalf on commercially reasonable terms existing at the time of the borrowing, and all or any portion of the Partnership Property may be pledged or conveyed as security for the indebtedness. Without limiting the foregoing, the Partners agree that Showboat Marina is authorized to cause the Partnership to issue and sell up to $140.0 million in principal amount of its First Mortgage Notes on such terms and conditions (including interest rate, maturity date security and covenants) as shall be acceptable to Showboat Marina.

5.03  SHOWBOAT MARINA ADVANCES AND AFFILIATE LOANS

      From time to time, Showboat Marina may advance to the Partnership such funds as shall be required for the business expenses or other obligations of the Partnership. Such loan or advance shall become an obligation and liability of the Partnership, shall be evidenced in writing by a promissory note (whether secured by Partnership Property or unsecured) or other document of indebtedness and shall bear interest and otherwise be subject to the terms and conditions as shall be provided in such note or document; provided, however, any interest paid to Showboat Marina on any such loans or advances shall not exceed the interest that would be charged by independent commercial lending institutions or private lenders for similar loans for the same purpose and in the same locality as the Partnership Property. Showboat Marina shall not require a prepayment charge or penalty on any such loan. Showboat Marina shall not provide permanent financing for the Partnership. Showboat Marina shall be entitled to receive repayment of any loans or advances made by Showboat Marina pursuant to any section hereof prior to any distributions to Investment, including distributions pursuant to the provisions herein.

5.04  LOANS FROM THE PARTNERSHIP

      No loans shall be made from the Partnership to any Partner.

        ARTICLE VI.    ALLOCATIONS OF PROFITS AND LOSSES

6.01  DETERMINATION OF NET PROFITS AND NET LOSSES

      The amount of Net Profits or Net Losses available for allocation for each fiscal year or other period, shall be an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss) with the following adjustments:

           (a) Any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing net profits or net losses pursuant to this
      Section 6.01, shall be added to such taxable income or loss; and

           (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing net profits or losses pursuant to this Section
      6.01 shall be subtracted from such taxable income or  loss;
      and

           (c) In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to Section 8.04, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

           (d) Gain or loss resulting from any disposition of any Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership Property disposed of, notwithstanding that the adjusted tax basis of such Partnership Property differs from its Gross Asset Value; and

           (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed in accordance with Section 1.04.

      Notwithstanding any other provision of this Section 6.01, any items which are specially allocated pursuant to Sections 6.04 or 6.05 hereof shall not be taken into account in computing Net
Profits or Net Losses.

6.02  NET PROFITS

      After giving effect to any special allocations set forth in Sections 6.04 and 6.05 hereof, Net Profits for any fiscal year shall be allocated to the Partners in proportion to their respective Partnership Interests.

6.03  NET LOSSES

      After giving effect to the special allocations set forth in
Section 6.04 and 6.05 hereof, Net Losses for any fiscal year shall be allocated to the Partners in proportion to their respective Partnership Interests; provided however that no Net Loss may be allocated to a partner with a negative Capital Account unless all Partners have a negative Capital Account.

6.04  SPECIAL ALLOCATIONS

           (a) MINIMUM GAIN CHARGEBACK - Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Section 6.04, if there is a net decrease in Partnership Minimum Gain, as defined in the Regulations, during any Partnership fiscal year, each Partner who would otherwise have an Adjusted Capital Account Deficit (as defined below) at the end of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i). This
      Section is intended to comply with the minimum gain chargeback requirement Regulations Section 1.704-2(i)(4), and shall be interpreted consistently therewith.

           (b) QUALIFIED INCOME OFFSET - In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6); items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this
      Section 6.04(b) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations have been made as if this Section were not in this Agreement.

           (c) NON-RECOURSE DEDUCTIONS - Non-recourse deductions for any fiscal year or other period shall be allocated ninety-nine percent (99%) to Showboat Marina and one percent (1%) to Investment.

           (d) CODE SECTION 754 ADJUSTMENTS - To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss ( if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in the manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

           (e) ADJUSTED CAPITAL ACCOUNT DEFICIT - The Adjusted Capital Account Deficit with respect to any Partner shall be the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                (1)  Credit  to such Capital Account any  amounts
                which such Partner is obligated to restore (pursuant to any provision of this agreement, pursuant to the terms of such Partner's promissory note, if any, or otherwise) or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

                (2)  Debit  to  such  capital account  the  items
                described   in   Regulations   Sections    1.704-
                1(b)(2)(ii)(d)(4), (5) and (6); and

                (3) The foregoing provisions regarding the determination of the amount of an Adjusted Capital Account Deficit are intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith

6.05  CURATIVE ALLOCATIONS

      The allocations set forth in Sections 6.04 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). Notwithstanding any other provisions of this Agreement (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

6.06  OTHER ALLOCATION RULES

           (a) Generally, all Net Profits and Net Losses allocated to Showboat Marina and Investment pursuant to Sections 6.01 through 6.04 hereof, are in turn allocated among the Partners in proportion to the Interest held. In the event the Partners are admitted to the Partnership on different dates during any fiscal year, the Net Profits (or Net Losses) allocated to the Partners for each such fiscal year shall be allocated among the Partners in proportion to the Interest each holds from time to time during such fiscal year in accordance with any convention permitted by law and selected by Showboat Marina.

           (b) For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses and any other such items shall be determined on a daily, monthly or other basis, as determined by Showboat Marina using any permissible method under Code Section 706 and the Regulations thereunder.

           (c) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocation not otherwise provided for shall be divided among the Partners in the same proportion as they share Net Profits or Net Losses, as the case may be, for the year.

           (d) The Partners are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their share of Partnership income and loss for income tax purposes.

           (e) Solely for the purpose of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations
      Section 1.752-3(a)(3), the interests in the Partnership profits are in proportion to the Interests held by the Partners.

           (f) To the extent permitted by Regulations Section 1.704-2(h)(3), Showboat Marina shall endeavor to treat distributions of Cash Available for Distribution, whether from operations or from the sale or refinancing of Partnership Property as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt unless such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.

6.07  TAX ALLOCATIONS CODE SECTION 704(C)

      In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Partnership asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the regulations thereunder. Any elections or other decisions relating to such allocations shall be made by Showboat Marina in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 6.07 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any person's capital account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

6.08  CERTAIN ELECTIONS

      Where a distribution of property is made in the manner provided in Code Section 734 or where a transfer of a Partnership Interest permitted by this Agreement is made in the manner provided in Code Section 743, Showboat Marina shall have the sole and absolute discretion to file or not to file on behalf of the Partnership, upon any Partner's written request, an election under Code Section 754 in accordance with the procedures set forth in the applicable Regulations. Except insofar as an election pursuant to Code Section 754 has been made with respect to the Interest of any Partner, the determination of profits, losses, distributions, and Capital Accounts shall be made as provided for in this Agreement. With respect to any Partner whose Interest has been affected by an election pursuant to Code
Section 754, appropriate adjustments shall be made with respect to the determination of profits, losses, distributions, and
Capital  Accounts.   Each

Partner agrees to promptly provide Showboat Marina with all information necessary to give effect to such election.

                  ARTICLE VII.   DISTRIBUTIONS

7.01  OPERATING DISTRIBUTIONS

      Showboat Marina shall distribute all Cash Available for Distribution from time to time (but not less frequently than quarterly) at such times as Showboat Marina may determine; provided, however, that the aggregate amount of each such distribution shall be that amount which Showboat Marina reasonably determines is not required to be retained by the Partnership to meet the reasonably foreseeable cash requirements and needs of the business and activities of the Partnership and to establish an adequate reserve for the payment of Partnership liabilities and contingencies. All proceeds from the sale or refinancing of part or all of the assets of the Partnership, net of transaction costs, repayment of debt, repurchase obligations and reasonable reserves shall be distributed to the Partners as promptly as practicable upon receipt thereof. All distributions made pursuant to this Section 7.01 shall be made in cash and shall be divided among the Partners as follows:

           (a) First, to reimburse Showboat Marina for all out-of-pocket expenses incurred by Showboat Marina concerning the Project which have not previously been reimbursed to Showboat Marina, including, without limitation, legal and other professional fees incurred to organize the Partnership;

           (b)  The   balance,  if  any, among  the  Partners  in
      proportion to each Partner's respective Interest in effect at the time the distribution is made.

7.02  DISTRIBUTIONS UPON DISSOLUTION OR LIQUIDATION

      Upon  dissolution  or liquidation  of the Partnership, cash
and  any  other  assets  being  distributed  in-kind   shall   be
distributed in the following order of priority:

           (a) First, to the payment and discharge of all of the Partnership's debts and liabilities (including any debts and liabilities of the Partners who are creditors of the Partnership) and including the establishment of any necessary contingency reserves;

           (b) Second, to Showboat Marina to the extent the amount described in Section 7.01(a) has not previously been satisfied; and

           (c) The balance, if any, to the Partners, in proportion to their positive capital accounts as of the date of such distribution, after giving effect to all contributions, distributions and allocations for all periods, including the period during which such distribution occurs.

7.03  RESTORATION OF CAPITAL ACCOUNT

      Distributions made to a Partner pursuant to Section 7.01 or
Section  7.02  shall  not  be made in  violation  of  Regulations
Section 1.704-1(b)(2)(ii)(b)(3). If the Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).

7.04  METHOD OF DISTRIBUTION

      In the discretion of Showboat Marina, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 7.02 may be:

           (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the
      Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of Showboat Marina, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

           (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

7.05  DISTRIBUTIONS TO OWNERS OF RECORD

      Distributions shall be made only to persons who, according to the books and records of the Partnership, are the owners of record on a date to be determined by Showboat Marina with respect to each distribution. Neither Showboat Marina nor the Partnership shall incur any liability for making distributions in accordance with the preceding sentence.

     ARTICLE VIII.  BOOKS AND RECORDS, ACCOUNTING, AND TAXES

8.01  FISCAL YEAR OF PARTNERSHIP

      The fiscal year of the Partnership shall be the calendar year for accounting purposes and June 30 or such other date which is the same date as the majority partner for income tax reporting purposes.

8.02  BOOKS AND RECORDS

      The Partnership shall maintain full and accurate books and records at its principal place of business, as required under the Indiana Uniform Partnership Act, and all Partners shall have the right to inspect and copy, at the Partner's expense, such books and records during ordinary business hours. The Partnership shall maintain such books and records under the accrual method of accounting. Showboat Marina shall have the authority to determine the necessary federal, state and local tax return elections as it deems advisable and in the best interests of the Partnership. The books shall be closed at the end of each fiscal year.

8.03  TAX RETURNS AND REPORTS TO PARTNERS

      The Partnership shall make a reasonable effort to deliver to each Partner by March 15th of each year, or as soon thereafter as reasonably possible, a copy of each Partner's Internal Revenue Service Form 1065, Schedule K-l, or such successor form, to be filed with the Partner's own tax return. A copy of the income tax returns of the Partnership shall be available to any Partner upon reasonable request to the Partnership. The Partnership shall provide the Partners with quarterly unaudited financial statements and annual unaudited financial statements of the Partnership.

8.04  GROSS VALUE ADJUSTMENT OF PARTNERSHIP ASSETS

      (a) The Gross Asset Values of all Partnership Assets shall be adjusted to equal their respective gross fair market values, as determined by Showboat Marina, as of the following times:

           1. The acquisition of an additional interest in the Partnership (other than pursuant to Section 5.03 hereof) by any new or existing Partner in exchange for more than a de minibus capital contribution;

           2. The distribution by the Partnership to a Partner of more than a de minimus amount of Partnership property as consideration for an interest in the Partnership if Showboat Marina reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

           3. The liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)
                (g).

      (b) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 6.05(d) (Code Section 734(b) or Code Section 743(b) adjustments) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section to the extent Showboat Marina determines that an adjustment pursuant to Section 8.04(a) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section.

        ARTICLE IX.    POWERS AND OBLIGATIONS OF PARTNERS

9.01  AUTHORITY OF SHOWBOAT MARINA

      Showboat Marina shall have full, exclusive, and complete authority to direct and manage the affairs of the Partnership with all rights and powers generally conferred by law together with those that are necessary or appropriate for the overall management and control of the Partnership's business, as required under the Indiana Uniform Partnership Act

9.02  DUTIES OF SHOWBOAT MARINA

      Showboat Marina will use its best efforts to carry out the purpose, business, and objectives of the Partnership and will devote such time to Partnership business as is reasonably required. Showboat Marina will use its best efforts to assure the efficient management and operation of the Partnership and will fully discharge its fiduciary duties to the Partnership and the Partners. Without limiting the generality of the foregoing, and in addition to all other duties imposed by law or this Agreement, Showboat Marina is obligated to:

           (a) Subject to the provisions hereof, act in a fiduciary manner regarding the Partnership, the Partners and the Partnership Property;

           (b) File and publish all certificates, statements, or other documents required by law for the formation and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions; provided, however, that performance will be excused whenever the remaining Partners refuse to cooperate and their cooperation is required in order to perform these duties;

           (c)  Furnish   the   Partners  with  the  reports  and
      information specified in this Agreement;

           (d) Maintain complete books of account and records regarding Partnership operations and business affairs;

           (e)  Keep   all  books and records of the  Partnership
      available for inspection and audit by the Partners or their representatives;

           (f) Use best efforts to maintain the status of the Partnership as a "partnership" for federal income tax purposes;

           (g) File all federal, state, or local tax returns and reports and make all other filings which are required by law or governmental agencies;

           (h) Use reasonable efforts to operate the business of the Partnership;

           (i)  Cause  the  Partnership at all times to  maintain
      insurance  (including  liability  insurance) in the amounts
      and   against  the  risks  as  are generally maintained for
      comparable property and business;

           (j) Invest the funds of the Partnership (including reserves) that are not distributed to the Partners and temporarily are not, in Showboat Marina's opinion, required for the conduct of the Partnership's business in
      (a) governmentally-insured, interest-bearing savings accounts, (b) short-term governmental obligations, or (c) certificates of deposit of a commercial bank or savings and loan association having at least $100,000,000 of assets;

           (k) Act as the "tax matters Partner" of the Partnership pursuant to Code Section 6231(a)(7) and cause the Partnership to make such timely federal, state and local income tax elections as may be in the best interests of the Partnership;

           (l)  Subject  to  the restrictions and conditions  set
      forth in  Article  XI,  admit transferees  of   Partnership
      Interests as substitute Partners;

           (m) Make all decisions concerning the operational aspects of the Partnership and execute and deliver all contracts, deeds, and other instruments in connection therewith;

           (n) Borrow money on behalf of the Partnership, including without limitation through the issuance and sale of the First Mortgage Notes, and execute and deliver in the name of the Partnership notes evidencing the same and mortgages, deeds of trust, and any other security instruments securing the same. The signature of Showboat Marina shall be sufficient to bind the Partnership and all the Partners as to the execution of any documents concerning the Partnership's acquisition, development, rental and/or sale of any or all the Partnership Property or the execution of any mortgages, deeds of trust, or any other security instruments securing any borrowing by the Partnership;

           (o) Pay from Partnership assets all expenses of organizing and conducting the business of the Partnership, including, without limitation, legal and accounting fees;

           (p) Execute any and all instruments and take any and all other action necessary or desirable to carry out the purposes and business of the Partnership;

           (q) Employ, at the expense of the Partnership, such consultants, accountants, attorneys, brokers, escrow agents, property managers and other professionals as Showboat Marina shall deem necessary or desirable, some of whom may also be employed by Showboat Marina itself; and

           (r) Assume the overall duties imposed on a partner by the Indiana Uniform Partnership Act.

9.03  PARTNERSHIP MEETINGS

     The Partnership may, in Showboat Marina's discretion, hold annual meetings for any reason. Partnership meetings may be held when and where designated by Showboat Marina.

9.04  ACTIVITIES OF PARTNERS

      It is expressly understood that any Partner, any Affiliate or any stockholder of any Partner may engage in any business, investment, or profession, and neither the Partnership nor any other Partner shall have any rights in and to said business, profession or investment, or in the income or profits derived therefrom by reason of this Agreement. The fact that a Partner, or a person or an entity that is an Affiliate of or related to such Partner, is directly or indirectly interested in or connected with any person, firm, or corporation employed by the Partnership to render services or perform a service or to sell or to buy merchandise or other property shall not prohibit Showboat Marina from employing or contracting with such person, firm, or corporation or from dealing with him or it, and neither the Partnership nor the Partners shall have any rights in or to any income  or  profits derived therefrom.  Showboat  Marina  is  not obligated to devote its full time to the affairs of the Partnership. Showboat Marina may become involved in other businesses and ventures. It is likely that Showboat Marina and its Affiliates will participate in other partnerships which may be in direct competition with the Partnership. Neither the Partnership nor any Partner shall have any right or interest in any business, profession, investment, or business opportunity that Showboat Marina or its Affiliate is engaged in, practices, or pursues.

      Neither Showboat Marina nor any Affiliate shall be obligated to present any particular investment opportunity to the Partnership, even if the opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and Showboat Marina shall have the right to take for its own account or to recommend to others any investment opportunity.

9.05  LIABILITY OF THE PARTNERS

      The Partners and any of them shall not be liable in damages or otherwise to the Partnership or the other Partners, or any of them, for any loss suffered by it or them, or any of them, in connection with the activities of the Partnership.

      The Partners shall not be personally liable for the return of any capital of any remaining Partner, or for the return of any other contribution to the Partnership made by any Partner, other than loans made pursuant to this Agreement.

9.06  INDEMNIFICATION OF THE PARTNERS

      The Partnership shall indemnify and hold harmless the Partners and any of them from and against any and all loss, liability, claim, damage, and the like, including reasonable attorneys' fees, suffered by a Partner solely by virtue of its acting as a Partner in this Partnership in connection with any activity of the Partnership. The provisions of this Section to hold the Partners harmless and indemnify the Partners, shall be enforceable only against and out of the assets of the Partnership and not against or out of the assets of the Partners, or any of them, individually.

9.07  REPRESENTATIONS

      Each of  the Partners acknowledges and agrees (i)  that  no
representation  or  promise  not  expressly  contained  in   this
Agreement  has been made by any other Partner or by any  of  such

Partner's agents, employees, or representatives; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, other than such as is set forth expressly in this Agreement;
(iii) that each Partner has had the opportunity to be represented by counsel of said Partner's choice in this matter, including the negotiations and transactions that preceded the execution of this Agreement; and (iv) that each Partner, or counsel representing such Partner, has read this Agreement and each Partner agrees to be bound by the terms contained herein.

9.08  RIGHT TO RELY UPON THE AUTHORITY OF SHOWBOAT MARINA

      No person dealing with Showboat Marina shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any property or interest owned by the Partnership shall be required to determine the sole and exclusive authority of a Partner to sign and deliver on behalf of the Partnership any such instrument of transfer or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice affecting the same.

                  ARTICLE X.     BANK ACCOUNTS

10.01 BANK ACCOUNTS

      All funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be determined by Showboat Marina. All withdrawals therefrom shall be made upon checks signed on behalf of the Partnership by such individuals as may be designated from time to time by Showboat Marina. Showboat Marina shall not make deposits in or issue any checks against the Partnership bank account without full, proper, and complete supporting records.

10.02 EXPENSES OF THE PARTNERSHIP

      All   operating   and   administrative    expenses  of  the
Partnership shall be billed directly to the Partnership, in the name of the Partnership, and shall be paid by the Partnership from funds received by it.

        ARTICLE XI.    TRANSFER OF A PARTNERSHIP INTEREST

11.01 TRANSFER OF INVESTMENT'S INTEREST.

      Investment shall not voluntarily or involuntarily sell, transfer, assign, gift, encumber, pledge, or convey (collectively, for purposes of this Section 11.01 "Transfer") all or any part of its Interest in the Partnership, except as provided herein.

           (a)  In  the  event Investment (for purposes  of  this
      Section  11.01,   "Transferring   Partner")   desires    to
      voluntarily Transfer all or any part of its Interest, it shall so notify

Showboat Marina in writing and submit to Showboat Marina such information (for purposes of this Section 11.01, "Transfer Notice") concerning the proposed Transfer, transferee, consideration, and terms and conditions relating thereto as Showboat Marina may require in its sole and absolute discretion. Within ten (10) days after receiving the Transfer Notice, Showboat Marina shall have the option to acquire all or part of the Interest proposed to be transferred. After such ten (10)-day period, the remaining Interest proposed to be transferred which has not been acquired by Showboat Marina may, subject to the consent of Showboat Marina, which consent may not be unreasonably withheld, be transferred by the Transferring Partner upon the terms and conditions contained in the Transfer Notice.

      (b)  Any  transferee  acquiring  an  Interest  pursuant  to
Section 11.01 (a) above shall be entitled to be admitted to the Partnership as a substituted Partner, and this Agreement shall be amended to reflect such admission provided that the following conditions are complied with:

               1. Showboat Marina approves the form and content of the instrument of assignment;

               2. The Transferring Partner and the transferee and their spouses, if necessary, execute and acknowledge such other instrument or instruments as Showboat Marina may deem necessary or desirable to effectuate such admission;

               3. The transferee acknowledges all the terms and provisions of this Agreement as the same may have been amended and agrees to be bound by the same;

               4. The transferee pays or obligates himself or itself to Showboat Marina for all reasonable expenses connected with such admission including, but not limited to, legal fees and costs (i.e. the cost of filing and publishing any amendment to this Agreement);

               5. The transferee provides the Partnership, if required by Showboat Marina, proof of the investment intent and financial status of the transferee; and

               6. If requested, the transferring Partner shall provide an opinion from counsel acceptable to Showboat Marina that the transfer will not violate the registration requirements of applicable state or federal securities laws, and otherwise complies with all applicable federal and state securities laws.

11.02 TRANSFER OF SHOWBOAT MARINA'S INTEREST

      Showboat Marina shall not voluntarily or involuntarily sell, transfer, assign, gift, encumber, pledge, or convey (collectively, for purposes of this Section 11.02 "Transfer") all or any part of its Interest in the Partnership, except as provided herein.

           (a) In the event Showboat Marina (for purposes of this Section 11.02, "Transferring Partner") desires to voluntarily Transfer all or any part of its Interest, it shall so notify Investment in writing and submit to Investment such information (for purposes of this Section 11.02, "Transfer Notice") concerning the proposed Transfer, transferee, consideration, and terms and conditions relating thereto as Investment may reasonably require. Within ten (10) days after receiving the Transfer Notice, Investment shall have the option to acquire all or part of the Interest proposed to be transferred. After such ten (10)-day period, the remaining Interest proposed to be transferred which has not been acquired by Investment may, subject to the consent of Investment which consent may not be unreasonably withheld, be transferred by the Transferring Partner upon the terms and conditions contained in the Transfer Notice.

           (b)  Any transferee acquiring an Interest pursuant  to
      Section 11.02 (a) above shall be entitled to be admitted to the Partnership as a substituted Partner, and this Agreement shall be amended to reflect such admission provided that the following conditions are complied with:

                1.   The  Transferring Partner and the transferee
           and their spouses, if necessary, execute and acknowledge such other instrument or instruments as Investment may reasonably request to effectuate such admission;

                2.   The   transferee  acknowledges all the terms
           and provisions of this Agreement as the same may have been amended and agrees to be bound by the same;

                3. The transferee provides the Partnership, if requested by the Partnership, proof of the investment intent and financial status of the transferee; and

                4. If requested, the Transferring Partner shall provide an opinion from counsel that the transfer will not violate the registration requirements of applicable state or federal securities laws, and otherwise complies with all applicable federal and state securities laws.

11.03 EFFECTIVENESS OF SUBSTITUTION

      The failure to obtain the requisite approvals and consents of the Partners to the substitution of an assignee as a Partner of the Partnership shall not, except to the extent that approval by the Indiana Gaming Commission is required, affect the validity or effectiveness of any such instrument as an assignment to an assignee of the right to receive that share of the profits or other compensation by way of income, or the return of contributions, to which his assignor would otherwise be entitled and which were assigned, provided a duly executed and acknowledged written instrument of assignment in proper form and substance, the terms of which are not in contravention of any of the provisions of this Agreement, is filed with the Partnership. However, an assignee of a Partner who has not obtained the requisite approvals and consents has no right to require any information or account of the Partnership transactions or to inspect the Partnership books, or to vote on any matters as to which a Partner would be entitled to vote. Such an assignee of a Partner is only entitled to receive the share of the profits or other compensation by way of income, or the return of capital contributions, to which the assignor would otherwise be entitled. In the event of the admission of a Partner, a permitted withdrawal of a Partner, or transfer by a Partner, this Agreement promptly will be amended as necessary to reflect any changes in the profit and loss allocations of Partners, to reflect the capital contributions of the newly admitted Partner or the withdrawal of capital by any withdrawing Partner, and to set forth

                                22
<PAG>

any new provisions or to amend any existing provisions of this Agreement that may be necessary or desirable in light of the admission of a Partner or Transfer by a Partner. In the event such an amendment of this Agreement is required, such newly admitted Partner or withdrawing Partner shall bear all costs associated with such amendment.

11.04 DEATH OR LEGAL INCOMPETENCY OF A PARTNER

      Upon the death or legal incompetency of an individual Partner, his or her personal representative shall have all the rights of a Partner for the purpose of settling or managing the Partner's estate, and such power as the decedent or incompetent possessed to designate a successor as a transferee of his interest in the Partnership, and to join with such transferee in making an application to substitute such transferee as a Partner. The estate of a deceased Partner shall be liable for the decedent's liabilities as a Partner. Upon the bankruptcy, insolvency, dissolution, or other cessation of the existence, as a legal entity, of a non-individual Partner, the authorized representative of such entity shall have the rights of a Partner for the purpose of effecting the orderly disposition of the Interest of said Partner.

11.05 TRANSFER OF ALLOCATIONS

      In the  event  of the Transfer of all or any  part  of  the
Interest of any Partner, for the fiscal year during which the Transfer occurs, the share of Net Profit or Net Loss or any item of income, gain, loss, deduction, or credit of the Partnership allocable to the Interest transferred shall be allocated between the transferor and the transferee in accordance with the provisions of Code Sections 706(c) and 706(d).

11.06 FURTHER LIMITATIONS OF TRANSFERS

      Notwithstanding any other provision of this Agreement, transfers of Interests shall be made only in accordance with 68 IAC 5-2 and no Transfer shall be permitted if: (i) the proposed Transfer or the proposed transferee will or could (a) impair the ability of the Partnership to be taxed as a Partnership under the federal income tax laws, or (b) cause any certificate of suitability, gaming license or similar authorization or license to be denied to the Partnership or, if held by the Partnership, to be suspended, revoked or not renewed; (ii) the Transfer will, or could, cause the Partnership's tax year to close, or the Partnership to terminate, for federal income tax purposes, or impair  the  validity of the Partnership under  Indiana  law;  or
(iii) such Transfer would cause the Partnership to be in default under any agreement relating to any of its indebtedness. Any purported Transfer in violation of the terms of this Section
11.06 shall be null and void and of no force and effect.

11.07 PAYMENT TO WITHDRAWING PARTNER

      The Partnership shall pay to a withdrawing Partner all amounts then accrued and owing to it, together with an amount equal to the then present fair market value of the withdrawing Partner's interest in income, gains, losses, deductions, credits, distributions, and capital determined by agreement of the withdrawing Partner and any remaining Partners. If there are no remaining Partners or if they cannot agree within thirty (30) days following the effective date of termination of the Partner, the purchase price to be paid by the Partnership shall be the fair market value of such interest determined by appraisal. The withdrawing Partner shall appoint an appraiser who is a member of the Appraisal Institute of the American Association of Real Estate Appraisers (an "MAI" appraiser) and the appraiser so appointed shall determine the fair market value of the withdrawing Partner's interest. The appraiser's determination shall be final and binding upon the Partners, the Partnership and their successors in interest. The costs and expenses of all such appraisal shall be borne by the Partnership. The purchase shall be consummated within thirty (30) days following (i) the date of receipt by the Partnership of the appraisal or (ii) the date of agreement in writing by the withdrawing Partner and the
Partnership with respect to the fair market value of the withdrawing Partner's interest in the Partnership.

11.08 Continuing Liability

      In the event a Partner transfers its Interest, it shall remain liable for all liabilities incurred by such Partner prior to the transfer.

            ARTICLE XII.   DISSOLUTION OF PARTNERSHIP

12.01 EVENTS OF DISSOLUTION

      The Partnership shall be dissolved and terminated upon the first to occur of the following events:

           (a) Upon the filing by any Partner of a bankruptcy under Chapter 11 of the United States Bankruptcy Code, unless the Partners elect to continue the Partnership;

           (b)  Upon   retirement   or   withdrawal by a Partner,
      unless the Partners elect to continue the Partnership;

           (c)  The  expiration  of  the term of the Partnership;

           (d)  By operation of law;

           (e)  Upon  termination   of  the  Amended  &  Restated
      Showboat Marina Partnership Agreement dated as of March  1,
      1996;

           (f) Upon the sale by the Partnership of all or substantially all the Partnership Property and the final distribution of the proceeds thereof (whether the same be cash, notes, or other property); or

           (g)  Upon the written consent of the Partners.

12.02 WINDING-UP OF PARTNERSHIP BUSINESS

           (a) Upon termination of the Partnership upon the occurrence of any of the events described in Section 12.01 above, the Partnership shall be dissolved, and Showboat Marina shall take full account of the Partnership's assets and liabilities. The receivables of the Partnership shall be collected and its assets liquidated as promptly as is consistent with obtaining the fair value thereof upon dissolution. The Partnership shall engage in no further business thereafter other than as necessary to develop, maintain or market the Partnership Property on an interim basis, collect its receivables, and liquidate its assets.

           (b) Upon completion of winding up the Partnership's affairs and the dissolution of the Partnership, Showboat Marina shall cause to be prepared, executed, and filed with the Secretary of State of Indiana, a Certificate of Cancellation of Partnership or any certificate required by any amendment of such provision or successor provision.

12.03 DISTRIBUTION OF PARTNERSHIP PROPERTY UPON DISSOLUTION

      Upon dissolution or liquidation of the Partnership, the proceeds realized upon sale and liquidation of the Partnership
Property shall be applied and distributed in accordance with the provisions hereof.

12.04 ASSETS OTHER THAN CASH

      Assets other than cash that are distributed in kind shall be distributed on the basis of (i) in the case of notes receivable, their then fair market value, and (ii) in the case of real estate or in the case of other assets, their then fair market value as determined by an independent appraiser appointed by Showboat Marina. As necessary, distributions in kind will be made to the Partners as tenants-in-common, or in trust as provided in Section 7.04(a). If Partnership Property should be sold, and a portion of the consideration for such sale should be notes or other evidences of indebtedness, then such notes or other evidences of loans may be sold or hypothecated to realize funds for distribution to the Partners including at a discount from the face value thereof. Sale or hypothecation of evidences of indebtedness constituting substantially all the assets of the Partnership may be accomplished only with the same consent of the Partners as is necessary for the sale of substantially all the Partnership Property. It is agreed that such sale or borrowing on the security of said notes or other evidence of indebtedness affects the basic structure of the Partnership.

12.05 CAPITAL ACCOUNT ADJUSTMENTS

      To the extent not otherwise recognized to the Partnership, the amount by which the fair market value of any property to be distributed in kind to the Partners exceeds (or is less than) the basis of such property shall be allocated as gain (or loss) to the Partners' capital accounts as if such property had been sold. Such property shall then be distributed at its fair market value with appropriate adjustments made to the capital accounts of the Partners receiving it.

                     ARTICLE XIII.  NOTICES

      All notices, demands, and requests required or permitted to be given pursuant to this Agreement shall be in writing. All notices, demands, and requests to be sent to any Partner shall be deemed to have been properly given when the same are deposited in the United States mail, addressed to such Partner, postage prepaid, registered or certified with return receipt requested, or sent by United Parcel Service, Federal Express, or similar next day service, to such Partner's address as set forth herein, or sent by facsimile transmission with written confirmation of receipt to a known and operating facsimile receiving device designated by such Partner. Any such notice shall be deemed received three (3) days after deposit in the United States mail or with United Parcel Service, Federal Express, or similar next day service; or upon dispatch when sent by facsimile transmission. Any Partner may, by notice to Showboat Marina given in accordance with this Article XIII, change the address to which all future notices to such Partner shall be mailed.

             ARTICLE XIV.   MISCELLANEOUS PROVISIONS

14.01 LIMITED POWER OF ATTORNEY

      Investment, by its execution of this Agreement, irrevocably constitutes and appoints Showboat Marina as Investment's true and lawful attorney-in-fact and agent, with full power and authority in Investment's name, place, and stead to execute, acknowledge and deliver and to file or record in any appropriate public office (i) any certificate or other instrument that may be necessary, desirable, or appropriate to qualify or to continue the Partnership or to transact business as a Partnership in any jurisdiction in which the Partnership conducts business; (ii) any amendment to this Agreement or to any certificate or other instrument that may be necessary, desirable, or appropriate including an amendment to reflect the admission of a Partner, the withdrawal of a Partner, or the transfer of all or any part of the interest of a Partner in the Partnership or any additional capital contributions or withdrawal of capital contributions made by a Partner, all in accordance with the provisions of this Agreement; (iii) any certificates or instruments that may be appropriate, necessary, or desirable to reflect the dissolution and termination of the Partnership; and (iv) any certificates necessary to comply with the provisions of this Agreement. This power of attorney shall be deemed to be coupled with an interest and shall survive a subsequent bankruptcy, death, adjudication of incompetence, disability, incapacity, dissolution, or termination of Investment as well as the transfer by Investment of the Interest in the Partnership. Notwithstanding the existence of this power of attorney, Investment agrees to join in the execution, acknowledgment, and delivery of the instruments referred to above if requested to do so by Showboat Marina. This power of attorney to Showboat Marina is a limited power of attorney that does not authorize Showboat Marina to act on behalf of Investment except to execute the documents described in this paragraph.

14.02 AMENDMENT

      Subject to Section 14.01 above, an amendment to this Agreement may be made only in writing and signed by all the Partners. Notwithstanding the foregoing, this Agreement may be amended from time to time by Showboat Marina without the consent of Investment (i) to add to the representations, duties, or obligations of Showboat Marina or its Affiliates or to surrender any right or power granted to Showboat Marina or its Affiliates herein, for the benefit of Investment; (ii) to cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement; (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or state securities officials, which addition or deletion is deemed by the official to be for the benefit or protection of Investment; (iv) to elect for the Partnership to be governed by any successor Indiana statute governing general partnerships; and
(v) as otherwise provided for pursuant to this Agreement. Showboat Marina shall notify Investment within a reasonable time of the adoption of any such amendment.

14.03 BINDING EFFECT; FURTHER INSTRUMENTS

      This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors, and assigns. The parties hereto agree for themselves and for their heirs, personal representatives, successors, and assigns to execute any and all instruments in writing that may be necessary or proper to carry out the purposes and intent of this Agreement.

14.04 HEADINGS

      The headings of the paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of or intended to govern, limit, or aid in the construction of any term or provision hereof.

14.05 GENDER AND NUMBER

      Whenever required by the context, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and the masculine, feminine, and neuter genders shall each be deemed to include the other.

14.06 SEVERABILITY

      In the event that any provision or any portion of any provision contained in this Agreement is found by a Court of competent jurisdiction to be unenforceable, the remaining provisions, and in the event that a portion of any provision is found to be unenforceable, the remaining portion of such provision, shall nevertheless be carried into effect.

14.07 WAIVER OF ACTION FOR PARTITION

      During the term of the Partnership and during any period of winding up and dissolution of the Partnership, each of the Partners irrevocably waives any right that itmay have to maintain any action for partition as to the Partnership Property.

14.08 GOVERNING LAW

      The Partnership shall be governed and this Agreement  shall be  construed in accordance with the internal laws, and  not  the
law  of  conflicts,  of  the  state  of  Indiana  applicable   to
agreements made and to be performed in such state.

14.09 ARBITRATION; ATTORNEYS' FEES AND COSTS

      In the event any dispute should arise between the parties hereto as to the validity, construction, enforceability, or performance of this Agreement or any of its provisions, such dispute shall be settled by arbitration before an American Arbitration Association panel. Said arbitration shall be conducted at East Chicago, Indiana, or such other location within the state of Indiana as shall be designated by Showboat Marina, in accordance with the commercial rules then in use by the American Arbitration Association. The decision of the arbitrator shall be final and may be entered as a judgment by a court of competent jurisdiction. The unsuccessful party to such arbitration shall pay to the successful party all reasonable costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party. The successful party shall be determined by the arbitrator.

14.10 INTEGRATION

      This Agreement sets forth the entire agreement among the parties with regard to the subject matter hereof. All agreements, covenants, representations, and warranties, express and implied, oral and written, of the parties with regard to the subject matter hereof are contained herein, in the Exhibits hereto, and in the documents referred to herein or implementing the provisions hereof. No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by either party to the other as to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties as to the subject matter hereof are waived, merged herein, and superseded hereby.

14.11 COUNTERPARTS

      This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all the parties. It shall not be necessary for each party to execute the same counterpart.

14.12 EXHIBITS

      Exhibits referred to in this Agreement are incorporated by reference into this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

             "SHOWBOAT MARINA":



             Showboat Marina Partnership,
              an Indiana general partnership

             By: Showboat Indiana Investment Limited Partnership,
              a Nevada limited partnership, its partner

             By: Showboat Indiana, Inc.,
              its general partner


             By: ___________________________________

             Its:___________________________________


             "INVESTMENT":

             Showboat Marina Investment Partnership,
              an Indiana general partnership

             By: Showboat Indiana Investment Limited Partnership,
              a Nevada limited partnership, its partner

             By: Showboat Indiana, Inc.,
              its general partner


             By: ___________________________________

             Its:___________________________________

                            EXHIBIT A

                 SCHEDULE OF PARTNERS' INTERESTS


                                                        PARTNER'S
          PARTNER              DATE OF       INITIAL   PERCENTAGE
      (NAME & ADDRESS)        ADMISSION      CAPITAL    INTEREST
                                           CONTRIBUTION
_________________________________________________________________


Showboat Marina Partnership
2001 E. Columbus Drive       March 1,1996  $38,610,000      99%
East Chicago, Indiana 46312


Showboat Marina Investment
 Partnership
2001 E. Columbus Drive       March 1,1996     $390,000       1%
East Chicago, Indiana 46312                -----------    -----
                                           $39,000,000     100%

                    [Original on letterhead]

                   SHOWBOAT MARINA PARTNERSHIP


April 8, 1994


The Honorable Robert A. Pastrick
Mayor, City of East Chicago
4525 Indianapolis Boulevard
East Chicago, Illinois 46312

     RE: Gaming Vessel Development Project

Dear Mayor Pastrick:

     Since last fall Showboat Marina Partnership ("Showboat") has had the privilege of pursing the development of a casino gaming vessel to be docked on the shore of Lake Michigan in the City of East Chicago ("City") at the Pastrick Marina, together with additional land-based facilities to support the gaming vessel (the "Project"). In connection with that effort, we have conducted numerous community informational forums during which we explained our concept of the project to the residents of the City and, even more importantly, received comments and suggestions from them concerning our proposal. Most recently, we had the opportunity to participate in the work of the several gaming tasks forces that you organized to make recommendations to your office with respect to the gaming proposal and the economic benefits expected to flow from this new industry. Based upon the recommendations of the Mayor's Gaming Task Force, Investing in the People, we have engaged in negotiations with the City to identify and agree upon certain economic incentives that the City requires of Showboat in connection with the Project.

      This  preliminary agreement ("Agreement")  is  intended  to
memorialize   the  agreements  between  the  City  and   Showboat
concerning development of the Project.

A.   ECONOMIC DEVELOPMENT CONTRIBUTION

     1. Upon commencement of gaming operations, Showboat agrees to contribute annually to and for the benefit of economic development, education and community development in the City an amount equal to three (3%) percent of Showboat's adjusted gross receipts (as that term is defined in the Indiana Riverboat Gambling Act) (Contribution"). (Based upon the pro forma financial projections for the Project which will be included in Showboat's final application to the Indiana Gaming Commission, Showboat estimates that such Contribution will range from approximately six million ($6,000,000) dollars to seven and one-half million ($7,500,000)
dollars annually for the initial two and one-half years of operation and from approximately four million ($4,000,000) dollars to five million ($5,000,000) dollars annually thereafter.

     2. Showboat proposes that its Contribution be distributed as follows:

          a. One (1%) percent to the City. Showboat suggests that the City establish or select a board to determine the best use of these funds.

          In addition to the City's portion of the Contribution, and as more particularly described later in this Agreement, Showboat agrees to cause certain programs to be instituted or projects to be commenced in 1994 and 1995 (or to provide the necessary funding therefor), without regard to the issuance of a gaming license to Showboat for the operation of the gaming vessel.

          b. One (1%) percent to the Twin City Education Foundation, Inc., ("TCEF"), an Indiana nonprofit corporation. TCEF will be independent of Showboat. Members of a seven member Board of Trustees of TCEF will be selected from or by the following entities or individuals:

          .     Two representatives of two largest employers
          .     Mayor
          .     Common Council
          .     Board of Trustees of the School City
          .     Chamber of Commerce
          .     East Chicago Education Foundation

          In addition, at Showboat's option, Showboat shall be permitted to name an individual to the Board of Trustees of TCEF.

          TCEF  will  focus  on  funding training  programs  that
          prepare  workers  for the 21st century.   Training  for
          riverboat-related jobs will not be funded by TCEF.

          TCEF will administer as one of its programs a scholarship program (funded initially with a minimum of $50,000) for post-secondary education for residents of East Chicago. Showboat agrees that at least $25,000 shall be set aside annually from this scholarship fund for the benefit of qualifying eighth graders entering high school. Such funds will be placed in individual interest bearing trust accounts for the benefit of such qualifying students and will be made available to them as college scholarships upon their graduation from high school and enrollment in institutions of higher education; provided that they have complied with the requirements of the scholarship program during their high school tenure.

          Showboat further agrees that the balance of TCEF's funds will be dedicated to educational programs (both academic and vocational) in and around the City, with priority being given to programs in the City and for City residents.

          c. One (1%) percent to the East Chicago Community Foundation, Inc. ("ECCF"), an Indiana nonprofit corporation. ECCF will be independent of Showboat. ECCF will receive, evaluate and select for funding proposals from individuals or entities within the City, and will fund community development projects within the City. A fifteen-to-twenty-one member Board of Trustees will be selected by or from the following individuals or entities:

          .     Various Neighborhood Leaders
          .     Mayor
          .     Common Council
          .     Chamber of Commerce
          .     Board of Trustees of the School City

          In addition, at Showboat's option, Showboat shall be permitted to name an individual to the Board of Trustees of ECCF. The majority of Board members will represent neighborhoods.

     3. Showboat intends to maximize the effectiveness of the funds contributed to TCEF and ECCF by "leveraging" such contributions, possibly by ratios as high as 5 to 1 depending upon the projects undertaken by such corporations. In this context "leveraging" includes using foundation funds as seed money that will attract other investment and using foundation funds to provide matching monies for university, governmental, and other endowments. The City and Showboat acknowledge, however, that such leveraging will be fully successful only if staff persons who are skilled and experienced in pursing and obtaining grants from governmental and other entities are employed by such corporations. Accordingly, Showboat will require as a continuing condition of its Contribution that an appropriate portion of the funds contributed to TCEF and ECCF shall be allocated to administrative and professional salaries to support the leveraging concept.

B.   EAST CHICAGO SECOND CENTURY, INC.

     1. In addition to the Contribution described above, Showboat desires to be a catalyst for meaningful and significant economic, commercial and housing development in the City. In order to assist in the pursuit of these objectives, Showboat has formed East Chicago Second Century, Inc. ("Second Century"), a for-profit corporation. Showboat agrees to fund Second Century annually in an amount equal to three-fourths (.75%) percent of adjusted gross receipts from its casino vessel operation.

     2. Showboat intends to maximize the effectiveness of Second Century by endeavoring to "leverage" the amounts with which Second Century is funded, possibly by as much as an 8 to 1 ratio. In this context leveraging means using funds as seed money and using Second Century funds as equity contributions in various projects. In order to accomplish this goal, Second Century will employ staff persons who are experienced in economic and housing development, with particular expertise in applying for and obtaining grants from governmental and other entities.

     3. Showboat agrees further that (i) all of Second Century's development activities will be directed to sites located within the City, (ii) all projects pursued by Second Century will conform to the City's development and master plans, and (iii) all projects will receive prior approval from the City. Showboat acknowledges that certain projects have already been identified by the Mayor's Gaming Task Force, which projects Second Century is prepared to undertake as priority projects in the manner mutually determined by the City and Second Century.

     4. By execution of this Agreement, the City authorizes Second Century, at its option, to proceed with development of the Washington High School and Michigan Avenue sites, subject to all required regulatory approvals. Showboat agrees that all funds expended in connection with these projects will be funded by and through Second Century and that such expenditures will not diminish the amount of the Contribution in any way. Even if a gaming license is not granted, Showboat agrees that Second Century will proceed with the development of the Washington High School site.

C.   ADDITIONAL COMMITMENTS BY SHOWBOAT

     1. Reimbursement of City Expenses. Showboat agrees to reimburse the City certain reasonable and necessary expenses incurred by the City in connection with development of the
Project.   These  expenses include but are  not  limited  to  the
following:


          .    professional planning fees;
          .    professional design fees;
          .    engineering;
          .    construction of infrastructure, utilities or other
               improvements at  the Pastrick Marina or  elsewhere
               and related to the Project;
          .    legal fees and costs;
          .    financial consulting fees;

          .    consulting  fees  of  other   professionals  whose
               services are deemed reasonably necessary by the City.

     2. Reimbursement of Payroll Expenses of City Planner. Showboat acknowledges that the City requires the services of a full-time City Planner, that the City currently does not employ anyone in that capacity, and that the City has no funds budgeted for such position for 1994. Accordingly, Showboat agrees that it shall provide the funds necessary to enable the City to hire a professional planner in 1994 at a cost to Showboat not to exceed $70,000 annually, with the understanding that the City will include  the  expenses of the professional planner  in  its  1995 municipal budget.

     3. Projects to be Funded in 1994 and 1995. The City has advised Showboat that certain projects and programs are of great importance to the residents of East Chicago. The City has required that Showboat agree to fund the following programs and projects regardless of the issuance of a gaming license to Showboat. Showboat agrees, therefore, to fund the following to a maximum of the estimated expenditures listed for each project or program:

          a.    Healthy  East   Chicago  Wellness  Program,  with
estimated expenditures of $100,000 in 1994 and $100,000 in 1995.

          b. Comprehensive market development assessment for the Main Street/Broadway, Chicago Avenue/Indianapolis Boulevard, and Columbus Drive corridors, with estimated expenditures of $70,000 in 1994.

          c. City capital improvement projects as determined by the City, with expenditures of $250,000 in 1994 and $250,000 in 1995.

          d.    Development of a small business incubator program
at  the  abandoned  Pepsi-Cola Bottling Plant building,  1112  W.
Chicago  Avenue, with estimated expenditures of $250,000 in  1994 and $250,000 in 1995.

          e. Engineering fees related to the water marketing project for extension of the City's water main to south Lake
County, with estimated expenditures of $250,000 in 1994 and $250,000 in 1995.

     Showboat acknowledges that the foregoing is only a partial list of projects and programs which the City has identified. Showboat agrees to continue to cooperate with the Mayor's Gaming Task Force and the City to accomplish these and certain other projects and programs described in INVESTING IN THE PEOPLE as determined by the City.

     The City agrees that fifty (50%) of the funds expended by Showboat in connection with the projects and programs described in this paragraph shall be credited against the City's one (1%) percent share of the Contribution payable to the City during the first and, if necessary, second years of operations. Credits will not be carried over to the third and later years of operations without the City's approval. Expenditures that are not pre-approved by the City will not be eligible for the credit.

     4.    Employment Assistance.  Showboat agrees to assist  the
City   in  employing  individuals  required  to  staff  positions necessary to carry out the projects and programs contemplated by this Agreement.

     5. Other Studies. Showboat agrees to reimburse the City for the costs of any studies not specifically described herein which the City is required to perform in connection with the Project. Such expenses incurred by Showboat shall be credited against the City's one percent (1%) share of the contribution in the manner described in paragraph 3, above.

     6. Labor. Showboat agrees to use local, unionized labor in construction of the Project as well as the other projects to be undertaken by TCEF, ECCF and Second Century.

     7. Opening Day. The City and Showboat agree that time is of the essence in this Agreement. Accordingly, Showboat agrees that it shall at all times exert its good faith efforts to cause the Project to be completed and open to the public for regular gaming operations on or before April 30, 1995. Showboat acknowledges that the agreement contained in this paragraph will require that Showboat continue to expend funds prior to the issuance of a gaming license, and Showboat hereby agrees to continue to make such expenditures.

     8. Assessment and Training Center. The Mayor's Gaming Task Force has identified as a top priority the need to establish an assessment and training center for the benefit primarily of the youth, but ultimately of all residents, of the City. Showboat agrees to commence promptly the work required to organize and establish such center. Such expenses incurred by Showboat shall be credited against the City's one percent (1%) share of the contribution in the manner described in paragraph 3, above.

     9. Training for East Chicago Residents. Showboat agrees to provide training scholarships in the form of cost-free training for residents of East Chicago who are hired as employees for the Project.

D.   COMMITMENTS BY THE CITY

     In   consideration  of  the  foregoing  agreements  made  by
Showboat, Showboat has asked that the City take certain actions for the benefit of the Project. Your Honor's signature below will confirm that the City agrees to:

     1. Support Showboat's application for an owner's license to the Indiana Gaming Commission.

     2. Work diligently in a cooperative effort with Showboat to achieve the following:

           a. Continued progress and ultimate completion of the Cline Avenue extension project currently in the design phase;

           b.   Construction   or  expansion   of   roadways   to
facilitate ingress to and egress from the gaming vessel site;

           c. Acquisition (either by conveyance or lease) of land necessary for convenient and efficient construction and operation of the Project;

           d.   Construction   of  such  infrastructure   as   is
necessary to support the Project;

           e. Expedited issuance of permits and approvals from all governmental agencies having jurisdiction over the Project.

     3.    Cooperate  with  and  assist  TCEF,  ECCF  and  Second
Century to facilitate the achievement of the respective goals and objectives of each entity to the extent that those goals are compatible with the City's development goals.

     4.    Cooperate  with  and  assist TCEF,  ECCF,  and  Second
Century to achieve maximum "leveraging" of the funds made available to those corporations by Showboat and effective use of such corporations' resources.

     5. Cooperate with Showboat to assure and promote public health, safety and welfare.

E.   OTHER MATTERS

     1. Showboat acknowledges the City's desire that gaming operations commence as promptly as possible and that the economic benefits of the Project begin to flow to the City and its residents as early as possible, with the expectation that gaming operations will commence not later than April 30, 1995. Accordingly, Showboat and the City agree that time is of the essence of this Agreement.

     2. Showboat agrees that it shall continue its negotiations with the City and that, within 90 days of the date of this Agreement, the City and Showboat shall execute a definitive Development Agreement, setting forth specially and in detail all obligations of Showboat related to the development of the Project. The parties acknowledge that achieving this goal will require actions to be taken by governmental units and that if these actions are not completed in a timely manner, the time table may not be met.

     3. This Agreement is subject to the approval of the Board of Directors of Showboat, Inc. at its meeting April 26, 1994.

     We are excited about the opportunities that this Project presents for both the City and Showboat. If this letter accurately sets forth the basic provisions of our Agreement, I request that you sign the letter on behalf of the City and return a copy to me. Thank you for your efforts to date in support of this Project.


Respectfully submitted,

SHOWBOAT MARINA PARTNERSHIP


/s/ Thomas C. Bonner
Thomas C. Bonner
Executive Vice President and Chief Operating Officer
1802 East Columbus Drive
East Chicago, Indiana 46312
(219) 392-1111
April 8, 1994

Agreed to and accepted by, subject to the ratification of the Common Counsel of the City of East Chicago:

CITY OF EAST CHICAGO



/s/ Robert A. Pastrick
Robert A. Pastrick
Mayor


Date: /s/ April 8th 1994

                    [Original on Letterhead]


                         SHOWBOAT MARINA


April 18, 1995



The Honorable Robert A. Pastrick
Mayor, City of East Chicago
4525 Indianapolis Blvd.
East Chicago, Indiana 46312

     RE:  Gaming Vessel Development Project

Dear Mayor Pastrick:

     Pursuant to the economic development agreement executed April 8, 1994 ("Agreement"), Showboat Marina Partnership ("Showboat") undertook certain obligations, including the obligation to continue to cooperate with the Mayor's Gaming Task Force ("Task Force") to accomplish projects and programs described in Investing in the People. Showboat has negotiated with City Planner Russ Taylor, who was designated as the representative of the Task Force for this purpose. We wish to report to you that these negotiations have resulted in Showboat's agreement to fund the items on the attached list. as part of these negotiations, Mr. Taylor has advised us that the City does not wish Showboat to provide funding for the small business incubator program, which had originally been scheduled for a total of $500,000 of funding. The $500,000 has been redirected to new items. When added to the previous items in the agreement, the net amount of fixed sum commitments is more than $5,800,000.

     In addition to these items, Showboat will commit to four community development projects as follows:

     1.     Washington   School  Site  Residential   Development:
Showboat commits that East Chicago Second Century funds will be used to build approximately 68 townhouses for moderate income citizens from East Chicago on an abandoned school site. The project cost is estimated at $5,000,000.

     2. Michigan Avenue Retail Development: Showboat commits that East Chicago Second Century funds will be used to build a 5- to 8-unit retail center near the Showboat Marina Casino employee parking lot. The project cost is estimated at $4,000,000.

     3. Homebuyer Guarantee Program: in order to increase home ownership, Showboat will create a pool of $5,000,000 for a minimum of 250 East Chicago residents through a mortgage guarantee program of up to 25% of a home's purchase price. The result of full utilization of this program would be $20,000,000 in the residential real estate market.

     4.     Down  Payment  Assistance:   As  a  further  step  in
increased home ownership, Showboat will also create a pool of $500,000 to provide down payment assistance of 5% of the purchase price not to exceed $5,000 for first-time home buyers who are employees of Showboat Marina Casino.

     Please note that Showboat has agreed that the four programs described above and the items listed on the attachment are not subject to the fifty percent (50%)credit against future incentive payments to the City contained in the Agreement. As a publicly traded company, the expenditures described in this letter are subject to ratification by the Board of Directors of Showboat, Inc.

     In addition, at this time we would like to take the opportunity to briefly summarize the revised estimates of the benefits that the City and its residents are expected to receive under the Agreement. These estimates are based upon our current revenue projections for the project, and could change as we continue to refine our research.

     - We estimate that the value of the 3% of adjusted gross gaming revenues that will be dedicated to the City, the Twin City Education Foundation, and the East Chicago Community Foundation will range from $25.3 million to $28.7 million in the first 5 years of licensure.

     -    We  project  that the additional .75% to  be  used  for
          community   investment   will  result   in   additional
          contributions ranging from $6.6 million to $7.4 million over that same period.

     - The value of job training to be provided to employees is projected to be approximately $1.3 million. In addition, Showboat intends to develop a tuition reimbursement program for non-gaming educational endeavors which will be open-ended. However, our experience at our other properties shows that the annual expenditure is likely to be approximately $50,000.

     - The contribution to the Cline Avenue Ramp is projected to be $3.5 million.

     Depending upon our success in achieving our revenue projections, which we believe are realistic for the East Chicago market, the net impact of the Agreement with the additions (and deletion) set forth in this letter has the potential to exceed $52 million. The five-year value of incentives per resident of the City of East Chicago is over $1,500. These figures do not include anticipated leveraged funds of approximately $70,000,000, as estimated by our experts, nor have we included actual hard dollar investment in the Showboat Marina Casino project of approximately $100,000,000.

     In order to present a complete picture of the economic and community development benefits for the City of East Chicago, Showboat requests the opportunity to present a detailed update on the status of the project to the Common Council.

     It continues to be our pleasure to work with the City on this project.

                                   Very truly yours,

                                   SHOWBOAT MARINA PARTNERSHIP



                                   Thomas C. Bonner
                                   Chief Executive Officer

Enclosure
cc:  Russ Taylor

           ITEMS TO BE PURCHASED BY SHOWBOAT FOR CITY

Item  Category Description                           Est. Cost

1.    Neigh.     Donation of Demolition             $  200,000
2.    Neigh.     Graffiti Removal Machine           $   40,000
3.    Neigh.     Donation to New Addition
                    Revitalization (RONA)           $   50,000
4.    Neigh.     Rehab City Little League Fields       120,360
5.    Neigh.     Landscape and Sidewalk Program     $  150,000
                      Neighborhood subtotal         $  560,360

6.    Law Enf.   Hire Gang and Violence Consultant  $   50,000
7.    Law Enf.   5 Police Cars and 2 D.A.R.E. Vans  $  122,990
8.    Law Enf.   Hire Additional Policemen          $1,071,790
9.    Law Enf.   Additional Police Equipment:
                    Evidence Collection Vehicle,
                    Mini Paddy Wagon, Mobile
                    Police Station                  $  164,320
10.   Law Enf.   Emergency Management Department    $  100,000
                      Law Enforcement subtotal      $1,509,100

11.   OPS        Ambulance                          $   54,650
12.   OPS        Fire Equipment and Apparatus       $  174,870
13.   OPS        Pumper Fire Truck                  $  190,000
14.   OPS        Drug Rehabilitation Program        $  100,000
15.   OPS        Gamblers Anonymous Contribution    $   60,000
                      Other Public Safety subtotal  $  579,520

16.   Schools    School City Athletic van           $   58,950
17.   Schools    Computer Hardware for Schools      $  500,000
                      Schools subtotal              $  558,950

18.   Inf & Eqpt Utility Boom Truck                 $   69,450
19.   Inf & Eqpt Brownell Hydraulic Boat Handler    $  150,000
20.   Inf & Eqpt Computer with 16 meg RAM microchip $    3,700
21.   Inf & Eqpt Past Expenses of City Employee on
                    Showboat                        $    1,230
22.   Inf & Eqpt Kennedy Avenue Matching Funds for
                    Construction                    $  400,000
23.   Inf & Eqpt Computer Equipt. for Public
                    Information Office              $   12,020
24.   Inf & Eqpt Engineering Equipment              $   66,360
25    Inf & Eqpt Digital Aerial Mapping             $  125,000
26.   Inf & Eqpt Transportation System Maintenance
                    Equipment                       $   67,000
27    Inf & Eqpt New and Relocated Slips into new
                    harbor                          $  404,800*
28.   Inf & Eqpt Desk Top Publishing Equipment and
                    Software                        $   50,000
                      Infrastructure & Equipment
                      Subtotal                      $1,349,560

                      Total all items               $4,557,490

REVISED 4/13/95

* Contingent on approval of Phase 1.

                   REDEVELOPMENT PROJECT LEASE
                         BY AND BETWEEN
                THE CITY OF EAST CHICAGO, INDIANA
                 AND SHOWBOAT MARINA PARTNERSHIP

                   REDEVELOPMENT PROJECT LEASE


     THIS REDEVELOPMENT PROJECT LEASE ("Lease"), made and entered into as of the 19th day of October, 1995, by and between the CITY OF EAST CHICAGO, DEPARTMENT OF REDEVELOPMENT, existing pursuant to Indiana Code 36-7-14 (the "City") and SHOWBOAT MARINA PARTNERSHIP, an Indiana general partnership ("Tenant"),

                    WITNESSETH THE FOLLOWING:

                            Recitals:

      A. Pursuant to IC 36-7-14 and IC 36-7-25 (collectively, the "Act"), the Indiana General Assembly has authorized redevelopment commissions to approve plans for and determine that geographic areas within redevelopment districts are redevelopment areas.

      B. The East Chicago Redevelopment Commission (the "Commission"), pursuant to the provisions of IC 36-7-14-41 and Resolution No. 1165 and 1166, established a redevelopment area within the East Chicago Redevelopment District known as the Lake Front Development Area (the "Area") and adopted a redevelopment plan for the Area, which resolution and Plan were amended by Resolution No. 1213 (collectively, the "Plan").

      C. The Commission has determined, in order to fulfill the purposes and objectives of the Plan, to acquire certain real property within the Area, and has acquired certain real property in accordance with the provisions of applicable law.

      D. The Commission has, pursuant to and in accordance with the provisions of the Act, offered the real property so acquired for lease and has received an offer from Tenant for the lease of said real property which is in accordance with the offering documents and meets the requirements and fulfills the purposes and objectives of the Plan.

      E. The Commission has determined that the development of the Redevelopment Project (as defined herein) as proposed in Tenant's offer will be beneficial to the citizens and taxpayers of East Chicago, Indiana, and that it is in the best interests of the citizens and taxpayers of the East Chicago Redevelopment District for the City to enter into a lease as set forth herein.

      F. Pursuant to and in furtherance of the foregoing, the parties desire to enter into this lease.

                         Lease Agreement

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the City hereby demises and lets to Tenant, and Tenant hereby leases from the City, the Leased Premises, for the term and upon the covenants, terms and conditions herein contained, and in connection therewith the parties now agree as follows:

                           ARTICLE I.

                         Leased Premises

      Section 1.01. Description of the Leased Premises. The Leased Premises shall be and consist of certain real property described in Exhibit "A" attached hereto and incorporated herein by this reference and all rights, privileges, easements and other interests appurtenant to such Leased Premises (collectively called the "Leased Premises"). Upon the completion of any survey required or permitted hereunder, the legal description contained in Exhibit "A" shall be amended to reflect the legal description included in such survey to the extent such legal description differs from the description in Exhibit "A" attached hereto. To the extent required or permitted under this Lease, Tenant shall have the right to construct upon the Leased Premises any and all buildings, structures and improvements and to make any alterations thereof for the Redevelopment Project as described in
Section 5.02.

      Section 1.02. Leasehold Title Insurance. Prior to the Possession Date, Tenant may obtain a commitment issued by Chicago Title Insurance Company (the "Title Company") for a leasehold policy of title insurance, in which commitment said insurance company shall agree that, after execution, delivery and recordation of a memorandum of this Lease and payment of the applicable premiums, it will insure, for (to be determined by
Tenant)  Dollars ($        ) Tenant's leasehold interest  in  the
Leased Premises, subject only to current nondelinquent real estate taxes and such other matters as Tenant shall agree to in writing and with such policy endorsements as Tenant or any
Provider may request. Tenant shall provide a copy of the commitment to City. In the event Tenant deems unacceptable any defect in title or other matter disclosed in such commitment or any refusal of the Title Company to agree to issue any policy endorsement ("Title Defect"), Tenant may either waive such Title Defect or may give written notice to City of such Title Defect, and City shall have fifteen (15) days in which to cure such Title Defect. In the event City fails to effect such a cure, Tenant may terminate this Lease by written notice to City and obtain a refund of any sums paid as rental to the date of such notice, or Tenant may waive such Title Defect.

      Section 1.03. Boundary Survey. Prior to the Possession Date, Tenant may, at Tenant's expense, obtain a boundary survey of the Leased Premises. Such survey shall be prepared to the standards for an Indiana Land Title Association Minimum Standard Detail Survey and shall certify as to whether any portion of the Leased Premises is located within a flood hazard zone. Tenant shall provide a copy of the survey to City. Such survey shall contain such other certifications as Tenant or any Provider may request. In the event the survey discloses any matter that is unacceptable to Tenant, Tenant may either waive such matter or may give written notice to City of such unacceptable matter, and City shall have fifteen (15) days in which to cure such matter. In the event City fails to effect such a cure, Tenant may terminate this Lease by written notice to City and obtain a refund of any sums paid as rental to the date of such notice, or Tenant may waive such matter.

      Section 1.04. Environmental Assessment. Prior to the Possession Date, Tenant may conduct such environmental assessments as it deems prudent in its sole discretion. Tenant shall provide copies to City of any such environmental assessments performed. If such assessments reveal environmental conditions that are not acceptable to Tenant, Tenant may terminate this Lease by giving notice thereof in writing to the City, if, within fifteen (15) days after notice of such condition, the City refuses to undertake a cure of such environmental condition. If the City undertakes a cure of any such environmental condition, it shall complete such cure diligently to the satisfaction of Tenant and any Provider.

      Section 1.05.  Covenants of the City.  The City's demise to
Tenant hereunder is expressly made subject to the following:

      (a) The lien of real estate taxes, if any, and all general and special governmental assessments, dues, charges and impositions not delinquent;

      (b) All easements, restrictions, agreements, covenants and other matters of record to which Tenant consents in writing;

      (c) The rights of the public to reasonable access to the marina basin adjacent to the real estate conveyed to the City by the East Chicago Park and Recreation Board pursuant to a Quitclaim Deed dated May 17, 1994 and the beach area located on the eastern portion of the such real estate, which areas shall be administered by the East Chicago Park and Recreation Department, which rights shall be incorporated in an appropriate easement(s) agreement among the City, the Tenant and the East Chicago Park and Recreation Board.

                           ARTICLE II.

                              Term

      Section 2.01. Term an Holdover. The term of this Lease shall be deemed to have commenced on the date that Tenant receives from the Indiana Gaming Commission a certificate of suitability as authorized under regulations of said Commission (the "Commencement Date"). The parties shall execute a separate writing acknowledging the Commencement Date, which shall be recorded in the Office of the Recorder of Lake County, Indiana. This Lease shall continue to and including the thirtieth anniversary of the Commencement Date or the last day of any renewal term under Section 2.04 hereof, (the "Termination Date"), unless sooner terminated under the provisions of this Lease (the "Term"). In the event that Tenant remains in possession of the Leased Premises with the consent of the City after the expiration of this Lease, without any extension or renewal of the Term, Tenant shall be deemed to be a tenant from month-to-month, at a monthly rental of one-twelfth (1/12) the then current rental of the Leased Premises and subject to all other covenants, terms and conditions of this Lease, insofar as applicable to a month-to-month tenancy shall be terminable by either party upon thirty
(30) days written notice to the other, delivered as of and prior to the end of any calendar month. The exercise by Tenant of its right under Section 17.02 of this Lease to enter the Leased Premises during the sixty (60) day period following the expiration of this Lease for the purpose of removing of trade fixtures, business equipment and personal property from the Leased Premises to the extent permitted by Section 17.02 of this Lease shall not be deemed to constitute a holding over or create a tenancy from month-to-month hereunder. Tenant shall, however, during such period continue to be bound by the duties, covenants and agreements of Tenant under this Lease, including, without limitation, the covenants and agreements relating to insurance and indemnification, excepting only the obligation to pay rent.

      Section 2.02. Early Termination by Tenant. At any time subsequent to the eighth anniversary of the Commencement Date, in the event that Tenant, in its sole discretion, shall determine that it is no longer economically feasible to operate the Redevelopment Project, Tenant may terminate this lease upon ninety (90) days written notice to the City. Upon termination, the Tenant shall pay, in a lump sum, an amount equal to one year's annual rental at the time of termination. The duties and obligations of the parties in the event of an early termination under this Section shall be the same as the duties and obligations of the parties set forth in this Lease upon expiration of this Lease at the end of its full term.

      Section 2.03. License Contingency. The City acknowledges that the ability of Tenant to perform its obligations under this Lease is contingent upon Tenant acquiring from the State of Indiana a license to operate a riverboat gaming casino. In the event that (a) a person other than Tenant is issued such license or (b) Tenant has not received a certificate of suitability under the regulations of the Indiana Gaming Commission within three (3) years of the date of the Commencement Date, does not have its license renewed, or has its license revoked or suspended, either party may terminate this Lease by written notice to the other party. In the event the Lease is not so terminated, the obligations of the parties shall continue hereunder, except that any obligations of Tenant hereunder relating to the operation of a riverboat gaming casino shall be suspended until such time, if any, that Tenant obtains a certificate of suitability, a renewal of its license, or the issuance of a license that has been suspended or revoked. In the event the Lease is terminated and all or a portion of the Leased Premises is subsequently leased to a person other than Tenant who has obtained a license to operate a riverboat gaming casino, Tenant shall be reimbursed by such new tenant for all its costs and expenses incurred in connection with the work described in
Section 5.01 hereof, which costs shall be documented to the City's reasonable satisfaction, and the City shall also use its good faith efforts to cause any new tenant of the Leased
Premises to reimburse Tenant for all leasehold expenditures made by Tenant to the date of termination, including, but not limited to, rental payments made and the costs and expenses of all leasehold improvements, fixtures and equipment. Tenant reserves the right upon termination of the Lease for the reasons stated in this Section 2.03 to demolish or remove all leasehold improvements, fixtures and equipment constructed or installed by it, in which event the City shall have no obligation under the preceding sentence to seek reimbursement of the costs of leasehold improvements to the extent such have been demolished or removed.

      Section 2.04. Renewal Terms. The term of this Lease may be extended for two (2) additional thirty (30) year terms at the election of the Tenant in writing, which election may be made at any time prior to the expiration of the then existing term.

      Section 2.05. Early Possession. Tenant shall be entitled to exclusive possession of the Lease Premises from and after the Possession Date, and the parties shall be bound by the terms and provisions of this Lease from and after the Possession Date, provided that Tenant shall not be obligated to pay any annual rental payment (except for the 1/2 payment payable upon execution hereof as provided in Section 4.01) until the Commencement Date.

                          ARTICLE III.

                           Definitions

      The following terms, whenever appearing in this Lease with initial capital letters, shall have the respective meanings set forth or referred to in this Article III:

      (a) "Condemnation Proceeds" shall mean the total aggregate award resulting from any condemnation proceedings with respect to the Leased Premises and Redevelopment Project, exclusive of any award to Tenant or any of its sublessees or licensees as an award for loss of business or moving expenses.

      (b)  "Construction Period"  shall  mean  the  period during
           which    the   Redevelopment   Project   is  initially
           constructed.

      (c)  "Constructive Total Taking" shall  mean  a taking in a
           condemnation   proceeding  of  such  scope   that  the
           remaining portion of the Leased Premises and

           Redevelopment Project would be insufficient to permit the economically feasible operation of the Leased
           Premises and Redevelopment Project.

      (d) "Environmental Laws" shall mean federal, state and local laws and implementing regulations, effective on or after the Commencement Date, relating to pollution or protection of the environment, including laws or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminates, chemical or industrial, toxic or hazardous substances or wastes. Such laws shall include, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 3251, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 466 et seq. ("Clean Water Act"), and Indiana Code, Title 13 - Environment, as amended.

      (e)  "Event of Default" shall have the meaning set forth in
           Section 11.01 herein.

      (f) "Possession Date" shall mean the date upon which the City receives written notice from Tenant of Tenant's election to take possession of the Leased Premises.

      (g) "Redevelopment Project" shall have the meaning set forth in Section 5.02 herein.

      (h) "Provider" shall mean an entity empowered to make loans, enter into other financing arrangements, own, lease, purchase or sell property or by any other means provide for buildings and other improvements and equipment on real estate, and the acquisition and disposal of interests in such buildings, improvements, equipment an real estate which furnishes to Tenant (its successors and assigns) the primary source of funds, buildings, improvements, equipment or other things secured by or in connection with any mortgage, assignment, lease, sublease, purchase subject to seller's right of repurchase or other encumbrance, financing, sale or lease document or agreement whatsoever, relating to the financing, refinancing, construction, sale, lease or development of the Redevelopment Project.

      (i)  "Termination Date" shall have the meaning set forth in
           Article II herein.

      (j)  "Trustee" shall have the meaning set forth in  Article
           XXII herein.

      (k) "Unavoidable Delays" shall mean any delay in the achievement of any deadline required under this Lease by reason of fire, casualty, strikes, lockout, labor troubles, failure of power, governmental authority, riots, insurrection, war or other reason of like nature, or failure of timely performance by the other party, which delay, hindrance or prevention of performance is not within the reasonable control of the party obligated to perform and is not avoidable by reasonable diligence.

                           ARTICLE IV.

                       Lease Consideration

      Section 4.01. Rent. The consideration for this Lease shall be (a) an annual rental of Four Hundred Thousand Dollars ($400,000.00), subject to the adjustments as provided below, through the Term and any extension of the Term pursuant to
Section 2.04 and (b) Tenant's undertakings for the development of the Redevelopment Project on the leased Premises as described in
Section 5.02. The annual rental shall be payable to the City on the Commencement Date and on each anniversary of the Commencement Date by check subject to collection at the address of the City specified in Article XX hereinbelow, provided that the first annual rental payment shall be paid one-half (1/2) upon execution of this Lease and one-half (1/2) upon the Commencement Date.

      Section 4.02. Adjustments to Annual Rent. The annual rental payable hereunder shall be adjusted beginning on the third anniversary date of the Commencement Date and on the same date of every third year thereafter, each such date being called a Rental Adjustment Date. Such adjustments shall be based upon increases in the Consumer Price Index (hereinafter the "Index"), all items, published by the Bureau of Labor Statistics, United States Department of Labor. In computing the rental adjustment for each rental Adjustment Date (the "Current Rental Adjustment Date") the Index last published preceding the last preceding Rental Adjustment Date (the "Prior Rental Adjustment Date") (or preceding the Commencement Date in event of the first adjustment), shall be the base Index for purposes of calculating the annual rental for the three (3) year period commencing on the Current Rental Adjustment Date. Any increase in the Index from the base Index to the Index last published preceding the Current Rental Adjustment Date shall be computed as a percentage and the annual rental to be paid by Tenant during the three (3) year period commencing on the Current Rental Adjustment Date shall be the annual rental payable by Tenant for the period immediately prior to the Current Rental Adjustment Date multiplied by the sum of One Hundred Percent (100%) plus such change in the Index; but shall in no event be less than the annual rental payable by Tenant for the period immediately prior to the Current Rental Adjustment Date. Nothwithstanding the foregoing the rental adjustment made for any Rental Adjustment Date shall not exceed One Hundred Five Percent (105%) of the annual rental determined on the Prior Rental Adjustment Date (or the Commencement Date in the event of the first adjustment).

                           ARTICLE V.

              Construction of Redevelopment Project

      Section 5.01.  The City's Assistance.

      (a) The City shall in good faith take all procedural steps that are reasonably and lawfully required and necessary to enable the Tenant, its sublessees and/or a not-for-profit building corporation to finance and construct a breakwall, public parking facility, roadwork for ingress and egress and utilities (sewer, water, gas, electric, etc.) to the Redevelopment Project. The parties acknowledge that such activity is to be financed through a lease financed through a
           lease  financing   under applicable Indiana statutes.

      Section 5.02.  Redevelopment Project.   The  "Redevelopment
Project" shall mean:

      (a) The development and construction of a first-class riverboat casino to be developed and operated by
           Tenant, as licensed to do so under the provisions of IC-4033, which may include land-based facilities, including, but not limited to restaurants, entertainment facilities and parking areas, and other facilities or uses necessary and desirable for the operation of the riverboat casino, all in accordance with the provisions of the Lakefront Development Area Redevelopment Plan, as amended, and substantially in accordance with Tenant's bid submitted to City on August 9, 1994.

      (b) Any and all buildings, structures, improvements, fixtures, equipment and appurtenances necessary or incidental to the construction, maintenance and operation of the project described in paragraph (a) and any alterations thereof.

      Section 5.03. Completion of the Redevelopment Project. Tenant shall within one hundred eighty (180) days after receipt of a certificate of suitability from the Indiana Gaming Commission cause the commencement of construction of the Redevelopment Project and diligently pursue such construction to completion in a good and workmanlike manner. Tenant shall use its best efforts to cause the construction of the Redevelopment Project to be completed to such an extent that, subject to Unavoidable Delays (which shall not include failure to obtain financing), the Redevelopment Project is substantially ready for operation no later than eighteen (18) months following the receipt of such certification of suitability (the "Substantial Completion Date"). In the event the Redevelopment Project is not substantially ready for operation by the Substantial Completion Date, Tenant agrees to pay to City, as liquidated damages, the sum of $250,000.00 per month until the Redevelopment Project is substantially ready for operation, it being agreed between the parties that actual damages to the City for such failure cannot be determined; provided, however, that Tenant shall not be liable for the payment of such liquidated damages if it has, prior to the Substantial Completion Date, opened a temporary riverboat gaming casino for operation.

      Section 5.04. Compliance with Laws, Insurance Policies. Tenant shall cause the construction of the Redevelopment Project, and the same to be constructed and completed, in compliance with all requirements of law (including Environmental laws and building codes) and all ordinances, regulations, rules or orders of any public agency or authority relating thereto. Tenant shall provide evidence of insurance coverages, in the form of certificates of new policies or endorsements to existing policies, showing Tenant to be insured during the period of construction, under policies providing the coverages required under Article XII hereinbelow, and naming the City as an additional insured, as appropriate. Tenant shall comply with all requirements and conditions of such policies to ensure continuation of the same throughout the course of the construction of the Redevelopment Project.

                           ARTICLE VI.

            Mortgages: Financing Documents and Liens

      Section 6.01. Fee Mortgages or Liens. The City hereby covenants and agrees that during the term of this Lease (and any extension or renewal hereof), the City shall not mortgage, pledge or otherwise create security interests or other liens or encumbrances upon or affecting the City's fee estate in the Leased Premises or its reversionary interest in the Redevelopment Project, or any part thereof which is superior to the interest of Tenant or the Provider or encumbers the interests of Tenant, except with the prior written consent of Tenant and the Provider except for such liens as may be created by statute or law; provided that such liens or encumbrances are in all events subordinate to the interests of Tenant hereunder and the interests of any tenant under any lease entered into pursuant to 6.03(f) herein.

      Section 6.02. Leasehold and Project Financing Documents. Tenant and every successor and assignee of Tenant shall have the right, at any time and from time-to-time, without the City's consent, to mortgage, assign, lease, sublease, sell with right to lease back or repurchase or otherwise pledge or hypothecate its entire interest under this Lease or the entirety of the Leased Premises and the Redevelopment Project, in each case as collateral security for or in connection with any loan or other furnishing of funds, building construction, fixtures or equipment, from the Provider, to finance or refinance its interests in the Leased Premises and the Redevelopment Project or to obtain fixtures, equipment or construction in connection with the Redevelopment Project; provided, that the primary security for such financing or refinancing or such construction or provision of fixtures or equipment shall consist of Tenant's interests in the Leased Premises and Redevelopment Project and the income therefrom together with letters of credit, cash collateral accounts, guarantees and similar credit-enhancement documents.

      Section 6.03. Notices and Rights Upon Default. Tenant shall provide the City with conformed copies of any and all encumbrances or financing documents given upon its interest in the Leased Premises and the Redevelopment Project, and shall give the City written notice of the name and address of the Provider involved in any such transactions. If the foregoing information has been provided to the City, the City agrees that so long as
any   such   encumbrance
or financing document shall remain unsatisfied of record or until written notice of satisfaction is given to the City by such Provider, the following provisions shall apply:

      (a) Contemporaneously with any notice by the City to Tenant, the City shall serve upon such Provider a copy of each notice given to Tenant under this Lease. No such notice shall be effective as against such Provider unless and until a copy thereof is served upon such Provider.

      (b) In the case of any Monetary Event of Default (as such term is defined in Article XI of this Lease), the City shall not terminate this Lease until thirty (30) days after the later of (a) expiration of Tenant's applicable cure period, or (b) receipt by such Provider of its copy of any such notice to remedy or cause to be remedied the Monetary Event of Default which is the basis of the notice; and further provided, that said thirty-day period shall be extended by a time commensurate with any period during which the said Provider cannot take action against Tenant or the Leased Premises on account of the stay under Sec. 362 of the Bankruptcy Code or comparable provision under any future laws relating to the protection of debtors. The City shall accept performance by such Provider as performance by Tenant. If Tenant has had its license revoked or denied, the City may terminate this Lease under Section 2.03 without regard to this paragraph (b).

      (c) In the case of any Non-Monetary Event of Default or Bankruptcy Event of Default (as such terms are defined in Article XI of this Lease), the City shall not terminate this Lease without first giving to the Provider a reasonable time within which to cure such default, if possible, or to institute and complete foreclosure or other appropriate legal or equitable proceedings, obtain possession of the Leased Premises (including possession by a receiver), or otherwise acquire Tenant's estate under this Lease. In the case of a Bankruptcy Event of Default, such default shall be deemed to be cured upon the Provider completing such proceedings or otherwise obtaining Tenant's estate under this Lease. In the case of any Non-Monetary Event of Default, the Provider shall have forty-five (45) days from the date on which it obtains possession and control of the Leased Premises to cure the Non-Monetary Event of Default; provided, that, if the Non-Monetary Event of Default is susceptible of being cured only by any such Provider's acquisition of title to Tenant's estate under this Lease, such Provider shall have forty-five (45) days from the date on which such title is acquired by any of them to cure such Event of Default. In the event that it is not possible to effect such cure within said forty-five (45) day period for reasons not within the control of such Provider, said forty-five (45) day period shall be extended as necessary to effect such cure so long as any such Provider gives the City notice of intention to cure with a written proposal outlining the action the Provider intends to take and a schedule (timetable) therefor (the "Cure Proposal") and commences efforts to cure within said period and thereafter continuously and diligently pursues the same to completion in accordance with the Cure Proposal.

           The provisions of  this paragraph (c) of this  Section
           6.03 are conditioned on such Provider promptly commencing and diligently pursuing to completion appropriate legal or equitable proceedings against the Leased Premises or otherwise attempting with reasonable diligence to obtain possession of the Leased Premises and/or Tenant's estate under this Lease. The right of the Provider under this paragraph (c) shall be exercisable concurrently, not sequentially. For purposes of this paragraph (c), possession of the Leased Premises by a receiver or trustee in bankruptcy shall not be deemed possession by the Provider.

      (d) Such Provider shall not be required to continue possession or continue foreclosure proceedings under this Section 6.03 if the particular Event of Default has been cured by Tenant.

      (e) No amendment, modification, surrender or cancellation of this Lease (other than a termination by the City in compliance with the conditions of this Article VI or except as may be permitted pursuant to Section 2.02 or
           2.03 hereof) shall be effective without written approval of the Provider of which the City has been given notice as provided above; and so long as such Provider shall have an interest of record in the Leased Premises and/or Redevelopment Project, no unification of the respective interests of the City and Tenant therein in any one person or entity (other than a termination of this Lease by the City in compliance with the conditions of this Article VI or except as may be permitted pursuant to Section 2.02 or
           2.03 hereof) shall be deemed to create a merger of such interests. The City and Tenant shall not enter into any agreement modifying, canceling or surrendering this Lease without the prior written consent of such Provider.

      (f) In the event of the termination of this Lease for any reason prior to the expiration of the Term, whether by summary proceedings to dispossess, service of notice to terminate or otherwise, the City shall serve upon the Provider of which the City has been given notice as provided above a written notice that the Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination and of all other defaults, if any, under this Lease then known to the City. To the extent then permitted by law, such Provider shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:

           (i) Upon the written request of such Provider, within thirty (30) days after service of such notice that the Lease has been terminated, the City shall enter into a new lease pursuant to the next paragraph for the Leased Premises and Redevelopment Project with such Provider (or its designee).

           (ii) Such new lease shall be entered into at the cost of the tenant thereunder, shall be effective as of the date of termination of this Lease, and shall be for the remainder of the Term and at the rent and upon all the agreements, terms, covenants and conditions hereof, including any applicable rights of extension. Such new lease shall required the tenant to perform any unfulfilled obligation of Tenant under this Lease. Upon the execution of such new lease, the tenant named therein shall pay any and all sums which at the time of the execution thereof shall be due under this Lease but for such termination.

      (g) Any notice or other communication which the City shall desire or is required to give or to serve upon the Provider of which the City has been given notice under this Lease shall be in writing and shall be served by Registered or Certified Mail, return receipt requested, addressed to such Provider at its address as set forth in any encumbrance of financing document, or in the last assignment thereof delivered to the City pursuant to this Article VI, or at such other address as shall be designated by such Provider by notice in writing given to the City.

      (h) Any notice or other communication which such Provider shall desire or is required to give to or serve upon the City shall be deemed to have been duly given or served if sent by Registered or Certified Mail to the City in accordance with Article XX of this Lease or at such other addresses as shall be designated by the City by notice in writing given to such Provider by registered mail.

      Section 6.04. Provider's Liability. If the Provider shall acquire title to Tenant's interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure, or by any other legal or equitable proceedings, or by an assignment from a nominee or wholly owned subsidiary corporation of such Provider, or under a new lease pursuant to this Article VI, such Provider may assign such lease to a person holding a license to operate a riverboat gaming casino and shall have no liability for the performance or observance of the covenants and conditions in such lease contained on Tenant's part to be performed and observed from and after the date of such assignment. Any Provider acquiring title to Tenant's interest in this Lease shall be required within 12 months thereafter to either obtain a license to operate a riverboat gaming casino or to assign the Lease to a person holding such a license, and, in the event such Provider fails to so obtain a license or assign the Lease within such time period, this Lease shall automatically terminate.

      Section 6.05. No Obligation to Cure. Nothing contained in this Lease shall require the Provider to cure or undertake to cure any default of Tenant, unless and until such Provider elects to exercise any right under the foregoing Section 6.03 as to which such cure or undertaking to cure is a condition.

      Section 6.06. Notice to the City. Tenant shall provide the City written notice of any default by Tenant pursuant to any encumbrance or other financing documents upon or against Tenant's interest in the Leased Premises and Redevelopment Project, and Tenant shall obtain the agreement of the Provider that said Provider will provide the City with notice of any default by Tenant of its agreements with the Provider. Tenant shall also attempt in good faith to obtain the agreement of the Provider to accept any cure tendered by the City (without obligation of the City to undertake any such cure) of any such default.

      Section 6.07. Further Assurances. The City hereby covenants and agrees to execute such additional documents and to take such additional actions as the Provider may reasonably require to further assure, implement and give effect to the security of such Provider under any encumbrance or financing document which such provider and Tenant may hereafter enter into in connection with the financing or refinancing of the costs of the Redevelopment Project, subject, however, to the provisions of
Section 6.02 of this Lease and provided that the form and substance of such documents are reasonably satisfactory to the City or that such actions do not adversely affect the City.

                          ARTICLE VII.

                       Discharge of Liens

      Section 7.01. Covenant Against Liens. Tenant shall not create or permit to be created or to remain, and shall promptly discharge, any mechanic's, laborer's or materialmen's lien or any conditional sale agreement, title retention agreement or mortgage, which might be or become a lien, encumbrance or charge upon the Leased Premises or any part thereof having any priority or preference over or ranking on a parity with the estate, rights and interests of the City in the Leased Premises or any part thereof.

      Section 7.02. Contesting of Liens. If any mechanic's, laborer's or materialmen's lien shall be filed at any time against the Leased Premises or any part thereof, Tenant shall cause the same to be discharged of record within sixty (60) days after notice of the filing thereof by payment, deposit, bond or order of a court of competent jurisdiction; provided, that Tenant shall have the right to contest the validity of such lien in any manner permitted by law, so long as Tenant shall provide to the City title insurance, bond or other assurance or security in an amount equal to one hundred percent (100%) of the amount of the claim, if and to the extent that the claimed lien has, or lawfully may, attach to or adversely affect the City's interest in the Leased Premises, and shall thereafter diligently proceed to cause such lien to be removed or discharged. If Tenant shall fail to discharge or seek to discharge any such lien affecting the Leased Premises, then the City may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or by giving security in such other manner as is, or may be permitted by law, and Tenant shall reimburse and indemnify the City in respect thereto, together with all costs, including attorneys' fees related thereto or incurred in connection therewith.

                          ARTICLE VIII.

                    Assignments and Subleases

      Section 8.01. Assignment and Sublease. Tenant may assign its interest in this lease to a person who has obtained a license to operate a riverboat gaming casino, a not-for-profit building corporation, a Provider or a Trustee and may sublease or permit to be sub-subleased all or any part of the Leased Premises all without the consent of the City, provided that any assignment to a Provider or Trustee shall terminate and be of no effect, if within twelve (12) months of such assignment, such Provider or Trustee has been unable to further assign the Lease to a person that has obtained a license to operate a riverboat gaming casino or has failed to obtain such a license on its own behalf, an such limitation shall be stated on any document assigning such lease. A trustee in bankruptcy shall be permitted to assign this Lease for a period of twelve (12) months following its assumption of the lease to a person that has obtained a license to operate a riverboat gaming casino or to any other person approved by the City. Any assignment of Tenant's entire interest in the Lease shall, to the extent required by law, be subject to the approval of the Indiana Gaming Commission.

      Section 8.02. Tenant's Liability Upon Assignment. Notwithstanding the assignment of the Lease by Tenant, Tenant shall remain liable for the performance of all of the obligations of Tenant under the Lease, until such assignee has obtained a license to operate a riverboat gaming casino.

                           ARTICLE IX.

                         Use Limitations

      Section 9.01. Use by Tenant. The Leased Premises shall be used primarily for the construction, development and operation of the Redevelopment Project as described in Section 5.02 above, and secondarily for incidental uses reasonably related thereto of the nature enumerated in Section 5.02(b) of this Lease, or in the event the Provider has an interest herein under circumstance permitted by Section 6.02 of this Lease and obtains possession of the Leased Premises and the Redevelopment Project, for the operation of a riverboat gaming casino and for related incidental uses by such new lessee.

      Section 9.02. Compliance with Laws, Insurance Policies, etc. Through the Term, Tenant, at its sole cost and expense, shall promptly comply with all present an future laws (including Environmental Laws, building and zoning laws), ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, including, but not limited to the Indiana Gaming Commission, and all orders, rules and regulations of the National Board of Fire Underwriters, the Indiana Board of Fire Underwriters, or any other body or bodies exercising similar functions, which may be applicable to the leased Premises, or to the use or manner of use of the Leased Premises, or to the owners, tenants or occupants thereof; provided, that Tenant shall be entitled to contest in good faith by appropriate proceedings any such legal requirements unless and until such contest shall subject the City to any penalty or sanction, and until such time as a final determination is made with respect to such legal requirements or until the City is subjected to a penalty or sanction for Tenant's noncompliance, Tenant shall not be deemed to be in default under this Section
9.02. Tenant shall indemnify and hold the City harmless against all penalties, sanctions, costs, expenses, liabilities, claims, actions and causes of action, including attorneys' fees caused by Tenant's contesting of any proceedings or charge under this
Section 9.02. Tenant shall likewise observe and comply with the requirements of all policies of insurance required to be supplied coverage, or cancellation thereof.

      Section 9.03. Covenant Against Waste. Tenant shall not do or suffer any waste to the Leased Premises or Redevelopment Project or any part thereof or any property adjacent thereto, or allow the Leased Premises or Redevelopment Project to be used in violation of a certificate of occupancy, if any, covering or affecting the use of the Leased Premises or Redevelopment project or any part thereof, or in any manner which may, in law, constitute a nuisance, public or private. Tenant shall not permit use of any portion of the Leased Premises by the public in such manner as shall create prescriptive rights in, or an implied dedication to, the public or any third person. Tenant shall not allow the Leased Premises to be used so as to violate the Environmental Laws, including the "release" or "threatened release" of any "hazardous substance," "pollutant" or "contaminant," as those terms are defined in CERCLA, in, at or upon the Leased Premises.

                           ARTICLE X.

                     Repairs and Maintenance

      Throughout the Term, Tenant, at its sole cost and expense, shall maintain the Leased Premises and Redevelopment Project in good repair and order and in safe and clean condition and shall make, from time-to-time, all necessary repairs, renewals and replacements thereof. In no event shall the City be required to make any repairs, improvements, additions, replacements, reconstructions or other changes to the Leased Premises or Redevelopment Project or perform any maintenance thereon during the Term.

                           ARTICLE XI.

                       Default Provisions

      Section 11.01. Events of Default. Any of the following shall constitute an "Event of Default" hereunder:

      (a) If Tenant shall fail or refuse to pay when due any rent or any other sum or charge payable under this Lease, and such default shall continue for a period of thirty (30) days after notice from the City to Tenant specifying the items in default (herein called a "Monetary Event of Default");

      (b) If Tenant shall fail or refuse to perform or comply with any of the agreements, terms, covenants or conditions provided in this Lease (other than those referred to in the foregoing paragraph (a) or the following paragraph (c) of this Section) for a period of thirty (30) days after notice from the City to Tenant specifying the items in default; provided, however, that in the event such failure by its nature or due to Unavoidable Delays cannot be cured within such thirty (30) day period, then such thirty (30) day period shall be extended until such failure is cured, so long as Tenant gives the City notice of intention to cure with a written proposal outlining the action Tenant intends to take and a schedule (timetable) therefor ("Tenant's Cure Proposal") and commences its efforts to cure within such period and thereafter continuously and diligently (subject to Unavoidable Delays) pursues the same to completion in accordance with Tenant's Cure Proposal (herein collectively called a "Non-Monetary Event of Default"); or

      (c) If (i) Tenant shall be adjudicated to be bankrupt or insolvent, or (ii) Tenant shall make an assignment for the benefit of creditors or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present Bankruptcy Code or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency state law, or (iii) Tenant shall seek, consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Leased Premises, or (iv) within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present Bankruptcy Code or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed or such appointment shall not have been vacated or stayed (herein collectively called a "Bankruptcy Event of Default");

then and in any such event, Tenant's rights under this Lease shall terminate (subject, however, to the rights of the Provider to notice and cure provided for in Article VI of this Lease) sixty (60) days after the election of the City, made in writing to Tenant no more than sixty (60) days after the later of such event or the expiration of any applicable cure period, to terminate this Lease, and upon such election and the expiration of such ten (10) day period the rights of Tenant to the use and possession of the Leased Premises under this Lease, including such rights under any extension privileges whether or not exercised, shall expire and terminate (subject, however, to the rights of the Provider to notice and cure provided for in Article VI of this Lease).

      Section 11.02. Surrender. Upon any such termination of Tenant's rights under this Lease pursuant to Section 11.01, hereof, Tenant shall quit and peacefully surrender the Leased Premises to the City in accordance with the provisions of Section
17.01 hereof.

      Section 11.03. No Waiver. No failure by either the City or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by the City or Tenant, as the case may be, shall be altered or modified except by a written instrument executed by the City and Tenant. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

      Section 11.04. Cumulative Remedies. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of this exercise by the City or Tenant of any such rights or remedies shall not preclude the simultaneous or later exercise by the party in question of any such rights or remedies, except as otherwise expressly provided in this Lease. The provisions of this Article XI are hereby expressly made subject to the provisions of Article XX and the rights and remedies of the Provider under Article VI.

                          ARTICLE XII.

                            Insurance

      Section 12.01. Tenant's Liability Insurance. From the Possession Date and throughout the Term, Tenant shall maintain in force the following types and amounts of liability insurance, covering Tenant and, during any period in which construction, renovation, alteration or substantial repair work is being performed by third parties on the Redevelopment Project, Tenant's construction contractors, subcontractors and agents, as appropriate; and at all times naming the City as an additional insured:

      (a) Comprehensive General Liability Insurance ("Occurrence"
          Form):

          (i)  Basic  coverage  and  limits:
               Bodily injury,including death resulting therefrom, and Property Damage to a Combined Single Limit of $1,000,000 per occurrence. A $1,000,000 annual aggregate limit applies to P remises-Operations Property Damage Liability and to the hazards of Products/Completed Operations and Contractual Liability.

          (ii) Extensions  of  coverage  to  include:
               Blanket contractual liability  for written or oral
               contracts;
               Broad  form property  damage;
               Blanket   explosion,  collapse   and   underground
               coverage.

      (b)  Umbrella Excess Liability:

           (i)  Limits:

                (A) Bodily Injury, Personal Injury and Property Damage to a limit of $5,000,000 per occurrence excess of the primary Comprehensive General Liability and Employer's Liability, subject to a Project aggregate limit for all insured interests of $5,000,000 excess of the Primary annual aggregate limits.

           (ii) Coverage:
                Includes all underlying extensions  of coverage.

      (c) Changes in Limits: Notwithstanding the foregoing, and so long as City is named as an additional insured on Tenant's liability insurance, the policy limits of Tenant's insurance for tort claims shall not be less than the maximum liability of the City for tort claims under the Indiana Tort Claims Law (IC 34-4-16.5), as the same may be amended from time-to-time.

      Section 12.02. Automobile Liability Insurance. Throughout the Term, Tenant shall maintain in force, in its own name only and not in the name of the City or other third parties, automobile liability insurance covering the use of all owned, non-owned and hired vehicles, with bodily injury and/or property damage liability limits of $1,000,000 (combined single-limit per accident).

      Section 12.03. Tenant's Workers' Compensation and Employer's Liability Insurance. Throughout the Term, Tenant shall maintain the following amounts of workers, compensation and employer's liability insurance, covering Tenant and, during any period in which construction, renovation, alteration or repair works being performed by third parties on the Redevelopment Project, Tenant's construction contractors, subcontractors and agents, as appropriate, and at all times naming the City as an additional insured.

      (a)  Coverage A - Statutory Benefits:
           Liability imposed by the Workers, Compensation and/or Occupational Disease statute of the State of Indiana and any other state or governmental authority if related to the work performed on the Redevelopment Project.

      (b)  Coverage B - Employer's Liability
           Limits of $1,000,000 Bodily  Injury by accident
                     $1,000,000 Bodily Injury by disease, and $1,000,000 Policy Limit by disease.

      (c)  Extensions of Coverage to include:
           Broad Form All States Endorsement

           Sixty (60) days notice of cancellation.

      Section 12.04. Tenant's Casualty-Loss Insurance. During the period of original construction of the Redevelopment Project, and during any period in which construction, renovation, alteration or repair work is being performed by third parties on the Redevelopment Project, Tenant shall maintain in force builder's "all risk" property damage coverage to protect Tenant, its construction contractors, subcontractors and agents, as appropriate, and naming the City as an additional insured.

      At all times during the Term, Tenant shall maintain in force, through such builder's all-risk coverage or through separate casualty-loss policies, insurance covering the Leased Premises and the Redevelopment Project, including all equipment in or appurtenant to the Leased Premises or Redevelopment Project essential to the operation and maintenance of the buildings (as distinguished from equipment for operation of the business conducted upon the Leased Premises) and all alterations, changes or additions thereto, naming the City, the Provider and Tenant, as their respective interests may appear, as insureds and insuring the Leased Premises and the Redevelopment Project against loss or damage by fire or other casualties covered by customary extended coverage endorsements, in such amounts as Tenant determines.

      Section 12.05. Proof of Insurance. All insurance provided for in this Article XII shall be effected under valid and enforceable policies, issued by insurers of recognized responsibility authorized to do business in Indiana. Upon the execution of this Lease, and thereafter not less than fifteen
(15) days prior to the expiration dates of any expiring policies theretofore furnished pursuant to this Article XII, originals of the policies (or, in the case of general public liability insurance, certificates of the insurers), shall be delivered by
Tenant to the City bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to the City of such payment; except, that whenever the Leased Premises shall be subject to any mortgage or other form of financing instrument to secure any debt of Tenant such policies of insurance may be lodged with the Provider until the mortgage debt shall be paid, and certificates of such policies shall meanwhile be delivered to the City.

      Section 12.06. Notice of Cancellation. The insurance required by this Article XII shall contain a provision (to the extent that such provision is commercially available) that coverages afforded under the policies will not be canceled, not renewed or materially changed until sixty (60) days prior written notice has been given to both the City and Tenant and any other persons named as insured thereunder.

      Section 12.07.  Adjustment  in  Insurance.    Tenant  shall
provide such insurance, with such coverages and in such amounts, as may be agreed upon from time-to-time between Tenant and the Provider.

      Section 12.08. Waiver of Subrogation. The City and Tenant waive all rights against each other and against those for whom the other is legally liable for (i) all losses or damages covered by insurance provided for under this Article XII to the extent the upper limits of such insurance are adequate to cover such damages, it being the intent of this clause to allocate all risk of such loss to such insurance and (ii) for all losses and damages which are not covered by insurance but which could have been insured against by the insured. If the policies of insurance provided under this
Article XII require an endorsement to provide for continued coverage where there is a waiver of subrogation, Tenant will cause such policies to be so endorsed.

      Section 12.09. Application of Proceeds for Redevelopment Project. The proceeds of any and all policies of insurance upon the Redevelopment Project maintained pursuant to Section 12.04 of this Article XII shall be used as a trust fund toward the repair, reconstruction, replacement or rebuilding of the Redevelopment Project. Accordingly, all such policies of insurance shall provide that, as to any loss in excess of $500,000.00, all proceeds  payable  at  any  time and  from  time-to-time  by  any insurance company under such policies shall be paid to the Trustee for the benefit of Tenant, the City, the Provider and any other person or entity having any interest under any such policy and applied by such Trustee as provided in this Lease. Tenant shall pay the reasonable charges of the Trustee for its services hereunder. The City, Tenant, the Provider and any other person or entity having an interest under any such insurance policy shall cooperate with and aid the Trustee in collecting any and all insurance money and will execute and deliver as requested by the Trustee any and all proofs, receipts, releases and other instruments whatsoever which may be necessary or proper for such purpose. In the event that any person having an interest under any such insurance policy shall fail or neglect to cooperate or to execute, acknowledge and deliver any such instrument, the Trustee may, as the agent or attorney-in-fact of any such person, execute and deliver any proofs of loss or any other instruments as may seem desirable to the Trustee for the collection of such insurance moneys, and all such person or entities having obtained an interest in any such insurance policy shall be deemed to have irrevocably nominated constituted and appointed the Trustee its proper and legal attorney-in-fact for such purpose. As to all other policies, the proceeds shall be paid to the insured party or parties as their interests shall appear and in proportion to their respective insured losses.

      Section 12.10. Special Provisions. If reasonably obtainable, all such policies of insurance maintained pursuant to
Section 12.01 and 12.03 hereinabove shall provide that the proceeds thereof shall be payable without regard to any fault or negligence of the City, Tenant, any contractor or agent of Tenant or any other person or entity having an interest under any such policy which may have caused or contributed to such loss and without any rights of the insurance company of set-off, counterclaim or deduction against the City or Tenant.

      Section 12.11. General Provisions. In the event Tenant shall fail or refuse to obtain any insurance required by this
Article XII, the City may obtain such insurance. The costs of such insurance shall constitute additional rent payable by Tenant upon demand by the City.

                          ARTICLE XIII.

                         Indemnification

      Section 13.01. Indemnification by Tenant. Subject to the provisions of Section 12.08 and regardless of whether separate, several, joint or concurrent liability may be imposed upon the City, Tenant shall, but only to the extent permitted by law, at its sole cost and expense, indemnify and save harmless the City and any member, officer, director, agent, partner, trustee or employee thereof against and from any and all claims, liability and damages arising from or in connection with (a) Tenant's possession, use or control of the Leased Premises or the Redevelopment Project, (b) any occurrence or circumstance on or related to the Leased Premises or Redevelopment Project (including the loss or damage to any property, including the Leased Premises, the injury to or death of any person, or the contamination of or adverse effects on the environment, which result from any pollutant or from any chemical, hazardous or toxic substances or wastes emitted from or discharged by the Redevelopment Project while occupied by Tenant), or (c) Tenant's breach of any covenant or obligation under this lease, other than claims, liability or damages arising from failure of the City to perform or the negligence of the City in the performance of, any of its obligations hereunder or arising out of any willful acts of the City. The indemnification provided by this Section 13.01 shall include all costs, counsel fees, expenses and liabilities incurred in connection with any such claim, action or proceeding brought thereon; and in case any action or proceeding shall be brought against the City by reason of any such claim, Tenant, upon written notice from the City, shall defend such action or proceeding. The terms of this Section 13.01 shall survive any termination of this Lease.

      Section 13.02. Indemnification by the City. Subject to the provisions of Section 12.08 and regardless of whether separate, several, joint or concurrent liability may be imposed upon Tenant, the City shall, but only to the extent permitted by law, at its sole cost and expense, indemnify and save harmless Tenant and the Provider from and against any and all claims, liability and damages arising from the sole negligence of the City or arising out of any willful acts of the City. The indemnification provided by this Section 13.02 shall include all costs, counsel fees, expenses and liabilities incurred in connection with any such claim, action or proceeding brought thereon. In case any action or proceeding shall be brought against Tenant or the Provider by reason of any such claim, the City upon written notice from Tenant or such Provider shall defend such action and proceeding. The terms of this Section 13.01 shall survive any termination of this Lease.

                          ARTICLE XIV.

                         Casualty Damage

      Section 14.01. Tenant's Obligation to Repair. In the event that, at any time during the Term, the Redevelopment Project shall be destroyed or damaged in whole or in part by fire or other cause within the extended coverage of the casualty insurance policies or builder's risk policies required to be maintained by Tenant in accordance with Article XII of this Lease, then

Tenant shall cause the same to be repaired, restored, replace or rebuilt within a period of time which, under all prevailing circumstances, shall be reasonable. In the repair or restoration of the Redevelopment Project under this Article XIV, Tenant will, as nearly as practicable, repair, restore, replace or rebuild the Redevelopment Project so damaged or destroyed to the condition and character of the Redevelopment Project existing immediately prior to such occurrence, subject to applicable zoning and buildings laws then in existence. Tenant shall be entitled to apply all insurance proceeds of policies maintained pursuant to
Article XII of this Lease remaining after any required payments to the Provider to such repair, restoration, replacement and rebuilding. Tenant shall notify the City in writing of any payments (whether total or partial) made of insurance proceeds. If the insurance proceeds recovered in respect of any such insured damage or destruction, less any cost of recovery and any amounts required to be applied to repayment of the Provider, shall be insufficient to pay the entire cost of such repair, restoration, replacement or rebuilding, Tenant may bear the cost of such deficiency or in lieu of undertaking such repair, restoration, replacement or rebuilding, terminate this Lease upon written notice to the City. The time within which Tenant must perform any obligations under this Section 14.01 shall include a reasonable time to obtain and close the necessary equity or mortgage loan or other financing to cover any deficiency that Tenant agrees to bear.

      Section 14.02. Disbursement of Insurance Proceeds in the Event of Repair by Tenant. The Trustee shall permit any insurance proceeds paid to it to be applied in payment of the cost of such repair, restoration, replacement and rebuilding of the Redevelopment Project by Tenant pursuant to the foregoing
Section 14.01 as the same progresses, payments to be made against applications for payment properly certified by Tenant's supervising architect or other appropriate certifying official. The Trustee shall contribute out of such insurance proceeds with respect to each such certified application for payment an amount in proportion to such payment as the whole amount received by the Trustee shall bear to the total estimated cost of repairing or rebuilding the Redevelopment Project. If the insurance proceeds should exceed the cost of repairing or rebuilding the Redevelopment Project, the Trustee shall pay the balance remaining after payment of the cost of repairing or rebuilding the Redevelopment Project to Tenant. The Trustee may deduct from any insurance proceeds paid to it the amount of its charges for acting as such trustee and any reasonable expenses incurred by it in connection with such trust.

      Section 14.03.  Prompt Performance of Work by Tenant.   All
work of repairing, replacing, restoring or rebuilding the Redevelopment Project by Tenant pursuant to the foregoing Section
14.01 shall be commenced within one hundred twenty (120) days after settlement shall have been made with the insurance companies, the insurance money shall have been paid to the Trustee and all necessary permits for such work shall have been obtained. All such work shall be governed by the provisions of
Section 5.04 of this Lease and shall be completed within a reasonable time, under all prevailing circumstances. In case any mortgage, financing lease or other financing document on Tenant's interest in the leased Premises or Redevelopment Project shall be in force at the time of any damage to or destruction of the Redevelopment Project, then, the Provider which is a party thereto is authorized to repair, replace, restor or rebuild the Redevelopment Project under the same terms and conditions as are applicable in the case of repair, restoration, replacement, or rebuilding by Tenant. The Provider so repairing, restoring, replacing or rebuilding the Redevelopment Project shall, subject to compliance with all the conditions contained in this Article XIV, be subrogated to the rights of Tenant to the insurance proceeds payable as a result of the damage or destruction, and shall be entitled to have (and the City and Tenant hereby authorize the Trustee to so pay) all said insurance proceeds paid out by the Trustee in the same manner in every respect as if the Provider were Tenant under this Lease.

                           ARTICLE XV.

                          Condemnation

      Section 15.01. Total Condemnation. If, at any time during the Term, there shall be a permanent total taking or a permanent Constructive Total Taking of the Leased Premises or Redevelopment Project in condemnation proceedings or by any right of eminent domain, Tenant may by written notice to the City elect to end the Term on the date of such taking, and Tenant shall remove its personal property from the Leased Premises without delay. The rent and all other items payable to Tenant under this Lease shall be prorated and paid to the date of such taking.

      Section 15.02. Proceeds of Total Condemnation. In the event of any such permanent total taking or Constructive total Taking of the Leased Premises and Redevelopment Project and the termination of this Lease, the Condemnation Proceeds shall be allocated as follows:

      (a)  To  the  City  for  its  fee  interest  in  the Leased
           Premises (including its  interest  as  landlord  under
           this   Lease,   and   reversionary   interest  in  the
           Redevelopment Project); and then,

      (b) To Tenant for its leasehold estate in the Leased Premises and its fee interest in the Redevelopment Project (subject to the City's reversionary interest therein) immediately prior to such total taking or Constructive Total Taking.

Nothing herein contained shall impair the right to Tenant or any of its sublessees, licensees, concessionaires or others to the full award, compensation or damages payable as an award for loss of business or for moving expenses.

      Section 15.03. Partial Condemnation. In the event of a taking less than a Constructive Total Taking, this Lease shall not terminate or be affected in any way, except as provided in the following Sections 15.04, 15.05 and 15.06. In such case, the Condemnation Proceeds shall be apportioned and paid, to the extent available in the following priority:

      (a)  The Condemnation Proceeds shall be payable in trust to
           Tenant   for   application   by  Tenant to the cost of
           restoring and rebuilding the Redevelopment Project as required by the following Section 15.04; and

      (b) The Condemnation Proceeds, if any, remaining after restoration shall, subject to the requirements of any financing documents and the rights of the Provider, be retained by Tenant, except to the extent of an
           equitable   portion   of  the   Condemnation  Proceeds
           allocable by agreement of the City and Tenant to the City on account of any taking of its reversionary fee title interest to any portion of the Leased Premises. If Tenant and the City cannot agree upon the amount of such payment, the amount of such payment shall be determined by an independent appraiser selected by agreement of the City and Tenant.

      Section 15.04. Restoration. In the event of a taking less than a Constructive Total Taking, Tenant, at its sole cost and expense (but subject to reimbursement from the Condemnation Proceeds) and regardless of whether the Condemnation Proceeds are sufficient for the purpose, shall proceed with due diligence to restore and rebuild the remaining portion of the Redevelopment Project, to the extent feasible to the condition and character in which the same was immediately prior to such taking. All such work in connection with the restoration and rebuilding of the Redevelopment Project shall be governed by the provisions of
Section 5.04 of this Lease.

      Section 15.05. Rent Adjustment. In the event of a taking of the character referred to in the foregoing Section 15.03, this Lease shall terminate as to the portion of the Leased Premises so taken and the rent payable hereunder shall be proportionally adjusted from the date of the taking. Such adjustment shall be based on the ratio between the fair market value of Tenant's leasehold estate in the Leased Premises at the date of taking to the faire market value of such leasehold estate remaining immediately thereafter, valued for the use being made of the Leased Premises by Tenant immediately prior to such partial taking.

      Section 15.06. Temporary Condemnation. If, at any time during the Term, the whole or any part of the Leased Premises or Redevelopment Project shall be taken in Condemnation Proceedings or by any right of eminent domain for temporary use or occupancy, except to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, or by the practical effects of such temporary taking, Tenant shall perform and observe all of the terms, covenants, conditions and obligations of this lease on Tenant's part to be performed and observed as though such taking and not occurred. In the event of any such taking of the character described in this
Section 15.06, Tenant shall be entitled to receive the entire amount of the Condemnation Proceeds awards for such taking, whether paid by way of damages, rent, costs of moving or restoration or otherwise, unless such period of temporary use or occupancy shall extend beyond the Term, in which case the
Condemnation Proceeds shall be apportioned between the  City  and
Tenant as of the date of termination of this Lease. Upon the expiration of any such period of temporary use or occupancy, if it be during the Term, Tenant will, to its sole cost and expense, restore the Leased Premises, as nearly as practicable, to the condition and character in which the same were immediately prior to such taking. Any portion of the Condemnation Proceeds received by Tenant as compensation for the cost of restoration of the Leased Premises shall, if such period of temporary use or occupancy shall extend beyond the Term (and Tenant has not exercised its option to purchase), be paid to the City on the date of termination of this Lease, and Tenant shall be thereby relieved of its obligation hereunder to perform such restoration.

      Section 15.07. Rights to Appear. The City, Tenant and the Provider shall have the right to participate in any Condemnation Proceeding for the purpose of protecting their rights hereunder, and in this connection, specifically and without limitation, to introduce evidence to establish the value of or damage to the Leased Premises or Redevelopment Project.

      Section 15.08.  Rights  of  Provider.       Notwithstanding
anything to the contrary contained in this Lease, the provisions of this Lease relating to the application of any proceeds arising from the taking of any part or all of the Leased Premises or Redevelopment Project in Condemnation Proceedings shall be subject to any rights reserved by the Provider having an interest herein under circumstances permitted by Section 6.02 of this Lease, to apply to the indebtedness to such Provider, all or any part of such proceeds.

      Section 15.09. City's Exercise of Eminent Domain. To the extent permitted by law, City agrees not to use its powers of eminent domain in a manner that is inconsistent with the provisions of this Lease or that materially interferes with the enjoyment of the benefits hereof to Tenant.

                          ARTICLE XVI.

                     Consents and Approvals

      Section 16.01. Standards of Consent. Where any provision of this Lease requires the consent, cooperation or approval of either party, each party agrees that, except as otherwise expressly provided in this Lease (such as by use of words to the effect of "sole" and/or "complete" discretion), it will not unreasonably withhold, condition or delay such consent, cooperation or approval, and the reasonableness of each party's determination shall be evaluated in accordance with any particular standards governing such particular consent or approval as expressly set forth in this Lease, or if no standards are expressly set forth, then in accordance with all relevant facts and circumstances. Where any provision of this Lease requires one party to do anything to the satisfaction of the other party, the other party agrees that it will not unreasonably refuse to state its satisfaction with such action.

      Section 16.02. Waiver of Claims. Notwithstanding anything contained in this Lease, neither party shall have any claim, and hereby waives the right to any claim, against the other party for money damages or off-set by reason of any refusal, withholding or dealing by the other party of any consent, cooperation, approval or statement of satisfaction, and in such event, the requesting party's only remedies therefor shall be an action for declaratory relief or specific performance to enforce any such requirement; provided, that this waiver shall not apply as to an refusal withholding or delay made in bad faith.

                          ARTICLE XVII.

                            Surrender

      Section 17.01. Surrender of Leased Premises. Except as herein otherwise expressly provided in this Lease, Tenant shall surrender and deliver upon the Leased Premises to the City at the expiration or other termination of this Lease or of Tenant's right to possession hereunder, without fraud or delay, in good order, condition and repair, except for reasonable wear and tear after the last necessary repair, replacement or restoration made by Tenant and except for damage by reason of any temporary condemnation to the extent Tenant is relieved of its obligation to restore the Leased Premises under Section 15.06 of this Lease, free and clear of all liens and encumbrances except the liens for taxes and assessments not then due and payable, matters reflected in Section 1.05 hereinabove and any matters created, caused or consented to by the City, and without any payment or allowance whatever by the City on account of any improvements made by
Tenant. The Redevelopment Project shall become the property of the City upon such expiration or termination.

      Section 17.02. Removal of Certain Property. All trade fixtures, business equipment and personal property furnished by or at the expense of Tenant or any subtenant shall be removed by or on behalf of Tenant within sixty (60) days following the expiration or other termination of this Lease but only if and to the extent that the removal thereof will not cause physical injury or damage to the Leased Premises or necessitate changes or repairs to the same.

      Section 17.03. Property Not Removed. Any personal property of Tenant or any subtenant which shall remain in or upon the Leased Premises for more than sixty (60) days after Tenant or any subtenant has surrendered possession of the Leased Premises shall be deemed to have been abandoned by Tenant or such subtenant, and at the option of the City, such property: (a) shall be retained by the City as its property; (b) shall be disposed of by the City in such manner as the City shall determine, without accountability to any person; or (c) shall be promptly removed by Tenant at Tenant's expense upon written request from the City. The City shall not be responsible for any loss or damage occurring to any property owned by Tenant or any subtenant.

      Section 17.04. City's Right to Require Removal of Improvements. Upon surrender of the Leased Premises, the City may require Tenant, its sublessees or a not-for-profit building corporation to remove any improvements constructed by Tenant, its sublessees or a not-for-profit building corporation on the Leased Premises.

      Section 17.05.  Survival  of  Terms.   The  terms  of  this
Article XVII shall survive any termination of this Lease.

                         ARTICLE XVIII.

                         Quiet Enjoyment

      Section 18.01. Tenant's Right to Quiet Enjoyment. The City hereby warrants and represents that Tenant, upon paying rent and other charges herein provided for, and upon observing and keeping all covenants, agreements and conditions of this Lease to be kept on its part, and also during the applicable periods specified in
Section 11.01 of this Lease for curing any alleged default (subject, however, to the provisions of Section 6.03(b) and (c) of this Lease), shall quietly have and enjoy the Leased Premises during the Term without hindrance or molestation by anyone claiming by, through or under the City, subject, however, to the exceptions, reservations and conditions of this Lease.

      Section 18.02. The City's Right of Entry. Tenant shall permit the City and its authorized representatives, upon reasonably prior notice, to enter the Leased Premises for the purpose of (a) inspecting the Leased Premises, or (b) making any repairs or performing any work in the Leased Premises or Redevelopment Project that may be necessary by reason of Tenant's failure to make any such repairs or performs any such work. The City, however, shall proceed with such repairs no sooner than ten
(10) days after receipt of written notice to Tenant, specifying the needed repairs and only if Tenant has not begun such repairs within such 10 day period. Nothing herein shall imply duty upon the part of the city to do any such work, and performance thereof by the City shall not constitute a waiver of Tenant's default in failing to perform the same. During the progress of any work in the Leased Premises of Redevelopment Project performed by the City pursuant to the provisions of this Article XVIII, the City may keep and store therein all necessary materials, tools, supplies and equipment. The City shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant or any subtenant by reason of making such repairs or performing any such work, or on account of bringing materials, tools, supplies and equipment into the Leased Premises or Redevelopment Project during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby. The City shall have the right to enter the Leased Premises without notice in the case of any emergency which required the exercise of the City's governmental powers for the preservation or protection of the public health or safety.

                          ARTICLE XIX.

                          Certificates

      Each party shall, at the requesting party's cost and expense, as reasonably requested by the other party from time-to-time and within ten (10) days after request by the other party, certify by written instrument, duly executed, acknowledged and delivered to the requesting party or any other person, firm or corporation specified by the requesting party:

      (a) That this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications;

      (b) Whether or not there are, to the best of the certifying party's knowledge and belief, then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

      (c) The rent then payable under this Lease and the dates, if any, to which the rent and any other charges hereunder have been paid;

      (d)  The dates of commencement and expiration of the  Term;

      (e) Whether or not, to the best knowledge of the certifying party, the other party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default.

                           ARTICLE XX.

                             Notices

       Any and all notices, demands, requests, submissions, approvals, consents, disapprovals, objections, offers or other communications or documents required to be given, delivered or served or which may be given, delivered or served under or by the terms and provisions of this Lease or pursuant to law or otherwise, shall be in writing and shall not be effective unless and until received; provided, that such notice shall be presumed to have been received, if hand-delivered, on the date of such delivery, and, if mailed, on the third business day following the date on which it is sent by Registered or Certified Mail, return receipt requested, first-class postage prepaid thereon and deposited with any regularly maintained United States Post Office, branch Post Office, Post Office Station or Substation, at the following addresses:

     If to the City:     City of East Chicago
                         4920 Larkspur Drive
                         P.O. Box 394
                         East Chicago, IN 46312
                         Attn:  John Artis, Director

     If to Tenant:       Showboat Marina Partnership
                         Attn:

or to such other address as either party shall specify to the other by similarly given notice.

                          ARTICLE XXI.

                     Limitation of Liability

      The term "the City" as used in this Lease, as far as the covenants and agreements of the City in this Lease are concerned, shall be construed to mean only the holder or holders of the City's interest in this Lease at the time in question. Any transfer or transfers of the City's interest, other than a transfer for security prior to foreclosure thereof, shall be subject to Tenant's prior written approval, which shall not be unreasonably withheld, provided, however, that Tenant's approval shall not be required for a transfer to another entity created or established by the Indiana General Assembly having all of the City's present powers and authority with regard to this Lease and the Leased Premises. Subject to the foregoing, in the event of any transfer of the City's interest, if Tenant receives any executed assignment instrument permitted under the terms of this Lease, wherein the assignee of the City assumes and agrees to perform all of the liabilities and covenants of the City hereunder, then the City herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved, as to occurrences after the date of such transfer, from all duties and obligations relating to the performance of any covenants or agreement on the part of the City to be performed or observed after such transfer. Any funds in which Tenant has an interest and which are in the hands of the City at the time of such transfer shall be turned over to the transferee, and any amount then due and payable to Tenant shall be paid to Tenant by the then transferor. It is the intent of this Article XXI that the provisions of this Lease shall be binding upon the City, its successors and assigns only during and in respect to the respective successive periods of ownership. In any event, and notwithstanding any other provision of this Lease, neither the City (including any successor or the City) nor any member, officer, director, agent, partner, trustee or employee thereof shall be liable in an individual or personal capacity for the performance or nonperformance of any agreement, covenant or obligation of the City contained in this Lease, and the City's liability shall be limited to the value of Leased Premises in its then current condition.

                          ARTICLE XXII.

                             Trustee

     Whenever in Articles XII or XIV of this Lease a "Trustee" is mentioned, or any action by the "Trustee" is required, the following provisions shall apply:

      (a) So long as there exists on the Leased Premises a mortgage or other financing lease, assignment or other financing document given pursuant to Article VI of this Lease, the Provider shall, if it so elects, act as Trustee for purposes of this Lease. Such Provider shall also be entitled to designate any bank, savings bank or savings and loan association having an office in East Chicago, Indiana, to act as Trustee should such Provider elect not to act as Trustee or, having once elected to act as Trustee, elect to cease acting as Trustee and designate a successor Trustee.

      (b) If the Provider elects not to act as Trustee or elects to cease acting as Trustee and does not designate, within ten (10) days of a written request by the City or Tenant, a substitute or successor Trustee, the City and Tenant shall promptly designate by agreement a bank, savings bank or savings and loan association having an office in East Chicago, Indiana, to act as Trustee. If the City and Tenant cannot reach agreement on such designation within thirty (30) days, the determination shall be made by random selection among the Trustees proposed by the City and Tenant; provided, that the City and Tenant shall not submit more than two (2) proposed Trustees each for purposes of such selection.

      (c) In the event that any financing documents then in force do not make provisions as to the duties of the Trustee, the City and Tenant shall enter into an agreement with the Trustee appropriately covering the duties of the Trustee hereunder, upon such terms and conditions as may be reasonably necessary to allow the Trustee to perform its functions as required under this Lease and on such other terms and conditions as such Trustee shall reasonably require; provided, that the City shall not be required to assume any obligations or liabilities other than as provided in this Lease; and provided further, that the Trustee shall be required to turn over any funds held by it to a successor Trustee in the event any successor Trustee is designated pursuant to paragraph (d) of this Article.

      (d) In the event that any Trustee or substitute or successor Trustee fails or refuses to act as required by the provisions of this Lease or the agreement identified in the preceding paragraph, the City and Tenant shall promptly designated by agreement a successor Trustee meeting the requirements of paragraph (b) of this Article and shall enter into an agreement with such successor Trustee as required by paragraph (c) of this Article. If the City and tenant cannot agree on a successor Trustee within fifteen
           (15) days after both receive notice of the Trustee's failure or refusal to act, the determination shall be made by random selection among the Trustees proposed by the City and Tenant, provided that the City and Tenant shall not submit more than two (2) proposed Trustees each for purposes of such selection.

      (e) The fees and charges of every Trustee, substitute Trustee and successor Trustee acting hereunder shall be borne solely by Tenant and shall be paid in such manner and frequency as required by any such Trustee.

      (f) If the Provider shall elect not to act as Trustee, such Provider shall nevertheless be entitled to be a party to any agreement between the City, Tenant and the Trustee.

                         ARTICLE XXIII.

                    Miscellaneous Provisions

      Section 23.01. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each and every term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      Section 23.02. Attorneys' Fees. In the event that either Party should default under any of the provisions of this Lease and the nondefaulting party should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the defaulting party herein contained, the defaulting party hereby agrees that it will on demand therefor pay to the nondefaulting party all reasonable attorneys' fees (including paraprofessional fees) and such other expenses incurred by the nondefaulting party.

      Section 23.03. Force Majeure. In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Lease other than the obligation of Tenant to make the rental payments required under the terms hereof, then except as otherwise provided in this Lease, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after the occurrence of the event or a cause relied on, the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch.

      Section 23.04. No Oral Modification. All prior understandings and agreements between the parties are merged within this Lease, which alone fully and completely sets forth the understanding of the parties, and this Lease may not be changed orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change is sought.

      Section 23.05. Remote Vesting. This Lease and all rights and interests created hereby are intended to comply in all respects with applicable common or statutory law, including the common law Rule Against Perpetuities or analogous statutory restrictions.

      Section 23.06. Covenants to Bind and Benefit Respective Parties. The covenants and agreements herein contained shall bind and inure to the benefit of the City, its successor and assigns, and Tenant, its successors and assigns, but this Section shall not be construed as a consent to any assignment made otherwise then permitted by Article VIII of this Lease.

      Section 23.07. Recordation. The parties hereto, on the request of either of them, shall enter into a memorandum of this Lease, in recordable form, setting forth the identities of the City and Tenant, the date of the expiration of the Term, and such other information as the City and Tenant shall agree upon. Upon any extension hereof, an amendment to such agreement shall be executed and recorded reflecting such renewal and the expiration date thereof.

      Section 23.08. Captions and Table of Contents. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope of intent of this Lease nor in any way affect this Lease. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor supplemental thereto or amendatory thereof.

      Section 23.09. Disclaimer of Relationship. Nothing contained in this Lease, nor any act of the City or Tenant, shall be deemed or construed by any person to create any relationship of limited or general partnership, joint venture or agency relationship between the City and Tenant, nor any third party beneficiary in favor of any person, either with respect to this Lease or with respect to any financing undertaken in connection herewith.

      Section 23.10.  Governing   Law.    This   Lease  and   the
performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Indiana.

      Section 23.11.  Amendments  to Accommodate Financing.   The
City agrees to make all reasonable amendments to this Lease in order to accommodate the requirements of any Provider providing financing to Tenant.

      Section 23.12. Street Vacations and Zoning Matters. The City covenants to use all good faith efforts to remedy any deficiencies in zoning of the Leased Premises which would prevent the development of the Redevelopment Project. The City agrees to undertake, at Tenant's cost and expense, all vacations of streets, highways, alleys, easements or other public ways requested by Tenant to permit the development of the Redevelopment Project and the full realization of its benefits under this Lease.

      IN WITNESS WHEREOF, the City and Tenant have executed this Lease as of the date first above written.

CITY OF EAST CHICAGO               SHOWBOAT MARINA PARTNERSHIP
DEPARTMENT OF REDEVELOPMENT


By:  /s/ Walter M. Matusell        By: /s/ T.C. Bonner
     President, East Chicago
     Redevelopment Commission      Title:  President


Attest:                            Attest:


/s/ Deidrei J. Bugg(?)             /s/ Paul W. Sykes
Secretary, East Chicago            Paul W. Sykes
Redevelopment Commission           Assistant Secretary

                         PROMISSORY NOTE

$9,316,367.05                                     January 1, 1996


           FOR   VALUE   RECEIVED,  Showboat  Indiana  Investment
Limited Partnership, a limited partnership organized and existing under the laws of the State of Nevada ("Maker"), promises to pay to Showboat, Inc., a corporation organized and existing under the laws of the State of Nevada, or order ("Holder"), at 3720 Howard Hughes Parkway, Ste. 200, Las Vegas, NV 89109, or at such other place as Holder may designate in writing, up to the principal balance of Nine Million Three Hundred Sixteen Thousand,
Three   Hundred   Sixty-Seven   and  05/One   Hundredths  Dollars
($9,316,367.05), plus interest as hereinafter provided. Interest shall be calculated on a daily basis (based on a 365-day year), at 14% ("Base Rate"). Principal and interest shall be payable upon the earlier to occur of (i) demand or (ii) December 31, 1996 (the "Maturity Date").

           All payments on this Promissory Note shall be applied first to discharge all accrued but unpaid interest on the unpaid principal balance hereof, and the remainder to be applied to the principal balance. The Holder's acceptance of any payment less than the amount then due shall not, in any manner, effect or prejudice the rights of the Holder to receive the unpaid balance then due and payable.

           The failure to pay the unpaid principal sum on the Maturity Date or the failure to pay any other sum when the same shall become due and payable shall constitute an event of default ("Event of Default") hereunder, and upon the occurrence of an Event of Default, all sums evidenced hereby, including the entire principal balance, all accrued and unpaid interest and all other amounts due hereunder shall, at the election of the Holder, and without demand or notice to maker, become immediately due and payable and the Holder may exercise its rights under this Note, and other rights under applicable law.

           Upon the occurrence of an Event of Default by Maker, the unpaid principal balance, and all accrued and unpaid interest due hereunder and all other costs shall together be treated as the principal balance of this Promissory Note and shall bear interest at the rate of three (3) percentage points per annum greater than the Base Rate (the "Default Rate"), from the date of the Event of Default until the entire principal sum and such interest and costs have been paid in full.

          Maker shall have the right to prepay at any time all or any portion of this Promissory Note without penalty.

           It is not the intent of Holder to collect interest or other loan charges in excess of the maximum amount permitted by Nevada law. If interest or other loan charges collected or to be collected by the Holder exceed any applicable permitted limits then (i) any such interest or other loan charges shall be reduced by the amount necessary to reduce the interest or other loan charges to the permitted limits, and (ii) any sums already collected from the Maker which exceeded permitted limits will be refunded to the Maker. The Holder may choose to make such refund by reducing the principal balance of the indebtedness hereunder or by making a direct payment to the Maker.

           Maker agrees to waiver demand, diligence, presentment for payment and protest, notice of acceleration, extension, dishonor, maturity, protest, and default hereunder. The Holder may accept late or partial payments even though they are marked "payment in full," without losing, prejudicing or waiving any rights hereunder.

           Maker agrees to pay all costs of collection, and all costs of suit and preparation for such suit (whether at trial or appellate level), in the event the unpaid principal sum of this Promissory Note, or any payment of principal or interest is not paid when due.

          No amendment, modification, change, waiver or discharge shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. If any provision hereof is invalid, or unenforceable, the other provisions hereof shall remain in full force and effect and shall be construed to effectuate the provisions hereof. The provisions of this Promissory Note shall be binding and inure to the benefit of the successors and assigns of the parties hereto.

           A waiver by Holder of failure to enforce any covenant or condition of this Promissory Note, or to declare any default hereunder, shall not operate as a waiver of any subsequent default or affect the right of Holder to exercise any right or remedy not expressly waived in writing.

           This Promissory Note shall be construed in accordance with and governed by Nevada law.

           All payments of principal and interest are hereby required to be made in the form of lawful money of the United
States of America.

           Time is of the essence with respect to this Promissory
Note and each and every covenant, condition, term and provision hereof.

           Whenever the context requires or permits, the singular
shall  include the plural, plural shall include the singular  and
the    masculine,   feminine   and   neuter   shall   be   freely
interchangeable.

           IN WITNESS WHEREOF, Maker has executed this Promissory
Note at Las Vegas, Nevada as of the day first above written.

                                   Maker:

                                   SHOWBOAT INDIANA INVESTMENT
                                   LIMITED PARTNERSHIP, a
                                   Nevada limited partnership

                                   ITS GENERAL PARTNER:
                                   SHOWBOAT INDIANA, INC.


                                   By:
                                   Its: